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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant    [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-12


                                   BIW LIMITED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[_]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
              Common Stock, no par value, of BIW Limited

     (2) Aggregate number of securities to which transaction applies:
              1,679,579 shares of Common Stock and options to purchase 57,000 shares of Common Stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              The filing fee was based upon the sum of (A) 1,679,579 shares of Common Stock multiplied by $23.75 per share and (B) options to purchase 57,000 shares of Common Stock with exercise prices at or below $23.75 per share multiplied by $6.35 per share (which is the difference between $23.75 and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .00003070 by $40,251,951.25 (the sum of the preceding sentence).

     (4) Proposed maximum aggregate value of transaction: $40,251,951.25

     (5) Total fee paid: $1,235.74

[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

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

                                   BIW LIMITED
                                230 BEAVER STREET
                             ANSONIA, CT 06401-0426
                                                                __________, 2007
TO OUR STOCKHOLDERS:

You are cordially invited to attend the annual meeting of the stockholders of BIW Limited to be held on Wednesday, September 26, 2007, at 2:00 p.m. local time, at John J. Sullivan's Restaurant, 557 Wakelee Avenue, Ansonia, CT 06401. At the annual meeting, we will ask you to elect eight nominees to serve on our Board of Directors for the ensuing year and ratify the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. as our independent auditors for the year ending December 31, 2007.

At this meeting, you will also be asked to approve the agreement and plan of merger that we entered into on June 29, 2007 with the South Central Connecticut Regional Water Authority and RWA21, Ltd., a wholly-owned subsidiary of the South Central Connecticut Regional Water Authority. As a result of the merger, BIW will become a wholly owned subsidiary of the South Central Connecticut Regional Water Authority. Furthermore, we request that you grant the authority to vote your shares to adjourn or postpone the annual meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of the merger agreement at the time of the annual meeting.

IF THE MERGER IS COMPLETED, YOU WILL RECEIVE $23.75 IN CASH, WITHOUT INTEREST, FOR EACH SHARE OF BIW COMMON STOCK YOU OWN AND YOU WILL HAVE NO ONGOING INTEREST IN THE CONTINUING BUSINESS OF BIW.

Our board of directors has unanimously approved the merger agreement. The board of directors has also unanimously determined that the merger is advisable and that the terms of the merger agreement and the merger are fair to and in the best interests of BIW's stockholders. THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND "FOR" THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. The attached notice of meeting and proxy statement describe the proposed merger and the merger agreement. We urge you to read these materials carefully.

Your vote is important. The merger cannot be completed unless the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of BIW. If you fail to vote on the merger agreement, the effect will be the same as a vote against approval of the merger agreement. Whether you own a few or many shares of BIW stock, it is important that your shares be represented. Whether or not you plan to attend the annual meeting, I urge you to vote by completing, dating, signing and promptly returning the enclosed proxy card to ensure that your shares will be voted at the meeting.


                                                Sincerely,


                                                John S. Tomac
                                                PRESIDENT


  This proxy statement is dated       , 2007, and is first being mailed to BIW
                stockholders beginning on or about       , 2007.

                                   BIW LIMITED

                            -----------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            -----------------------

To the Stockholders of BIW Limited:

     Notice is hereby given that the annual meeting of stockholders of BIW Limited (the "Company") will be held on Wednesday, September 26, 2007, at 2:00 p.m. local time, at John J. Sullivan's Restaurant, 557 Wakelee Avenue, Ansonia, CT 06401, for the following purposes:

     1.   To elect eight directors of the Company to serve for the ensuing year;

     2. To consider and vote on the approval of Dworken, Hillman, LaMorte & Sterczala, P.C. as the Company's independent auditors for the year ending December 31, 2007;

     3. To approve an Agreement and Plan of Merger dated as of June 29, 2007 among the South Central Connecticut Regional Water Authority, RWA21, Ltd. and BIW Limited;

     4. To approve the adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the Agreement and Plan of Merger; and

     5. To transact any other business as may properly come before the meeting or any adjournments or postponements of the meeting.

     Only stockholders of record at the close of business on August 9, 2007 will be entitled to notice of, and to vote at, the annual meeting and any adjournment thereof. Any action on the items of business above may be considered at the annual meeting or any adjournment or postponement thereof.

     We have described the merger agreement and merger in the accompanying proxy statement, which you should read in its entirety before voting. A copy of the merger agreement is attached as Appendix A to this proxy statement.

     If you do not vote in favor of approving the merger agreement, and you otherwise comply with the applicable statutory procedures of Sections 33-855 to 33-872, inclusive, of the Connecticut Business Corporation Act (the "CBCA"), you will be entitled to appraisal rights under Sections 33-855 to 33-872, inclusive, of the CBCA in connection with the merger, and you will be entitled to receive, in lieu of the $23.75 per share merger consideration, payment in cash of the "fair value" of your shares of BIW common stock, plus interest. A copy of Sections 33-855 to 33-872, inclusive, of the CBCA is included as Appendix C to this proxy statement. We also refer you to the information included under the heading "Appraisal Rights" in this proxy statement.

     A list of stockholders entitled to vote at the meeting will be open for inspection by any stockholder, beginning two business days after the date of this notice and continuing through the meeting, at the offices of BIW Limited at 230 Beaver Street, Ansonia Connecticut 06401-0426.


                                             By Order of the Board of Directors


                                             John S. Tomac
                                             PRESIDENT
____________, 2007
Ansonia, Connecticut

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

SUMMARY TERM SHEET............................................................1

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE ANNUAL MEETING................11

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS...................15

INFORMATION CONCERNING THE ANNUAL MEETING....................................16
     DATE, TIME AND PLACE....................................................16
     PURPOSE.................................................................16
     RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE..............................17
     QUORUM REQUIREMENT......................................................17
     VOTE REQUIRED...........................................................17
     SECURITY OWNERSHIP OF MANAGEMENT........................................17
     ABSTENTIONS AND BROKER NON-VOTES........................................17
     PROXIES.................................................................18
     REVOCATION OF PROXIES...................................................18
     PROXY SOLICITATION COSTS................................................18
     APPRAISAL RIGHTS........................................................19

THE MERGER...................................................................20
     BACKGROUND OF THE MERGER................................................20
     RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER.....23
     OPINION OF CARTER CAPITAL CORPORATION...................................26
     EFFECTS OF THE MERGER...................................................30
     INTERESTS OF BIW'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER.......31
     RELATIONSHIP BETWEEN BIW AND RWA........................................33
     MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES...........................34
     ACCOUNTING TREATMENT....................................................36
     SOURCE OF FUNDS.........................................................36
     FEES AND EXPENSES.......................................................36
     REGULATORY REQUIREMENTS.................................................37

THE MERGER AGREEMENT.........................................................38
     THE MERGER..............................................................38
     EXCHANGE OF SECURITIES; MERGER CONSIDERATION............................38
     TIME OF CLOSING.........................................................38
     EXCHANGE AND PAYMENT PROCEDURES.........................................39
     TRANSFERS OF SHARES.....................................................39
     TREATMENT OF STOCK OPTIONS..............................................39
     DISSENTING SHARES.......................................................39
     REPRESENTATIONS AND WARRANTIES..........................................39
     BIW'S COVENANTS.........................................................41
     RWA'S COVENANTS.........................................................44
     ADDITIONAL AGREEMENTS...................................................44
     CONDITIONS TO THE MERGER................................................44
     TERMINATION OF THE MERGER AGREEMENT.....................................46
     TERMINATION FEES........................................................47
     AMENDMENTS..............................................................47

APPRAISAL RIGHTS.............................................................48

COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION...........................52

INFORMATION REGARDING BIW....................................................53

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT OF BIW...........54

INFORMATION REGARDING RWA AND RWA'S MERGER SUBSIDIARY........................57

BIW LIMITED ANNUAL MEETING...................................................58

WHERE YOU CAN FIND MORE INFORMATION..........................................73

DOCUMENTS INCORPORATED BY REFERENCE..........................................73

APPENDICES

Appendix A     Agreement and Plan of Merger dated as of June 29, 2007 among
               South Central Connecticut Regional Water Authority, RWA21, Ltd., and BIW Limited.

Appendix B     Opinion of BIW's Financial Advisor

Appendix C     Appraisal Rights - Sections 33-855 to 33-872, inclusive, of the
               Connecticut Business Corporation Act

                                  ............

     UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "WE," "US," "OUR" AND "BIW" IN THIS PROXY STATEMENT REFER TO BIW LIMITED AND ITS SUBSIDIARIES. WE REFER TO THE SOUTH CENTRAL CONNECTICUT REGIONAL WATER AUTHORITY AS "RWA" AND RWA21, LTD. AS "RWA'S MERGER SUBSIDIARY" IN THIS PROXY STATEMENT.

                               SUMMARY TERM SHEET
                                  ............


     THIS SUMMARY TERM SHEET, TOGETHER WITH THE "QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE ANNUAL MEETING" ON THE PAGES FOLLOWING THIS SUMMARY TERM SHEET, HIGHLIGHT IMPORTANT SELECTED INFORMATION FROM THIS PROXY STATEMENT RELATING TO OUR PROPOSED MERGER WITH RWA'S MERGER SUBSIDIARY. THIS SUMMARY TERM SHEET AND THE FOLLOWING QUESTION AND ANSWER SECTION MAY NOT, HOWEVER, CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO MORE FULLY UNDERSTAND THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE PROXY STATEMENT, INCLUDING THE INFORMATION TO WHICH WE HAVE REFERRED YOU, AND ALL OF THE APPENDICES BEFORE VOTING ON THE PROPOSED MERGER AND MERGER AGREEMENT. WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO MORE COMPLETE DESCRIPTIONS OF THE TOPICS PRESENTED IN THIS SUMMARY TERM SHEET.

COMPANIES INVOLVED IN THE MERGER (PAGES 53 AND 57)

BIW Limited
230 Beaver Street
Ansonia, CT 06401
Telephone:  (203) 735-1888

     BIW is the parent company of Birmingham Utilities, Inc. ("BUI"), a regulated public water service company which collects and distributes water for domestic, commercial, and industrial uses and fire protection in Ansonia, Derby and small parts of the contiguous Town of Seymour, Connecticut, and provides water service for domestic and commercial use in 33 satellite water operations in 16 towns through BUI's wholly-owned subsidiary, Eastern Connecticut Regional Water Company, Inc. ("ECRWC"). Birmingham H2O Services Inc. ("H2O"), BIW's other subsidiary, provides water related services to other water utilities, contractors, and individuals throughout Connecticut. BIW's subsidiaries provide water service to approximately 11,700 customers. BIW common stock is quoted on the American Stock Exchange under the symbol "BIW." BIW was incorporated in Connecticut in 2002.

South Central Connecticut Regional Water Authority
90 Sargent Drive
New Haven CT 06511-5966
Telephone:  (203) 562-4020

RWA is a corporation constituting a public instrumentality and a political subdivision of the State of Connecticut providing water service to approximately 400,000 consumers in 12 cities and towns in the New Haven, Connecticut area. RWA was formed by special act of the Connecticut legislature in 1977.

RWA21, Ltd.
90 Sargent Drive
New Haven CT 06511-5966
Telephone:  (203) 562-4020

     RWA21, Ltd. is a newly-formed Connecticut corporation that is wholly-owned by RWA. RWA21, Ltd. was incorporated on June 28, 2007 in preparation for the proposed merger and has not conducted any business activities to date other than activities incidental to its formation and in connection with the transaction contemplated by the merger agreement.

THE MERGER (PAGE 20)

     o You have been asked to vote to approve a merger agreement providing for the acquisition of BIW by RWA.

     o At the effective time of the merger, RWA's merger subsidiary will merge with and into BIW, and BIW will continue as the surviving corporation. The merger will occur according to the terms and conditions of the merger agreement, which is described in, and is attached to, this proxy statement as Appendix A. You should read the description of the merger agreement in this proxy statement under the heading "The Merger Agreement" and the merger agreement carefully.

     o    If the merger is completed:

          >> You will receive $23.75 in cash for each of your shares of BIW common stock outstanding at the time of the merger unless you exercise and perfect your appraisal rights. This cash payment is referred to as the "merger consideration" in this proxy statement.

          >> Subject to the written consent of BIW's option holders, such holders will receive for each outstanding option held at the time of the merger an amount in cash determined by multiplying (1) the excess of $23.75 over the exercise price per share of the option by (2) the number of shares subject to the option, less any amounts needed to pay any applicable withholding of income or payroll taxes. This cash payment is referred to as the "option consideration" in this proxy statement.

EFFECTS OF THE MERGER (PAGE 30)

     o    As a result of the merger:

          >> BIW will no longer be a public company but will be a wholly-owned subsidiary of RWA;

          >> BIW common stock will no longer be quoted on the American Stock Exchange, price quotations will no longer be available and the registration of BIW common stock, and BIW's reporting obligations under the Securities Exchange Act of 1934 will terminate;

          >> you will no longer be a stockholder of or have any ownership interest in BIW, and therefore you will not be able to participate in any future earnings and growth of BIW, or benefit from any future increases in BIW's value; and

          >> RWA will receive 100% of any future earnings and growth of BIW, and benefit from any future increases in BIW's value, but will also bear 100% of the risk of any future losses of BIW and any future decreases in BIW's value.

VOTE REQUIRED (PAGE 17)

     o The merger agreement must be approved by the holders of a majority of the shares of BIW common stock outstanding as of the record date of the annual meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS (PAGE 16)

     o Our board of directors unanimously approved the merger and the merger agreement, and unanimously recommends that you vote to approve it. Our board of directors also unanimously recommends that you vote for the approval of the proposal to adjourn or postpone the annual meeting, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes in favor of approval of the merger agreement and the merger at the time of the annual meeting. When considering the recommendations of our board of directors, you should be aware that members of our board of directors and our management have interests in the merger other than their interests as BIW stockholders generally.

     o Our board of directors has unanimously determined that the merger is advisable and that the terms of the merger agreement, including the merger consideration of $23.75 per share, are fair to and in the best interests of BIW stockholders.

REASONS FOR THE MERGER (PAGE 23)

     o In reaching its conclusion to approve and recommend the merger agreement, our board of directors considered, among other factors, the following:

          >> The per share merger consideration in relation to historical and market trading prices for BIW common stock and the fact that the merger consideration represents a premium of approximately 40% over the closing sale price for the BIW common stock on the last trading day prior to the approval by our board of directors of the merger agreement;

          >> The merger consideration in relation to the implied value of certain comparable public companies, the implied value of companies acquired in certain precedent transactions, and the implied equity value of BIW based on a discounted cash flow analysis;

          >> The familiarity of the board of directors with the business, operations, financial condition, and prospects of BIW;

          >> The opinion of Carter Capital Corporation that, as of the date of its opinion, and based on and subject to the matters described in the opinion, the merger consideration was fair, from a financial point of view, to holders of BIW common stock, and the financial presentation of Carter Capital in connection with that opinion;

          >> The experience, reputation and financial capabilities of RWA and the likelihood that regulatory and stockholder approval and financing could be obtained;

          >> The fact that the merger agreement must be submitted to BIW's stockholders for approval, which allows for an informed vote of the stockholders on the merits of the transaction, and may be terminated in the event this approval is not obtained, and the fact that appraisal rights are available under Sections 33-855 to 33-872, inclusive, of the Connecticut Business Corporation Act, or CBCA;

          >> The fact that the merger consideration will consist entirely of cash and therefore will not be subject to any market risk prior to closing;

          >> The terms and conditions of the merger agreement, including provisions that permit BIW under certain conditions to terminate the merger agreement to accept a superior proposal;

          >> The fact that there is no condition based on due diligence or fluctuations in general or BIW common stock prices;

          >>   The recommendation of our management with respect to the merger;
               and

          >> The board's belief that it cannot be predicted whether another similarly attractive acquisition opportunity might become available in the future.

OPINION OF CARTER CAPITAL CORPORATION (PAGE 26)

     o Carter Capital Corporation delivered to the board of directors its opinion dated June 29, 2007, that, as of the date of its opinion, and based upon and subject to the matters described in the opinion, the merger consideration to be received by BIW's stockholders in the merger is fair, from a financial point of view, to holders of BIW common stock.

     o Carter Capital's written opinion is attached as Appendix B to this proxy statement. We encourage you to read this opinion carefully in its entirety.

INTERESTS OF BIW'S DIRECTORS AND OFFICERS IN THE MERGER (PAGE 31)

     o In considering the recommendation of our board of directors with respect to the merger agreement and the merger, you should be aware that some of our directors and officers have interests in the merger or have certain relationships, including those referred to below, that may present actual or potential, or the appearance of actual or potential, conflicts of interest in the connection with the merger.

          >> Our directors and officers will receive an aggregate of $8,183,822.50 in merger consideration for their currently-held shares of common stock.

          >> Vested and unvested stock options held by our directors and executive officers will be canceled and cashed out in connection with the merger, meaning that our directors and executive officers will receive cash payments, without interest and less any applicable withholding tax, equal to the product of the excess of $23.75, if any, over the exercise price per share of common stock subject to their options and the number of shares of our common stock subject to their options. As of the record date, our directors and executive officers held, in the aggregate, vested and unvested in-the-money stock options to acquire 42,500 shares of our common stock with a weighted-average exercise price of $16.82 per share. The total aggregate amount of cash payments to be made to our directors and executive officers in connection with the cancellation of their options will be approximately $294,575.

          >> One of our executive officers has entered into an agreement with us that provides certain severance payments and benefits in the event of their termination of employment under certain circumstances. If the merger occurs and if such executive officer terminates employment on the date of the merger, which is currently contemplated, the total cash severance payments to such executive officer would be approximately $378,192.

          >> Certain of our directors and officers will receive bonus payments in consideration of their efforts in connection with the merger. The total aggregate amount of cash payments to be made to our directors and officers in connection with these bonuses will be approximately $379,000.

          >> RWA has agreed in the merger agreement that after the effectiveness of the merger it will (i) provide indemnification for BIW's directors and officers for six years following the date of the merger, (ii) honor BIW's current indemnification obligations to its directors and officers for a period of six years following the date of the merger and (iii) maintain for a six-year period "tail" directors' and officers' liability insurance for each person currently covered by our current directors' and officers' liability insurance policy.

CONDITIONS TO THE MERGER (PAGE 44)

     o Each party's obligation to complete the merger is subject to the satisfaction or waiver of various conditions, including the following:

          RWA and we are obligated to complete the merger only if the following conditions are satisfied or waived:

          >> the merger agreement is approved by our stockholders at the annual meeting;

          >> the merger agreement is approved by RWA's Representative Policy Board (the "RPB")

          >> no government entity has enacted or issued any law, regulation or order making illegal or prohibiting completion of the merger; and

          >>   both RWA and we receive all necessary regulatory approvals.

          We will not be obligated to complete the merger unless the following conditions are satisfied or waived:

          >> RWA's and RWA's merger subsidiary's representations and warranties in the merger agreement are true and correct as of signing and the closing of the merger, except where the failure to be true and correct would not have a material adverse effect on RWA; and

          >> RWA has performed in all material respects all of its obligations required by the merger agreement to be performed before or at the closing of the merger.

          RWA and RWA's merger subsidiary will not be obligated to complete the merger unless the following conditions are satisfied or waived:

          >> our representations and warranties in the merger agreement are true and correct as of signing and the closing of the merger, except where the failure to be true and correct does not have and would not reasonably be expected to have a material adverse effect on BIW;

          >> we have not suffered a material adverse change since the date of the merger agreement;

          >> we have performed in all material respects all of our obligations required by the merger agreement to be performed before or at the closing of the merger;

          >> we have taken the necessary actions to extinguish all rights of the participants under our stock option plans, and we have received a release from each holder of our stock options;

          >> the employment of each of Betsy Henley-Cohn, John Tomac and Jack Keefe with us has been terminated;

          >> we are in a position to consummate, simultaneously with the consummation of the merger, transactions in which we sell substantially all of the assets of ECRWC and certain of the assets of H2O;

          >> RWA is in a position to consummate, simultaneously with the consummation of the merger, the financing necessary to pay the merger consideration; and

          >> Wiggin and Dana LLP, our outside legal counsel, has provided its legal opinion to RWA and RWA's merger subsidiary.

     o The merger will be completed within five business days after the satisfaction or waiver of these conditions, which we anticipate will occur in the fourth quarter of 2007. If these conditions are not satisfied, BIW and/or RWA may be able to terminate the merger agreement.

LIMITATIONS ON CONSIDERING OTHER ACQUISITION PROPOSALS (PAGE 42)

     o We have agreed that, except under certain specified circumstances set forth in the merger agreement, neither we nor our officers, directors, employees, representatives, agents, affiliates and advisors will, directly or indirectly:

          >> solicit, initiate, encourage or facilitate any offer from a third party other than RWA for an alternative transaction to acquire BIW, or any inquiry or proposal that could reasonably be expected to lead to such an inquiry or proposal; or

          >> enter into or participate in any discussions or negotiations concerning such an inquiry or proposal.

     o Notwithstanding the restrictions described above, if, at any time before the approval of the merger agreement by our stockholders, we receive an unsolicited bona fide written acquisition proposal from a third party that our board of directors concludes in good faith is a superior proposal:

          >> we may furnish information concerning BIW to the third party if the third party enters into an appropriate confidentiality agreement with us, our board of directors determines in good faith that failure to provide such information will result in a breach of its fiduciary duties, and we provide reasonable advance notice to RWA prior to providing such information; and

          >> we may engage in discussions or negotiations with the third party if our board of directors determines in good faith that the acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and failure to enter into discussions or negotiations will result in a breach of its fiduciary duties, and we provide reasonable advance notice to RWA prior to entering into such discussions or negotiations.

     o We have agreed to promptly notify RWA after we receive an information request or an offer from a third party for an alternative transaction to acquire BIW, including the identity of the third party making the offer and the material terms and conditions of such offer.

     o The merger agreement also provides that our board of directors (or any committee thereof) will not:

          >> withdraw, modify or change, or propose to withdraw, modify or change, in any manner adverse to RWA, its approval of or recommendation in favor of the merger;

          >> approve or recommend, or propose to approve or recommend, any offer from a third party for an alternative transaction to acquire BIW; or

          >> permit BIW to enter into any agreement or letter of intent relating to an alternative transaction to acquire BIW.

     o Notwithstanding the above, our board of directors may take any of the above actions if our board determines in good faith that the alternative transaction is a superior proposal and that the failure to take such an action is reasonably likely to result in a breach of its fiduciary duties or other responsibilities under applicable law.

     o However, we may not proceed to take any of the above actions until we provide RWA written notice of our receipt of the superior proposal, the material terms and conditions of the superior proposal and give RWA five business days to modify its proposal so that our board of directors is able to proceed on its positive recommendation of the merger to our stockholders.

     o If our board of directors decides to move forward with an alternative transaction, we may be required to pay a termination fee of $1,000,000 to RWA.

TERMINATION OF THE MERGER AGREEMENT (PAGE 46)

     RWA and we can terminate the merger agreement under certain circumstances, including:

     o    by mutual written consent;

     o by either RWA or us if the merger has not been completed by December 31, 2007, which may be extended to February 29, 2008 under certain circumstances, provided that the terminating party's failure to fulfill any obligation under the merger agreement is not the cause of the merger not being completed;

     o by either RWA or us if any governmental restraint prohibiting the completion of the merger is in effect and has become final and nonappealable or if any governmental approval necessary to complete the merger is not obtained;

     o by either RWA or us if our stockholders do not approve the merger at the annual meeting or if the RPB does not approve the merger;

     o by either RWA or us if the Connecticut Department of Public Utility Control ("DPUC") places conditions, restrictions or covenants on the RWA, the purchasers of the assets of ECRWC and H2O or us, which would be reasonably likely to have a material adverse effect on such party;

     o by us, if our board of directors approves a superior proposal to acquire BIW and BIW has complied with certain procedures set forth in the merger agreement; or

     o by RWA, if our board of directors takes or resolves to take certain actions in favor of an alternative transaction to acquire BIW.

TERMINATION FEES AND EXPENSES (PAGE 47)

     o The merger agreement provides that regardless of whether the merger is completed, RWA will reimburse BIW for certain legal expenses up to $100,000, and all other fees and expenses incurred by the parties in connection with the merger will be borne by the party incurring such fees and expenses, except that RWA may be required to reimburse us for certain of our expenses if the merger agreement is terminated under certain circumstances.

     o The merger agreement provides that, in certain circumstances, we may be required to pay RWA a termination fee of $1,000,000.

     o The merger agreement provides that, in certain circumstances, RWA may be required to pay us a termination fee of $1,500,000.

SECURITY OWNERSHIP OF MANAGEMENT (PAGE 54)

     o BIW's directors have entered into a voting agreement pursuant to which they have agreed to vote their shares of BIW common stock in favor of the merger agreement.

     o As a result of this contractual obligation, approximately 22% of BIW's outstanding common stock will be voted in favor of the merger agreement.

REGULATORY REQUIREMENTS (PAGE 37)

     o The merger may not be completed until the DPUC and the RPB approve the merger and the other transactions contemplated in the merger agreement. BIW and RWA submitted a joint application to the DPUC on July 13, 2007, and the RWA submitted an application to the RPB on July 18, 2007. In their joint application to the DPUC, BIW and RWA requested that the DPUC issue its final order with respect to the merger on or before October 15, 2007. The RPB's rules of practice require it to respond to the RWA's application within 150 days of the filing date of the application to the RPB.

APPRAISAL RIGHTS (PAGE 48)

     o If you do not wish to accept the $23.75 per share merger consideration in the merger and you do not vote in favor of the merger agreement, you have the right under Connecticut law to seek a judicial appraisal of your shares to determine the "fair value" of your shares, in lieu of the $23.75 merger consideration if the merger is completed. This value could be more than, less than, or the same as the merger consideration.

     o We refer you to the information under the heading "Appraisal Rights" in this proxy statement and to the applicable Connecticut statutes attached as Appendix C to this proxy statement for information on how to exercise your appraisal rights. FAILURE TO FOLLOW EXACTLY ALL OF THE STEPS REQUIRED UNDER CONNECTICUT LAW WILL RESULT IN THE LOSS OF YOUR APPRAISAL RIGHTS.

SOURCE OF FUNDS (PAGE 36)

     o RWA estimates that the total amount of funds necessary to pay the merger consideration and option consideration of $40.25 million, refinance our existing debt obligations, and pay certain taxes and expenses incurred by RWA and BIW in connection with the merger and related transactions is approximately $76 million. RWA intends to obtain these funds through the issuance of tax-exempt municipal bonds. Simultaneous with the execution of the merger agreement on June 29, 2007, RWA entered into an option agreement with Deutsche Bank Securities, Inc., pursuant to which Deutsche Bank agreed, upon the exercise of an option granted to RWA and subject to the terms and conditions set forth in the option agreement, to purchase not less than $75,965,000 of RWA's bonds at a fixed rate of interest of 4.8897 percent. The availability of the tax-exempt bond financing contemplated by the option agreement is subject to the RPB's approval of the merger and the bond issuance.

     o    The merger is conditioned upon RWA obtaining such financing.

THE ANNUAL MEETING OF BIW'S STOCKHOLDERS (PAGE 58)

     o The annual meeting will be held to elect eight directors to serve for the ensuing year, consider and vote upon the approval of Dworken, Hillman, LaMorte & Sterczala, P.C. as BIW's independent auditors for the year ending December 31, 2007, the proposal to approve the merger agreement and the proposal to grant the authority to vote your shares to adjourn or postpone the annual meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes in favor of the approval of the merger agreement at the time of the annual meeting. The annual meeting will be held at John J. Sullivan's Restaurant, 557 Wakelee Avenue, Ansonia, CT 06401, on Wednesday September 26, 2007, at 2:00 p.m., local time.

     o You are entitled to vote at the annual meeting if you owned shares of BIW common stock on August 9, 2007, the record date for the annual meeting. You will have one vote at the annual meeting for each share of BIW common stock you owned on the record date. There are 1,679,579 shares of BIW common stock entitled to be voted at the annual meeting.

     o To vote, you must either (1) complete, sign, date and return the enclosed proxy card or (2) attend the annual meeting and vote in person. If your shares are held in "street name" by your broker, bank or other nominee, you should instruct your broker to vote your shares by following the instructions provided by your broker. Your broker will not vote your shares with respect to approval of the merger agreement without instruction from you. Remember, if you fail to instruct your broker to vote your shares, it has the same effect as a vote "against" the approval of the merger agreement.

     o Assuming a quorum is present, (1) the election of directors requires a plurality of the votes cast by the outstanding shares of BIW common stock entitled to vote and present, in person or by proxy, at the annual meeting, (2) the proposals regarding our independent auditor and adjournment of the meeting will be approved if the number of votes cast in favor of each such proposal exceeds the number of votes cast against such proposal, and (3) approval of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of BIW common stock. In the absence of a quorum at the meeting, the meeting may be adjourned to another date upon the affirmative vote of a majority of shares of BIW common stock present, in person or by proxy, at the annual meeting.

SURRENDER OF CERTIFICATES

     o As soon as reasonably practical after the effective time of the merger, BIW stockholders will be mailed a letter of transmittal and instructions specifying the procedures to be followed to surrender their shares of BIW common stock in exchange for the merger consideration. BIW stockholders should not submit their stock certificates for exchange until they receive the letter of transmittal and instructions. When BIW stockholders surrender their stock certificates along with the properly executed letter of transmittal, they will receive the merger consideration.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGE 34)

     o For U.S. federal income tax purposes, you will be taxed on your receipt of the $23.75 in cash per share to the extent that the amount you receive exceeds your tax basis in your shares.

     o Because determining the tax consequences of the merger can be complicated, you should consult your tax advisor in order to understand fully how the merger will affect you.

QUESTIONS ABOUT THE MERGER

     o If you have more questions about the merger or would like additional copies of this proxy statement, you should contact:

                            John S. Tomac, President
                                   BIW Limited
                                230 Beaver Street
                                Ansonia, CT 06401
                                 (203) 735-1888

     o The following pages present answers to some of the more commonly asked questions about the merger and the annual meeting.

          QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE ANNUAL MEETING

                                -----------------

Q:   WHY AM I RECEIVING THIS PROXY STATEMENT?

A. We have entered into a merger agreement with RWA and RWA's merger subsidiary. Under the merger agreement, BIW will become a wholly-owned subsidiary of RWA and our common stock will no longer be listed on the American Stock Exchange. A copy of the merger agreement is attached to this proxy statement as Appendix A. This proxy statement constitutes BIW's proxy statement for its annual stockholder meeting at which BIW's stockholders will vote on, among other things, the merger. You should read this proxy statement and the appendices carefully. The enclosed proxy card allows you, as our stockholder, to vote your shares without attending the annual meeting.

Q:   WHEN AND WHERE IS THE ANNUAL MEETING?

A: The annual meeting of stockholders will be held on Wednesday, September 26, 2007, at 2:00 p.m. local time, at John J. Sullivan's Restaurant, 557 Wakelee Avenue, Ansonia, CT 06401.

Q:   WHAT MATTERS WILL BE VOTED ON AT THE ANNUAL MEETING?

A: You will vote on the election of directors of BIW, a proposal to approve our independent auditors for the year ending December 31, 2007, a proposal to approve the merger agreement, and a proposal to adjourn or postpone the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the merger agreement.

Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: You will be entitled to receive $23.75 in cash for each share of BIW common stock you own at the effective time of the merger, unless you exercise and perfect your appraisal rights.

Q:   WHAT DO I NEED TO DO NOW?

A: We urge you to read carefully and consider the information contained in this proxy statement. In addition, you should complete, sign and date the enclosed proxy card and return it in the enclosed postage-prepaid return envelope as soon as possible so that your shares of BIW common stock may be represented at the annual meeting.

Q:   WHAT HAPPENS IF I DO NOT RETURN A PROXY CARD?

A: The failure to return your proxy card, an abstention from voting or a broker non-vote will have the same effect as a vote against the proposal to approve the merger agreement.

Q:   MAY I VOTE IN PERSON? (PAGE 59)

A: Yes. You may vote in person at the meeting, rather than signing and returning your proxy card, if you own shares in your own name. However, we encourage you to return your signed proxy card to ensure that your shares are voted. You may also vote in person at the annual meeting if your shares are held in "street name" through a broker or bank if you bring a legal proxy from your broker or bank and present it at the annual meeting.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD? (PAGE 59)

A: Yes. You may revoke your proxy any time before the annual meeting by any one of the following three methods:

     o giving written notice to our Secretary of your revocation bearing a later date than your proxy at or before the vote at the annual meeting;

     o delivering to our Secretary a duly executed proxy relating to the same shares and bearing a later date at or before the vote at the annual meeting; or

     o attending the annual meeting and voting in person. You should note, however, that merely attending the annual meeting in person without casting a vote at the meeting will not alone constitute a revocation of a proxy.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME? (PAGE 59)

A: Generally, your broker will not have the power to vote your shares. Your broker will vote your shares only if you provide your broker with instructions on how to vote. Any failure to instruct your broker on how to vote in favor of the merger agreement will have the effect of a vote "against" the merger agreement. You should follow the directions provided by your broker on how to instruct your broker to vote your shares.

Q: WHAT VOTE OF THE STOCKHOLDERS IS REQUIRED TO APPROVE THE MERGER AGREEMENT? (PAGE 59)

A: Approval of the merger agreement requires the affirmative vote of a majority of the shares of BIW common stock outstanding as of August 9, 2007. A failure to vote or to provide your broker with instructions on how to vote, or a vote to abstain, will have the same effect as a vote "against" the merger agreement.

     All of BIW's directors have executed a voting agreement pursuant to which they have agreed to vote their shares of BIW common stock in favor of the merger agreement, and certain of their affiliates intend to vote their shares in favor of the merger agreement. As a result, approximately 23% of outstanding BIW common stock will be voted in favor of the merger agreement. Accordingly, in excess of an additional 27% of outstanding BIW common stock must be voted in favor of the merger agreement for its approval.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE IN FAVOR OF THE MERGER AGREEMENT? (PAGE 23)

A: BIW's board of directors has unanimously determined that the merger is advisable and that the terms of the merger agreement and the merger are fair to and in the best interests of BIW's stockholders. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE TO APPROVE IT. For more information, we refer you to "The Merger--Background of the Merger" and "--Recommendation of the Board of Directors and Reasons for the Merger."

Q: IS THE MERGER CONTINGENT UPON APPROVAL AT THE ANNUAL MEETING OF ANY OF THE PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING OTHER THAN THE PROPOSAL TO APPROVE THE MERGER AGREEMENT?

A:   No.

Q:   WHAT WILL HAPPEN TO MY BIW STOCK OPTIONS? (PAGE 31)

A: If you own options to purchase shares of BIW common stock at the effective time of the merger, all outstanding options will become fully vested and, if you consent in writing, you will be entitled to receive, for each option, an amount in cash determined by multiplying: (1) the excess, if any, of $23.75 over the per share exercise price of that option, by (2) the number of shares subject to that option. The amount you will receive, however, will be reduced to the extent of any federal and state income and payroll tax withholding that is due.

Q:   WHAT WILL HAPPEN TO THE MARKET FOR BIW COMMON STOCK AFTER THE MERGER?

A: At the effective time of the merger, trading in BIW common stock on the American Stock Exchange will cease. Price quotations for BIW common stock will no longer be available and the registration of BIW common stock, and BIW's reporting obligations, under the Securities Exchange Act of 1934 will terminate.

Q:   WHAT HAPPENS IF I SELL MY SHARES BEFORE THE ANNUAL MEETING?

A: The record date for the annual meeting is earlier than the expected completion date of the merger. If you held your shares of BIW common stock on the record date but have transferred those shares after the record date and before the merger, you may retain your right to vote at the annual meeting but not the right to receive the merger consideration. This right to receive the merger consideration will pass to the person to whom you transferred your shares of BIW common stock.

Q:   WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: The exchange of your shares for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under state, local, foreign and other tax laws. For more information, we refer you to "The Merger -- Material U.S. Federal Income Tax Consequences." We encourage you to consult with your own tax advisor for any questions you may have on the tax consequences of the merger, especially if you own BIW stock options.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. Assuming we obtain stockholder approval and all required regulatory approvals, we expect to complete the merger during the fourth quarter of 2007.

Q:   WHO WILL BEAR THE COST OF THIS SOLICITATION?

A: BIW will bear the cost of this solicitation, which will be made primarily by mail. Proxies may also be solicited in person, or in telephone or similar means, by BIW's directors, officers or employees without additional compensation. BIW will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expense in sending proxy materials to the beneficial owners of the shares they hold of record.

Q:   WHAT RIGHTS DO I HAVE IF I OPPOSE THE PROPOSED MERGER AGREEMENT? (PAGE 48)

A: If you oppose the proposed merger agreement, do not vote in favor of the merger and the merger is completed, you may dissent and seek appraisal of the fair value of your shares under Connecticut law. You must, however, comply exactly with all of the required procedures explained under the heading "Appraisal Rights" in this proxy statement and in Appendix C to this proxy statement.

Q:   SHOULD I SEND IN MY BIW STOCK CERTIFICATES NOW? (PAGE 39)

A: No. Soon after the merger is completed, the exchange agent will send you written instructions explaining how to exchange your BIW stock certificates for cash.

Q: WHEN WILL I RECEIVE THE CASH CONSIDERATION FOR MY SHARES OF BIW COMMON STOCK? (PAGE 39)

A: After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to surrender your shares for the cash consideration paid in the merger. When you properly return and complete the required documentation described in the written instructions, you will promptly receive from the exchange agent a payment of the cash consideration for your shares.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

                              --------------------

     This proxy statement contains or incorporates by reference certain statements concerning our expectations about future results or events, which are "forward-looking statements". When used in this proxy statement, words such as "anticipate," "believe," "estimate," "expect," and "forecast" as they relate to us or our management are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995, and are necessarily subject to risks and uncertainties. Actual results may differ materially from those reflected in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and are subject to the risks and uncertainties inherent in general industry and market conditions, general economic conditions, and other factors. Important factors which could cause our actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by BIW, including our most recent periodic filings on Forms 10-K, 10-Q and 8-K and the following:

     o risks associated with the closing of the merger, including the possibility that the merger may not occur due to the failure of the parties to satisfy the conditions in the merger agreement;

     o    the failure of BIW to obtain required stockholder approval;

     o    the failure of RWA to obtain required RPB approval;

     o    the failure of RWA to obtain the necessary bond financing;

     o the inability of BIW to complete the transfer of the assets of ECRWC or certain assets of H2O;

     o the inability of the parties to secure required governmental consents to and authorizations for the merger;

     o the occurrence of an event that would cause a material adverse change to BIW as described in the merger agreement; and

     o the effect of the announcement of the merger on our customer and supplier relationships, operating results and business generally, including our ability to retain key employees.

     These and other factors may cause our actual results to differ materially from any forward-looking statement.

     Except as required by law, we do not undertake any obligation to update or keep current either (i) any forward-looking statement to reflect events or circumstances arising after the date of such statement, or (ii) the important factors that could cause our future results to differ materially from historical results or trends, results anticipated or planned by us, or which are reflected from time to time in any forward-looking statement.

                    INFORMATION CONCERNING THE ANNUAL MEETING

                              --------------------

DATE, TIME AND PLACE

     This proxy statement is furnished in connection with the solicitation of proxies by BIW's board of directors for an annual meeting of stockholders to be held on September 26, 2007, at 2:00 p.m. local time, at John J. Sullivan's Restaurant, 557 Wakelee Avenue, Ansonia, CT 06401.

PURPOSE

     At the annual meeting, you will be asked to elect eight directors of BIW, ratify the appointment of our independent auditors for the year ending December 31, 2007, approve the merger agreement and, if there are not sufficient votes in favor of approval of the merger agreement, to adjourn or postpone the annual meeting to a later date to solicit additional proxies. A copy of the merger agreement is attached as Appendix A to this proxy statement.

     The board of directors of BIW has unanimously determined that the merger is advisable and that the terms of the merger agreement are fair to and in the best interests of BIW's stockholders and has unanimously approved the merger agreement and the merger. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT AND "FOR" THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES. THE BOARD OF DIRECTORS ALSO DEEMS THE PROPOSALS REGARDING THE ELECTION OF DIRECTORS AND RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT AUDITOR TO BE IN THE BEST INTERESTS OF BIW AND OUR STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSALS.

     In considering the recommendation of BIW's board of directors, you should be aware that, as discussed in more detail under the heading "The Merger--Interests of BIW's Directors and Executive Officers in the Merger," some of BIW's directors and officers have interests in the merger or have certain relationships that may present actual or potential, or the appearance of actual or potential, conflicts of interest in the connection with the merger.

     To review the background and reasons for the merger in greater detail, we refer you to the information under the heading "The Merger--Background of the Merger" and "--Recommendation of the Board of Directors and Reasons for the Merger."

     You may be asked to consider other matters that may properly come before the annual meeting and any postponements or adjournments of the meeting. It is not anticipated that any other matters will be brought before the annual meeting. If other matters should properly come before the annual meeting, however, the holders of proxies solicited hereby will vote on such matters in their discretion, unless you withhold such authority. In the event that a quorum is not present at the annual meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. If any adjournment or postponement is made and the adjournment proposal has been approved, we may solicit additional proxies during the adjournment period.

     If the annual meeting is adjourned to a different place, date or time, BIW need not give notice of the new place, date or time if the new place, date or time is announced at the meeting before adjournment or postponement, unless a new record date is or must be set for the adjourned meeting. Our board of directors must fix a new record date if the meeting is adjourned to a date more than one hundred twenty (120) days after the original meeting date. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow BIW stockholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed.

RECORD DATE; STOCKHOLDERS ENTITLED TO VOTE

     We have fixed the close of business on August 9, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. As of that date, there were 1,679,579 shares of BIW common stock outstanding and eligible to vote. Each share of BIW common stock is entitled to one vote on each matter to be voted on at the annual meeting.

QUORUM REQUIREMENT

     A quorum of stockholders is necessary for each action to be voted on at the annual meeting. Under our bylaws, a quorum is present at the annual meeting if a majority of the voting power of all shares entitled to vote at the meeting is present in person or by proxy. In the event that a quorum is not present at the annual meeting to vote on the merger, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. For purposes of determining the presence or absence of a quorum, votes withheld, abstentions (properly signed proxies marked "abstain") and "broker non-votes" (properly signed proxies held by brokers in street name on behalf of customers who have not provided their brokers with specific voting instructions on nonroutine matters) will be counted as present.

VOTE REQUIRED

     Assuming a quorum is present, (1) the election of directors requires a plurality of the votes cast by the outstanding shares of BIW common stock entitled to vote and present, in person or by proxy, at the annual meeting, (2) the proposals regarding our independent auditor and adjournment of the meeting will be approved if the number of votes cast in favor of each such proposal exceeds the number of votes cast against such proposal, and (3) approval of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of BIW common stock. In the absence of a quorum at the meeting, the meeting may be adjourned to another date upon the affirmative vote of a majority of shares of BIW common stock present, in person or by proxy, at the annual meeting.

SECURITY OWNERSHIP OF MANAGEMENT

     All of BIW's directors and named executive officers have signed a voting agreement that obligates them to vote their shares of BIW common stock in favor of the merger agreement, and certain of their affiliates intend to vote in favor of the merger agreement. Accordingly, approximately 23% of BIW common stock outstanding as of the record date of the annual meeting will be voted in favor of approval of the merger agreement.

ABSTENTIONS AND BROKER NON-VOTES

     Only shares affirmatively voting for the approval of the merger agreement, including properly executed proxies that do not contain voting instructions, will be counted as voting for that proposal. If you abstain from voting, it will have the same legal effect as a vote against the approval of the merger agreement.

     Brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners, such as the election of directors, the ratification of our independent auditors and the adjournment the meeting, if necessary.

Under American Stock Exchange rules, however, these brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, like approving the merger agreement. A "broker non-vote" occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Properly executed broker non-votes will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists and will have the same effect as votes against the merger agreement.

PROXIES

     This proxy statement is being mailed to our stockholders beginning on or about ___________, 2007 in connection with the solicitation of proxies by the board of directors for use at the annual meeting.

     Your vote is important. A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, TO MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States.

     Proxies will be voted as specified by you. Signed proxies that lack any specification will be voted in favor of the approval of the various proposals to be voted on at the annual meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE DIRECTORS NAMED IN THIS PROXY STATEMENT, "FOR" RATIFICATION OF OUR INDEPENDENT AUDITOR, "FOR" APPROVAL OF THE MERGER AGREEMENT AND "FOR" THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

REVOCATION OF PROXIES

     Any stockholder giving a proxy may revoke it at any time prior to its use at the annual meeting by using any one of the following three methods:

     o giving written notice to our Secretary of your revocation bearing a later date than your proxy at or before the vote at the annual meeting;

     o delivering to our Secretary a duly executed proxy relating to the same shares and bearing a later date at or before the vote at the annual meeting; or

     o attending the annual meeting and voting in person. You should note, however, that merely attending the annual meeting in person without casting a vote at the meeting will not alone constitute a revocation of a proxy.

PROXY SOLICITATION COSTS

     The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding this material to the beneficial owners of BIW common stock will be borne by BIW. BIW's directors, officers and employees may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile, personal conversation or otherwise. BIW may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of BIW common stock.

     BIW may decide to retain a proxy solicitation firm for assistance in connection with the solicitation of proxies for the annual meeting. If BIW retains a proxy solicitation firm, it anticipates that the costs it will incur will be approximately $10,000 plus reimbursement of reasonable out-of-pocket expenses.

APPRAISAL RIGHTS

     Stockholders on the record date who do not vote in favor of the merger agreement, who deliver to BIW before the vote on the merger agreement a written notice of intent to demand the fair value of their shares and comply exactly with the other statutory requirements of Sections 33-855 to 33-872, inclusive, of the CBCA, will be entitled to appraisal rights. If you vote in favor of the merger agreement, you will waive your appraisal rights. A copy of the Connecticut appraisal statutes are attached as Appendix C to this proxy statement and are described in more detail in this proxy statement under the heading "Appraisal Rights."

                                   THE MERGER

                              --------------------

     THIS SECTION DESCRIBES MATERIAL ASPECTS OF THE MERGER. THE MERGER AGREEMENT ITSELF, WHICH IS THE DEFINITIVE DOCUMENT GOVERNING THE MERGER, IS DESCRIBED UNDER "THE MERGER AGREEMENT" BEGINNING ON PAGE 38. WHILE BIW BELIEVES THAT THE DESCRIPTION COVERS THE MATERIAL TERMS OF THE MERGER AND THE MERGER AGREEMENT, THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS REFERRED TO IN THIS PROXY STATEMENT FOR A MORE COMPLETE UNDERSTANDING OF THE MERGER AND THE MERGER AGREEMENT.

     BIW's stockholders are being asked to consider and act upon a proposal to approve the merger agreement. The merger agreement provides for the acquisition of all the outstanding shares of common stock of BIW for $23.75 in cash per share of common stock. The merger will not be completed unless the merger agreement is approved by the required affirmative vote of our stockholders.

BACKGROUND OF THE MERGER

     BIW has considered several opportunities for acquisitions, and has from time-to-time engaged in preliminary discussions and negotiations with potential acquirers. BIW has recently considered preliminary proposals from two potential acquirers.

     In 2004, BIW and RWA began negotiations regarding an acquisition of BIW by RWA, but the two parties did not enter into a formal agreement.

     In December of 2006, David Silverstone of RWA telephoned Betsy Henley-Cohn of BIW to inquire about the possibility of RWA acquiring BIW. Ms. Henley-Cohn notified Mr. Silverstone that BIW had significant concerns about entering into negotiations with RWA because of the failed negotiations that took place between BIW and RWA in 2004 and the cost incurred by BIW in connection with the negotiation process.

     On February 1, 2007, Ms. Henley-Cohn and John Tomac of BIW met with John Crawford, a consultant to RWA, at the offices of Ms. Henley-Cohn in North Haven, Connecticut, to discuss the RWA's potential interest in acquiring BIW.

     On February 14, 2007, Ms. Henley-Cohn and B. Lance Sauerteig of BIW met with Mr. Crawford at the New Haven Lawn Club to discuss the conditions under which BIW would consider a bid from the RWA.

     On February 27, 2007, Ms. Henley-Cohn and Mr. Tomac met with Mr. Crawford to further discuss the potential acquisition of BIW by RWA. Ms. Henley-Cohn and Mr. Tomac also met with representatives of Janney Montgomery Scott to discuss the possibility of a new equity offering of BIW.

     On March 7, 2007, BIW's board of directors held a meeting at which at which Ms. Henley-Cohn notified BIW's board of directors regarding RWA's interest in acquiring BIW. The board agreed to move forward with exploring the opportunity at the strategic level.

     On March 12, 2007, Ms. Henley-Cohn and Messrs. Tomac and Crawford met at the offices of Ms. Henley-Cohn's to continue discussions on the broad terms of the potential acquisition agreement.

     On March 29, 2007, Ms. Henley-Cohn and Messrs. Tomac and Crawford met at the offices of Mr. Crawford to continue to refine the broad terms of the acquisition agreement.

     On April 9, 2007, Mr. Crawford delivered a letter to Ms. Henley-Cohn summarizing the next steps in the negotiation process. In addition, Mr. Crawford stated in the letter that RWA would deliver a letter to BIW by April 30, 2007 indicating a very narrow per share price range BIW would be willing to pay for BIW's common stock. Furthermore, Mr. Crawford articulated RWA's offer to pay BIW $50,000 of its legal fees incurred in connection with the negotiation of a letter of intent and an additional $50,000 of its legal fees incurred in connection with the negotiation of a definitive merger agreement.

     On April 13, 2007, Ms. Henley-Cohn and Messrs. Tomac and Crawford met at Mr. Crawford's office to discuss other issues regarding the potential acquisition, including employee matters.

     On April 24, 2007, BIW's board of directors held a meeting at which the potential transaction was discussed. At this meeting, the board determined that all major issues and contingencies arising in connection with the 2004 negotiations were addressed and discussed, and that the Company should proceed directly to the drafting of a definitive merger agreement, assuming a satisfactory price could be negotiated.

     On April 30, 2007, David Silverstone, RWA's President and Chief Executive Officer, delivered a letter to Ms. Henley-Cohn expressing the RWA's interest in acquiring all of the outstanding shares of BIW common stock at a cash purchase price between $23.50 and $24.00 per share. In the letter, RWA offered to pay up to $100,000 of BIW's legal fees incurred in connection with the negotiation of a definitive transaction agreement.

     On May 2, 2007, BIW's board of directors held a meeting at which RWA's offer was discussed. The board of directors determined to continue discussions concerning the potential acquisition by responding to RWA's April 30, 2007 letter, and appointed an acquisition committee of the board consisting of Ms. Henley-Cohn, Mr. Tomac, and Mr. Sauerteig to coordinate discussions concerning a potential transaction.

     On May 4, 2007, Ms. Henley-Cohn delivered a letter to Mr. Silverstone notifying him that the terms and conditions set forth in the April 30, 2007 were generally acceptable to BIW. In her letter, Ms. Henley-Cohn asked Mr. Silverstone for clarification that the per share price should be $24.00, and ask for additional clarification with respect to certain other deal terms.

     On May 10, 2007, the acquisition committee of the board and William Perrone and Michael Pych of Wiggin and Dana LLP, BIW's outside legal counsel, met with Mr. Crawford and Richard Smith, Paul McCary and Diana Kleefeld of Murtha Cullina LLP, RWA's outside counsel, at the New Haven offices of Murtha Cullina. At the meeting, the parties discussed certain deal terms, and BIW and RWA entered into a Mutual Non-Disclosure Agreement.

     On May 11, 2007, at a meeting of BIW's Audit Committee, Mr. Sauerteig provided the committee with an update on the potential transaction with the RWA.

     On May 16, 2007, Ms. Henley-Cohn and Mr. Sauerteig met with Mr. Crawford at Mr. Crawford's office to discuss the open issues relating to the potential transaction.

     On May 16, 2007, Wiggin and Dana, acting on behalf of BIW, circulated to RWA an initial draft of the merger agreement.

     On May 22, 2007, Mr. Smith circulated to BIW a list of issues concerning BIW's initial draft of the merger agreement.

     On May 23, 2007, at a meeting of BIW's pension committee, Mr. Sauerteig provided the committee members with an update of the proposed transaction with RWA.

     On May 24, 2007, the acquisition committee of the board, Messrs. Perrone and Pych, Mr. Crawford, John Muus of Stone and Youngberg, RWA's bond underwriter, Mr. Smith and Ms. Kleefeld met at the New Haven offices of Wiggin and Dana LLP.

     On May 30, 2007, Mr. Crawford called Ms. Henley-Cohn and discussed RWA's offer of $23.75 per share.

     On May 30, 2007, BIW's board of directors held a meeting at the New Haven offices of Wiggin and Dana LLP, at which Mr. Sauerteig reported to the board the progress of the negotiations with the RWA and the remaining unresolved issues. BIW's board of directors approved the $23.75 share price in principle, and authorized the acquisition committee to continue to negotiate the final terms of the transaction.

     From May 30 to June 28, 2007, the parties continued to negotiate the definitive merger agreement, discuss drafts of the disclosure schedule to be delivered pursuant to the merger agreement, and discuss additional due diligence materials provided by BIW.

     On June 13, 2007, Mr. Tomac and Jack Keefe met with Eric Thornburg, Maureen Westbrook, David Benoit, Terry O'Neill, Tom Marston and Dan Lensiescki of The Connecticut Water Company ("CWC"), the potential purchaser of the assets of ECRWC and H2O, to discuss the employment of ECRWC employees with CWC following the completion of the merger, as well as certain ongoing "Eastern Division" projects.

     On June 18, 2007, BIW retained Carter Capital Corporation to render a fairness opinion in connection with the potential transaction between RWA and BIW.

     On June 19, 2007, Messrs. Thornburg and Crawford met at the offices of CWC to discuss the details of the acquisition by CWC of the ECRWC and H2O assets. Mr. Tomac was available by telephone to discuss the matter with Messrs. Thornburg and Crawford.

     On June 22, 2007, Carter Capital conducted management interviews as part of its due diligence in connection with its fairness opinion analysis.

     On June 28, 2007, information packages were delivered to each of the directors for a special board meeting to be held on the morning of June 29, 2007 to formally consider the definitive merger agreement. The board packages included copies of the definitive merger agreement.

     On June 29, 2007, the BIW board held a special board meeting. The purpose of this meeting was to consider the definitive merger agreement and the transactions contemplated by the merger agreement. All board members were in attendance along with, at the invitation of the board, Mr. Perrone and Sigrid Kun of Wiggin and Dana LLP, and Charles Seccombe, BIW's Director Emeritus. At this meeting, Messrs. Sauerteig and Perrone summarized the terms and conditions of the merger agreement. Michael Carter of Carter Capital discussed the financial aspects of the proposed merger and the procedures that it had undertaken to evaluate the fairness, from a financial point of view, to BIW's stockholders of the merger consideration to be received by such holders pursuant to the merger agreement, and responded to questions from BIW board members. At the conclusion of its presentation, Carter Capital delivered its oral opinion to the effect that, as of such date, the $23.75 per share in cash to be received by BIW stockholders was fair from a financial point of view. Following a discussion of a number of issues related to the merger agreement and of both positive and negative factors bearing on whether the merger should be approved, the BIW board of directors unanimously (i) approved the merger agreement, (ii) determined that the merger was advisable and that the terms of the merger and the merger agreement were fair to, and in the best interests, of BIW's stockholders, (iii) recommended that BIW's stockholders vote in favor of the approval of the merger agreement and the merger, and (iv) considered and approved the agreements concerning the sale of the of substantially all of the assets of ECRWC to CWC and the sale of certain assets of H2O to New England Water Utility Services, Inc., an affiliate of CWC.

     On June 29, 2007, shortly after BIW's board meeting, the RWA's five-member authority also approved the merger agreement, and RWA, RWA's merger subsidiary and BIW signed the merger agreement. Concurrently with the execution of the merger agreement, BIW entered into asset purchase agreements with each of CWC and its affiliate, New England Water Utility Services, Inc., regarding the sale of substantially all of the assets of ECRWC and certain assets of H2O, respectively. Later that day BIW, RWA and CWC publicly announced the transaction through the issuance of press releases.

RECOMMENDATION OF THE BOARD OF DIRECTORS AND REASONS FOR THE MERGER

     At a meeting of our board of directors on June 29, 2007, after careful consideration, including consultation with financial and legal advisors, our board of directors unanimously determined that the merger agreement and the merger are fair to and in the best interests of BIW stockholders. Our board of directors unanimously approved the merger agreement. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. OUR BOARD OF DIRECTORS ALSO UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO ADJOURN OR POSTPONE THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AT THE TIME OF THE ANNUAL MEETING. WHEN CONSIDERING THE RECOMMENDATION OF OUR BOARD OF DIRECTORS, YOU SHOULD BE AWARE THAT MEMBERS OF OUR BOARD OF DIRECTORS AND OUR MANAGEMENT HAVE INTERESTS IN THE MERGER OTHER THAN THEIR INTERESTS AS BIW STOCKHOLDERS GENERALLY. SEE "THE MERGER -- INTERESTS OF BIW'S DIRECTORS AND OFFICERS IN THE MERGER" BEGINNING ON PAGE 31.

     In arriving at its determination that the merger is advisable and that the terms of the merger agreement and merger are fair to and in the best interests of BIW stockholders, the board of directors considered a number of factors, including without limitation, the following:

     o The per share merger consideration in relation to historical and market trading prices for BIW common stock and the fact that the merger consideration represents a premium of approximately:

          >> 40% over the closing sale price of BIW common stock on June 28, 2007;

          >> 44% over the average closing sale price of BIW common stock for the one-month period ended on June 28, 2007;

          >> 44% over the average closing sale price of BIW common stock for the three-month period ended on June 28, 2007; and

          >> 46% over the average closing sale price of BIW common stock for the one-year period ended on June 28, 2007.

     o The per share merger consideration in relation to the implied value of certain comparable public companies based on an analysis of total revenue, EBITDA, EBIT, tangible book value and debt plus book value of such companies, the implied value of companies acquired in certain precedent transactions based on an analysis of revenue, book value and number of customers of such acquired companies, and the implied equity value of BIW based on a discounted cash flow analysis.

     o The familiarity of the board of directors with the business, operations, financial condition, and prospects of BIW.

     o The opinion of Carter Capital Corporation that, as of June 29, 2007, and based on and subject to the matters described in the opinion, the merger consideration provided for in the merger was fair, from a financial point of view, to holders of BIW common stock, as well as Carter Capital's financial presentation in connection with that opinion.

     o The experience, reputation and financial capabilities of RWA and the likelihood that regulatory and stockholder approval and financing could be obtained.

     o The fact that the merger agreement must be submitted to BIW stockholders for approval, which allows for an informed vote of the stockholders on the merits of the transaction, and that the merger agreement may be terminated in the event this approval is not obtained, and the fact that appraisal rights are available under Sections 33-855 to 33-872, inclusive, of the CBCA.

     o The fact that the merger consideration to be received by BIW's stockholders in the merger will consist entirely of cash, and therefore, will not be subject to any market risk associated with the price of any equity securities.

     o The terms and conditions of the merger agreement, including provisions that (a) permit BIW to participate in discussions and negotiations with third parties in response to a superior proposal under certain conditions and (b) permit BIW to terminate the merger agreement to accept a superior proposal, subject to (i) the board of directors having given RWA at least five business days prior written notice of its determination to terminate the merger agreement and having afforded RWA a reasonable opportunity within such five business day period to amend the merger agreement to be at least as favorable to BIW stockholders as the superior proposal and (ii) payment of a termination fee of $1,000,000.

     o The fact that a termination fee of $1,500,000 is payable by RWA to BIW in the event the merger is not consummated due to a failure on the part of the RWA to obtain financing or a failure to consummate the sale of the assets of ECRWC and certain assets of H2O to third parties.

     o The fact that there is no condition based on due diligence or fluctuations in general or BIW common stock prices.

     o    The recommendation of BIW's management with respect to the merger.

     o The board's belief that it cannot be predicted whether another similarly attractive acquisition opportunity might become available in the future.

     BIW's board of directors also identified and considered a number of uncertainties, risks and negative factors in its deliberations concerning the merger, including the following:

     o BIW stockholders will cease to participate in any future earnings and growth of BIW and will cease to benefit from any future increases in the value of BIW.

     o BIW stockholders will recognize a taxable gain upon completion of the merger to the extent the amount of cash they receive in the merger exceeds their tax basis in their shares of BIW common stock.

     o The possibility that the merger may not be completed and the effect of an abandoned merger on BIW's operating results and ability to retain key management personnel.

     o The risk that the announcement of the merger and the efforts necessary to complete the merger could result in a disruption in the operations of BIW by, among other things, diverting management and other resources of BIW from its day to day business and the risk that key personnel may choose not to remain employed with BIW.

     o The fact that, if BIW were to exercise its right to terminate the merger agreement in connection with the receipt of a superior proposal, a termination fee of $1,000,000 would become payable by BIW to RWA which may prevent others from making an acquisition proposal that may be financially superior to BIW stockholders.

     o The fact that the merger agreement provides that, (i) the identity of any other party offering to purchase BIW would be disclosed to RWA and
          (ii) RWA would have the right to match any superior offers might have a chilling effect on other potential acquisition proposals.

     o The potential conflicts of interest of BIW's directors and executive officers in connection with the merger, as described in more detail under the heading "--Interests of BIW's Directors and Executive Officers in the Merger."

     o The risk that the merger agreement, which was signed with the approval of RWA's five-member authority, but without the prior approval of the RWA's Representative Policy Board, may not be legally enforceable until such approval is given.

     The foregoing list of factors considered by BIW's board of directors is not intended to be exhaustive. The foregoing discussion addresses the material information and factors considered by BIW's board of directors in its consideration of the merger, including factors that support the merger as well as those that may weigh against it.

     In view of the variety of factors and the amount of information considered, the board of directors did not find it practicable to and did not specifically make assessments of, quantify or otherwise assign relative weights to all of the various factors and analyses considered in reaching its determination. In addition, individual members of the board of directors may have given different weights to different factors. The board of directors did, however, give special consideration to the premium to be paid by RWA in relation to current and historical market prices of BIW common stock and the fact that the $23.75 per share price to be received by BIW stockholders in the merger was determined by Carter Capital Corporation to be fair, from a financial point of view, to BIW stockholders.

     In determining whether to approve and recommend the merger agreement, the board of directors did not find it practicable to, and did not, appraise the assets of BIW to determine a liquidation value of BIW. The board of directors believes that BIW's liquidation value would likely be significantly lower than the valuation of BIW's business as a going concern, and as such would not provide a useful comparison for assessing the fairness of the merger consideration.

     The board of directors noted that the merger agreement was approved by all of the directors of BIW who are not employees of BIW and that these non-employee directors believed that there was no need for them to (i) retain any additional unaffiliated representative to act on behalf of BIW's unaffiliated stockholders,
(ii) require the approval of at least a majority of BIW's unaffiliated stockholders, (iii) grant to unaffiliated stockholders access to corporate files; or (iv) obtain counsel or appraisal services for unaffiliated stockholders at BIWs expense. The board took these factors into account in its assessment of the fairness of the transaction. The board determined that, in light of the factors described above, sufficient procedural safeguards were in place to ensure the fairness of the transaction.

OPINION OF CARTER CAPITAL CORPORATION

     BIW retained Carter Capital Corporation on June 18, 2007. In connection with the engagement, BIW's board of directors requested that Carter Capital evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of BIW's outstanding common stock pursuant to the merger agreement. Carter Capital is a regional investment banking firm and registered broker-dealer with expertise in the valuation of businesses and securities in connection with mergers and acquisitions. BIW selected Carter Capital on the basis of Carter Capital's expertise and on Carter Capital's familiarity with BIW. Carter Capital was previously engaged by BIW to issue a fairness opinion in connection with the potential acquisition of BIW by RWA in 2004. The 2004 negotiations did not result in the execution of a definitive agreement between BIW and RWA. Carter Capital has not rendered services to BIW, except for the two aforementioned fairness opinions.

     At the June 29, 2007 meeting of BIW's board of directors, Carter Capital gave its opinion that, as of such date, and based upon and subject to various qualifications and assumptions described with respect to its opinion, the merger consideration to be received by the stockholders of BIW pursuant to the merger agreement is fair, from a financial point of view, to the holders of BIW's outstanding common stock.

     The full text of the written opinion of Carter Capital, dated June 29, 2007, which sets forth assumptions made, matters considered, and limits on the scope of review undertaken, is attached as Appendix B to this document. The summary of the opinion of Carter Capital set forth in this document is qualified in its entirety by reference to the full text of such opinion.

     Holders of BIW common stock are urged to read this opinion in its entirety. Carter Capital's opinion, which is addressed to BIW's board of directors, is directed only to the fairness, from a financial point of view, of the merger consideration to be received by holders of BIW common stock in connection with the proposed merger. Carter Capital's opinion does not constitute a recommendation to any holder of BIW common stock with respect to approval of the transactions contemplated by the merger agreement. Carter Capital does not express any opinion as to the fairness of the merger to any individual stockholder or class of stockholders of BIW.

     In connection with rendering its opinion, Carter Capital reviewed and considered such financial and other matters as it deemed relevant, including among other things:

     o reviewed BIW's Annual Reports filed on Forms 10-K and related financial information for the fiscal years ended December 31, 2004, December 31, 2005 and December 31, 2006, and BIW's Quarterly Report filed on Form 10-Q and related financial information for the quarterly period ended March 31, 2007;

     o reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by BIW during the last three years;

     o reviewed certain internal information, financial forecasts and other information, prepared by management of the Company, related to BIW's business;

     o conducted discussions with senior management and certain board members concerning the business and prospects, regulatory environment and other matters;

     o reviewed historical market prices and trading activity for BIW's shares and compared them to that of certain other publicly traded water companies;

     o compared certain results of operations of BIW with those of certain other public companies;

     o compared the proposed purchase price and financial terms of the merger with the purchase price and financial terms of certain other mergers and acquisitions;

     o    reviewed a draft of the merger agreement;

     o    reviewed BIW's bylaws and certificate of incorporation; and

     o reviewed such other information, financial analyses, and such other factors that Carter Capital deemed relevant for the purposes of rendering its opinion.

     In connection with its review, Carter Capital assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Carter Capital by BIW, and did not attempt to independently verify such information. With respect to financial forecasts furnished by BIW, Carter Capital assumed that such forecasts were reasonably prepared and reflect the best currently available estimates and judgments of BIW's management.

     In rendering its opinion, Carter Capital assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without being waived. Carter Capital also assumed that all governmental, regulatory or other consents and approvals contemplated by the merger agreement will be obtained and that, in the course of obtaining any of those consents and approvals, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the transaction.

     In conducting its review and in arriving at its opinion, Carter Capital considered such financial and other factors as it deemed appropriate under the circumstances, including, but not limited to: (i) the historical and current financial position and results of operations of BIW; (ii) the business prospects of BIW; (iii) the historical and current market for BIW's common stock, and for equity securities of certain other companies; (iv) the nature and terms of certain other acquisition transactions; and (v) general economic, market and monetary conditions.

      The following summarizes the material financial analyses performed by Carter Capital in connection with its oral opinion to the BIW board of directors at its meeting on June 29, 2007. The following summary does not purport to be a complete description of the financial analyses performed by Carter Capital, nor does the order of the analyses described represent the relative importance or weight given to those analyses. No company or transaction used in the analyses described below is directly comparable to BIW or the contemplated merger.

     TRADING ANALYSIS. Carter Capital analyzed historical closing prices of BIW common stock and compared them to the value of the proposed merger consideration to provide background and perspective on the historical share prices and trading volume of BIW common stock. The results of this analysis are summarized below:

                                                               PRICE
                                                                PER     PRICE
                                                               SHARE   PREMIUM
------------------------------------------------------------ -------- ---------
Merger consideration value                                    $23.75      --
------------------------------------------------------------ -------- ---------
BIW closing stock price as of June 28, 2007                    17.00      40%
------------------------------------------------------------ -------- ---------
BIW average closing stock price for the one-month
period ended June 28, 2007                                     16.50      44%
------------------------------------------------------------ -------- ---------
BIW average closing stock price for the three-month
period ended June 28, 2007                                     16.51      44%
------------------------------------------------------------ -------- ---------
BIW average closing stock price for the twelve-month
period ended June 28, 2007                                     16.31      46%
------------------------------------------------------------ -------- ---------
BIW 2007 year-to-date average closing price as of
June 28, 2007                                                  16.21      47%
------------------------------------------------------------ -------- ---------
52-week high BIW stock price                                   18.20      30%
------------------------------------------------------------ -------- ---------
52-week low BIW stock price                                    14.00      70%
------------------------------------------------------------ -------- ---------

     Carter Capital analyzed the stock premiums paid in selected merger and acquisition transactions with a value of between $5 million and $900 million. Carter Capital measured each transaction price per share relative to each target's closing price per share one day, one week, and one month prior to announcement of the transaction. The average acquisition premiums for such targets were 25% to 30% over the closing price one month prior to announcement of the transaction. This compares, with respect to the transactions contemplated by the merger agreement, to a premium of 44% based on BIW's closing price one month prior to June 29, 2007.

     SELECTED PUBLIC COMPANIES ANALYSIS. Carter Capital analyzed the relative valuation multiples of the following nine publicly-traded companies:

o    American States Water Company

o    Artesian Resources Corporation

o    California Water Service Group

o    Connecticut Water Service, Inc.

o    Middlesex Water Company

o    Pennichuck Corporation

o    SJW Corp.

o    Southwest Water Company

o    The York Water Company

     Although none of the selected companies is directly comparable to BIW, the companies included were chosen based on their size, growth, and the nature of their operations. Carter Capital believes the analysis of publicly traded companies is not simply mathematical, rather it involves complex considerations and qualitative judgments.

     Carter Capital calculated various financial multiples for each company, including the total enterprise value divided by each of (i) total revenue, (ii) earnings before interest, taxes, deduction or amortization, or EBITDA, (iii) earnings before interest and taxes, or EBIT, (iv) tangible book value, and (v) debt plus book value.

     Carter Capital calculated both average multiples along with quartile multiples based on its qualitative judgment on BIW's financial performance relative to these public companies. Qualitative rankings were computed based on analyzing profitability, asset turnover, short term liquidity, long term solvency, and short and long term growth. Using the different methodologies, Carter Capital's analysis resulted in a range of implied multiples that are presented below:


                         ENTERPRISE VALUE AS    IMPLIED MULTIPLE AT
                             MULTIPLE OF:           $23.75/SHARE
                             ------------           ------------
                             FY       LTM           FY       LTM
                             --       ---           --       ---
TOTAL REVENUE               5.0x      5.5x         6.1x      6.0x
EBITDA                     17.0x     16.4x        21.5x     20.0x
EBIT                       26.2x     24.7x        37.7x     32.8x
TANGIBLE BOOK VALUE         3.6x      3.6x         4.9x      5.1x
DEBT + BOOK VALUE           1.7x      1.6x         2.0x      2.0x

            FY = FISCAL YEAR              LTM = LAST TWELVE MONTHS

     SELECTED TRANSACTION ANALYSIS. Carter Capital analyzed publicly available information relating to selected acquisitions of water companies with purchase prices between $7.5 and $900 million and prepared a summary of the relative valuation multiples paid in these transactions.

     Carter Capital reviewed the enterprise value paid for each transaction as a multiple of each target's revenue (when available), book value (when available) and the number of customers. Carter Capital applied representative multiple ranges to the corresponding BIW metric, resulting in an implied value range for BIW common stock of $12.85 to $16.44 per share.

     DISCOUNTED CASH FLOW ANALYSIS. Carter Capital analyzed the discounted present value of BIW's projected free cash flows for the years ending December 31, 2007 through 2011. Carter Capital used net cash flow to investment capital, defined as net income plus interest, net of income taxes, plus deferred income taxes, less allowance for funds used during construction, plus depreciation, plus amortization, less capital expenditures, less changes in working capital.

     The discounted cash flow analysis was based on projections of BIW's financial performance that represented the best available estimates and judgment of management and closely reflect those used in the most recent rate case applicable to BIW in 2006.

     The projected net cash flows for the regulated business were discounted using a rate of 7%, which reflected the weighted average after-tax cost of capital associated with executing BIW's business plan. The terminal value was computed using capitalization rates of 3.5% to 4%. The non-regulated business value was estimated using a 15% discount rate and 10% capitalization rate. The discounted cash flow analysis resulted in a range of implied present values per share of BIW common stock of $15.83 to $18.48.

     ADDITIONAL CONSIDERATIONS. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Carter Capital believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Carter Capital considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Carter Capital's view of the actual value of BIW.

     In performing its analyses, Carter Capital made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of BIW. The analyses performed by Carter Capital are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the BIW board of directors and were prepared solely as part of Carter Capital's analysis of the fairness, from a financial point of view, to the holders of BIW common stock of the consideration to be received by such holders in connection with the proposed merger. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The analyses performed by Carter Capital, particularly those based on forecasts, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Carter Capital's analysis of the fairness, from a financial point of view, to the stockholders of the merger consideration pursuant to the merger agreement. The opinion of Carter Capital was one of many factors taken into consideration by the BIW board of directors in making its determination to approve the merger. Consequently, the analyses described above should not be viewed as determinative of the BIW board of directors' or BIW management's opinion with respect to the value of BIW. BIW placed no limits on the scope of the analysis performed, or opinion expressed, by Carter Capital.

     Carter Capital's opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it at the close of business on June 28, 2007, and any material change in such circumstances and conditions may affect Carter Capital's opinion, but Carter Capital does not have any obligation to update, revise or reaffirm that opinion.

     For services rendered in connection with the delivery of its opinion, BIW paid Carter Capital a fairness opinion fee of $90,000 that was due upon delivery of its opinion, which fee is payable regardless of whether the merger is consummated. BIW also agreed to reimburse Carter Capital for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and for services outside the scope of the fairness opinion, and will indemnify Carter Capital against certain liabilities arising out of its engagement.




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

EFFECTS OF THE MERGER

     LEGAL EFFECTS UNDER CONNECTICUT LAW. At the effective time of the merger, RWA's merger subsidiary will merge with and into BIW and BIW will continue as the surviving corporation and as a wholly-owned subsidiary of RWA under the name, "RWA21, Ltd." The surviving corporation will have all the property, rights, privileges, powers and franchises of BIW and RWA's merger subsidiary before the merger, and it will be liable for all of the debts, liabilities and duties of BIW and RWA's merger subsidiary before the merger. After the merger, the separate corporate existence of RWA's merger subsidiary will cease.

     CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. At the effective time of the merger, the certificate of incorporation and by-laws of RWA's merger subsidiary in effect at that time will become the certificate of incorporation and by-laws, respectively, of the surviving corporation.

     DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and executive officers of RWA's merger subsidiary immediately before the merger will become the directors and executive officers of the surviving corporation immediately after the merger.

     EXCHANGE OF SECURITIES. At the effective time of the merger,

     o each share of BIW common stock issued and outstanding (other than dissenting shares and shares held directly or indirectly by BIW or
          RWA), will be cancelled and converted into the right to receive $23.75 in cash, without interest;

     o each share of BIW common stock held directly or indirectly by BIW or RWA will be cancelled and retired and no consideration will be exchanged for such shares;

     o each share of BIW common stock for which appraisal rights have been exercised and perfected will be treated as described under the heading "Appraisal Rights" in this proxy statement; and

     o each share of common stock of RWA's merger subsidiary will be converted into one share of common stock of the surviving corporation in the merger.

     At the effective time of the merger, holders of unexercised options to purchase shares of BIW common stock will be entitled to receive with respect to each option an amount in cash equal to: (1) the excess, if any, of $23.75 over the per share exercise price of the option or warrant, multiplied by (2) the number of shares of BIW common stock issuable upon exercise of the option (regardless of whether such option was previously vested or not) immediately prior to the completion of the merger less any amounts needed to pay any applicable withholding of income or payroll taxes.

     EFFECTS ON AMERICAN STOCK EXCHANGE LISTING AND EXCHANGE ACT REGISTRATION. Upon completion of the merger, BIW common stock will be delisted from the American Stock Exchange and price quotations will no longer be available. BIW common stock is currently registered under the Securities Exchange Act of 1934. Following the merger, registration of BIW common stock under the Exchange Act will be terminated, and BIW will be relieved of its obligation to comply with the public reporting requirements of the Exchange Act. Accordingly, BIW will no longer be required to file periodic reports with the SEC, for example, annual reports on Form 10-K, quarterly reports on Form 10-Q or current reports on Form 8-K. In addition, BIW will no longer be subject to the proxy rules in Regulation 14A, the short-swing trading profit provisions of Section 16 and, with respect to future transactions, the going-private provisions of Rule 13e-3 of the Exchange Act.

INTERESTS OF BIW'S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     In considering the recommendation of the board of directors to approve the merger agreement, you should be aware that some of BIW's directors and executive officers have interests in the merger or have relationships, including those referred to below. These interests may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the merger. The board of directors was aware of these actual or potential conflicts of interest and considered them along with other matters that have been described in this proxy statement under the heading "The Merger - Recommendations of the Board of Directors and Reasons for the Merger."

     TOMAC EMPLOYMENT AGREEMENT

     On October 1, 1998, John S. Tomac, BIW's President, entered into an employment agreement with BIW pursuant to which, among other things, BIW is obligated to provide certain benefits to Mr. Tomac if such agreement is terminated in connection with a change in control of BIW. Under this agreement, Mr. Tomac entitled to certain benefits if he, upon a change of control, elects to terminate such agreement.

     Upon a termination in connection with a change in control, Mr. Tomac would be entitled to receive a lump sum cash payment up to equal to two times the greater of (a) his compensation, inclusive of base salary bonuses and any other cash incentive payments, for services rendered for the last full fiscal year or
(b) his average annual compensation with respect to the two most recent fiscal years ending prior to such termination. These severance payments must be made within 90 days following such termination.

     BONUS PAYMENTS IN CONNECTION WITH THE MERGER

     In the event that the merger is consummated, BIW plans to make bonus payments to its directors serving on the acquisition committee and certain executive officers as consideration of their efforts in connection with the merger and the merger agreement. These bonus payments will be payable at or prior to the effective time of the merger.

     POTENTIAL SEVERANCE AND BONUS PAYMENTS

     The following table sets forth an estimate of the potential cash severance payments that could be payable to certain directors and executive officers as described above assuming, for illustrative purposes only, that a change of control occurs on or before December 31, 2007:

                          ESTIMATED AMOUNT
      NAME OF             OF POTENTIAL CASH     CASH BONUS   AGGREGATE BONUS AND
OFFICER OR DIRECTOR     SEVERANCE PAYMENTS(1)    PAYMENTS     SEVERANCE PAYMENTS
-------------------     ---------------------    --------     ------------------
John S. Tomac........         $378,192            $80,000          $458,192
B. Lance Sauerteig...                             $80,000           $80,000
Betsy Henley-Cohn....                             $80,000           $80,000

------------
(1) Termination on or before December 31, 2007 used to calculate the estimates set forth in the table is assumed for disclosure purposes only. The closing of the merger may occur after such date.

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

     STOCK INCENTIVE PLANS. Pursuant to the terms of the merger agreement, BIW's board of directors is required to amend BIW's 2000 Stock Option Plan for Non-Employee Directors to give the board the authority to allow options to immediately vest upon a change of control of BIW.

     Following the amendment, the board of directors intends to approve the acceleration of vesting of all outstanding stock options under the 2000 Stock Option Plan for Non-Employee Directors upon the completion of the merger. As a result of this action, upon the completion of the merger, the vesting of options to purchase 3,750 shares of common stock for Mr. Henley-Cohn will be accelerated.

     There are outstanding option grants issued under BIW's prior Stock Option Plan for Non-Employee Directors and its 1998 Stock Incentive Plan; however, all such options are fully vested.

     POST-MERGER EMPLOYMENT. None of our named executive officers will continue to be employed by BIW following the completion of the merger.

      OWNERSHIP OF BIW STOCK. Some of our directors and executive officers own BIW common stock and, like our stockholders, will be entitled to receive merger consideration for their shares. We refer you to the information included elsewhere in this proxy statement under the heading "Security Ownership of Principal Stockholders and Management of BIW" for information regarding our current directors and executive officers and their stock ownership in BIW.

     OWNERSHIP OF BIW STOCK OPTIONS. Many of our directors and executive officers hold options to purchase shares of BIW common stock. All of the options held by our directors and our executive officers will be automatically accelerated and cashed out in the merger pursuant to the terms of the merger agreement. The following table shows the number of stock options held by each of our directors and executive officers and the amounts each of these directors and executive officers will receive with respect to their BIW stock options upon completion of the merger:

                           NUMBER OF
                            SHARES        WEIGHTED AVERAGE
                          UNDERLYING       EXERCISE PRICE    AMOUNT TO BE PAID
      NAME OF             VESTED AND       OF VESTED AND      UPON COMPLETION
DIRECTOR OR OFFICER    UNVESTED OPTIONS   UNVESTED OPTIONS     OF THE MERGER
-------------------    ----------------   ----------------     -------------
Themis Klarides             10,000             $17.09             $66,600
Mary Jane Burt              10,000             $16.16             $75,925
B. Lance Sauerteig           5,000             $14.75             $45,000
Alvaro da Silva              7,500             $15.00             $65,625
Juri Henley-Cohn            10,000             $19.61             $41,425

      Any amounts actually paid to these directors and executive officers for the cancellation of their stock options will be reduced by any applicable federal and state income and payroll tax withholdings.

     INDEMNIFICATION. The merger agreement provides that for a period of six years after the date the merger is completed RWA and BIW, as the surviving corporation, will indemnify our current and former directors and executive officers against losses incurred in connection with matters occurring before the merger became effective. Additionally, BIW, as the surviving corporation, will maintain during such six-year period the limitation of liability and indemnification provisions contained in our certificate of incorporation and by-laws, as well as "tail" directors' and officers' liability insurance for each person currently covered by our current directors' and officers' liability insurance policy.

     EXEMPTION FROM SHORT-SWING LIABILITY. Under Section 16(b) of the Securities Exchange Act of 1934, if an insider realizes a profit on a purchase and sale or sale and purchase of any class of equity securities within a six-month period, the profit belongs to and must be recovered by BIW. BIW's board of directors intends to exempt all directors and officers' dispositions of common stock, including options to purchase common stock in the proposed merger from Section 16(b).

RELATIONSHIP BETWEEN BIW AND RWA

     In 2004, RWA and BIW discussed the possibility of an acquisition transaction between the two parties, but no formal agreement resulted from these discussions. RWA currently supplies water to Birmingham Utilities, Inc. ("BUI"), BIW's wholly-owned subsidiary, pursuant to a written agreement. Under the terms of the agreement, BUI is obligated to purchase a minimum of 600,000,000 gallons of water per year from RWA. The agreement expires on December 31, 2015, but provides for two ten-year extensions at BUI's option.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of material United States federal income tax consequences of the merger to BIW, and BIW stockholders whose shares of BIW common stock are held as capital assets and converted into the right to receive $23.75 cash in the merger. Because it is a summary, it does not include an analysis of all potential tax effects of the merger.

     For example, this summary:

     o does not consider the effect of any applicable state, local or foreign tax laws;

     o does not address all aspects of federal income taxation that may affect particular stockholders in light of their particular circumstances;

     o is not intended for stockholders that may be subject to special federal income tax rules, such as:

          >>   insurance companies;

          >>   tax-exempt organizations;

          >>   financial institutions or broker-dealers;

          >> stockholders who hold their BIW common stock as part of a hedge, straddle or conversion transaction;

          >> stockholders who acquired their BIW common stock pursuant to the exercise of an employee stock option or otherwise as compensation; and

          >> stockholders who are not citizens or residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States;

     o    does not address tax consequences to holders of BIW stock options; and

     o does not address, except as expressly provided below, the tax consequences to RWA or any person who would be treated as constructively owning BIW common stock immediately after the merger by reason of the attribution rules of Section 318 of the Internal Revenue Code.

     This summary assumes that stockholders have held their BIW common stock as a "capital asset" under the Internal Revenue Code. Generally, a "capital asset" is property held for investment.

     This summary is based on the current provisions of the Internal Revenue Code, applicable Treasury Regulations, judicial authorities and administrative rulings and practice. It is possible that the Internal Revenue Service will take a contrary view. Neither BIW nor RWA nor any of their affiliates, respectively, has sought or intends to seek a ruling from the Internal Revenue Service with respect to any aspect of the merger. Future legislative, judicial or administrative changes or interpretations could alter or modify the statements and conclusions set forth in this section. Any of these changes or interpretations could be retroactive and could affect the tax consequences of the merger to you.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

     TREATMENT OF BIW. For federal income tax purposes, the merger will be treated as a purchase by RWA of all of the common stock of BIW from BIW's stockholders. Accordingly, neither BIW nor its affiliates are expected to incur any material U.S. federal income tax consequences as a result of the merger.

     TREATMENT OF HOLDERS OF BIW COMMON STOCK. The conversion of your shares of BIW common stock into the right to receive $23.75 per share in cash in the merger, or pursuant to the exercise of your appraisal rights, will be fully taxable to you. Subject to the assumptions and limitations described above, you will recognize a capital gain or loss equal to the difference between:

     o    the amount of cash you receive in the merger; and

     o    your tax basis in your shares of BIW common stock.

     Generally, your tax basis in your shares of BIW common stock will be equal to what you paid for your shares.

     If you are an individual,

     o gain on shares held for more than one year at the time of the merger will be taxable at a maximum federal long-term capital gains rate of 15%, while gain on shares held for one year or less at the time of the merger will be subject to ordinary income tax rates; and

     o capital loss may only be offset against capital gains or up to $3,000 per year of ordinary income, with a carryover of unused capital loss to subsequent years.

     BACKUP WITHHOLDING. You may be subject to backup withholding up to the rate of 28% with respect to the gross proceeds you receive from the conversion of your BIW common stock unless you:

     o are a corporation or other exempt recipient and, when required, establish this exemption; or

     o provide your correct taxpayer identification number, certify that you are not currently subject to backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

     If after the merger you do not provide the exchange agent with your correct taxpayer identification number or any other documents or certifications required by the Internal Revenue Service, including among others, a Form W-9 or a substitute for this Form, you may be subject to penalties imposed by the Internal Revenue Service. Any amount withheld under these backup withholding rules will be creditable against your federal income tax liability. The exchange agent will report to you and to the Internal Revenue Service the amount of any reportable payment made to you (including payments made to you pursuant to the merger) and any amount withheld pursuant to the merger.

THE FOREGOING IS MERELY A SUMMARY OF SOME OF THE IMPORTANT TAX PROVISIONS AND CONSIDERATIONS AND IS NOT A COMPLETE ANALYSIS OF THE PROVISIONS DISCUSSED NOR A COMPLETE LISTING OF ALL THE POTENTIAL TAX CONSIDERATIONS RESULTING FROM YOUR DECISION TO PARTICIPATE IN THE MERGER. MOREOVER, THE DISCUSSION OF U.S. TAX CONSEQUENCES INCLUDED IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES.

ACCOUNTING TREATMENT

     The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles, whereby the value of the consideration paid in the merger will be allocated among the assets of BIW for financial reporting purposes only based upon the estimated fair values of the assets acquired and liabilities assumed at the effective date of the merger.

SOURCE OF FUNDS

     RWA estimates that the total amount of funds necessary to complete the merger and the other related transactions contemplated by the merger agreement is approximately $76 million in par amount, which includes approximately $40.25 million to be paid to our shareholders and the holders of outstanding stock options as consideration for the merger, approximately $16.20 million to refinance our existing short- and long-term debt obligations, approximately $12.30 million to pay state and federal taxes resulting from the transactions, and approximately $7.25 million to pay all other fees and expenses that are likely to be incurred in connection with the proposed merger, the financing arrangements and the related transactions. RWA intends to issue tax-exempt municipal bonds aggregating this amount to finance the transactions.

     RWA has already obtained a commitment to secure the necessary financing. Simultaneous with the execution of the merger agreement on June 29, 2007, RWA entered into an option agreement with Deutsche Bank, pursuant to which Deutsche Bank agreed, upon the exercise of an option granted to RWA and subject to the terms and conditions set forth in the option agreement, to purchase not less than $75,965,000 of RWA's bonds at a fixed rate of interest of 4.8897 percent. RWA may exercise the option at any time between November 15, 2007 and February 14, 2008. When issued, the final maturity of the bonds will be August 1, 2047. Deutsche Bank has agreed to purchase the bonds at a fixed price notwithstanding any fluctuations in market rates of interest between the date of the option agreement and the date of exercise of the option. In the event that RWA does not exercise the option during the exercise period, the option will terminate.

     The availability of the tax-exempt bond financing contemplated by the option agreement is subject to the approval of the merger and the issuance of the bonds by the RPB. The RPB is presently scheduled to vote on these matters at a meeting scheduled for September 20, 2007. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event that the tax-exempt bonds contemplated by the option agreement are not issued as anticipated.

FEES AND EXPENSES

     BIW estimates that merger-related fees and expenses, consisting primarily of financial advisory fees, fees and expenses of attorneys and accountants, SEC filing fees, expenses related to necessary regulatory approvals and other related charges, will total approximately $500,000, assuming the merger is completed. This amount consists of the following estimated fees:

     DESCRIPTION                                                AMOUNT
     -----------                                                ------
     Advisory fees and expenses.........................        $90,000
     Legal fees and expenses............................       $350,000
     Accounting fees and expenses.......................        $15,000
     SEC filing fee.....................................         $1,235.74
     Printing, solicitation and mailing costs...........        $10,000
     Miscellaneous expenses.............................        $33,764.26
          Total.........................................       $500,000

     None of these costs and expenses will reduce the $23.75 per share merger consideration payable to holders of BIW's common stock or the amount payable to holders of stock options.

REGULATORY REQUIREMENTS

     In connection with the merger, BIW, RWA and CWC will be required to make a number of filings with and obtain a number of approvals from various federal and state governmental agencies. In particular:

     o BIW and RWA must file a certificate of merger with the Secretary of State of the State of Connecticut in accordance with the Connecticut Business Corporation Act after the approval of the merger agreement by BIW stockholders;

     o    BIW must comply with federal and state securities laws;

     o    RWA must file an application for approval with the RPB; and

     o BIW, RWA and CWC must obtain the approval of the DPUC with regard to the merger and the sale of substantially all of the assets of ECRWC to CWC.

     The merger may not be completed until the DPUC and the RPB approve the transactions contemplated by the merger agreement. BIW, RWA and CWC made the requisite application to the DPUC on July 13, 2007, and the RWA submitted an application to the RPB on July 18, 2007. In their joint application to the DPUC, the parties requested that the DPUC issue its final order with respect to the merger and the sale of the assets of ECRWC on or before October 15, 2007. The RPB's rules of practice require it to respond to the RWA's application within 150 days of the filing date of the application to the RPB. Both BIW and RWA believe that the applications will be approved.

                              THE MERGER AGREEMENT

                               ------------------

     ON JUNE 29, 2007, BIW ENTERED INTO THE MERGER AGREEMENT WITH RWA AND RWA'S MERGER SUBSIDIARY. THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE MERGER AGREEMENT. BECAUSE IT IS A SUMMARY, IT DOES NOT INCLUDE ALL OF THE INFORMATION THAT IS INCLUDED IN THE MERGER AGREEMENT. THE TEXT OF THE MERGER AGREEMENT, WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT, IS INCORPORATED INTO THIS SECTION BY REFERENCE. BIW ENCOURAGES YOU TO READ THE MERGER AGREEMENT CAREFULLY IN ITS ENTIRETY.

THE MERGER

     At the effective time of the merger, RWA's merger subsidiary will merge with and into BIW, and BIW will continue as the surviving corporation and as a wholly-owned subsidiary of RWA.

     The surviving corporation after the merger will have all the property, rights and powers of BIW and RWA's merger subsidiary before the merger, and it will be liable for all of the debts, liabilities and obligations of BIW and RWA's merger subsidiary before the merger. After the merger, the separate corporate existence of RWA's merger subsidiary will cease.

     At the effective time of the merger, the certificate of incorporation and by-laws of RWA's merger subsidiary in effect at that time will become the certificate of incorporation and by-laws, respectively, of the surviving corporation.

     The directors and executive officers of RWA's merger subsidiary immediately before the merger will become the directors and executive officers of the surviving corporation immediately after the merger.

EXCHANGE OF SECURITIES; MERGER CONSIDERATION

     If the merger is completed, at the effective time of the merger:

     o each share of BIW common stock issued and outstanding (other than dissenting shares and shares held directly or indirectly by BIW or
          RWA) will be cancelled and converted into the right to receive $23.75 in cash, without interest;

     o each share of BIW common stock held directly or indirectly by BIW or RWA will be cancelled and no consideration will be exchanged for such shares;

     o each share of BIW common stock for which appraisal rights have been exercised and perfected will be treated as described under the heading "Appraisal Rights" in this proxy statement; and

     o each share of common stock of RWA's merger subsidiary will be converted into one share of common stock of the surviving corporation in the merger.

TIME OF CLOSING

     The merger will close at a time and date which will be no later than the fifth business day after satisfaction or waiver of the conditions to the merger. To complete the merger, BIW and RWA will file a certificate of merger with the Secretary of State of the State of Connecticut.

EXCHANGE AND PAYMENT PROCEDURES

     RWA will designate an exchange agent to handle the exchange of BIW's stock certificates in the merger for cash. Soon after the merger becomes effective, the exchange agent will mail to you a letter of transmittal and instructions explaining how to exchange your stock certificates for cash. Upon surrender to the exchange agent of a valid stock certificate and a properly completed letter of transmittal, along with such other documents as the exchange agent may reasonably require, you will be entitled to receive $23.75 in cash per share. Until surrendered in this manner, following the effective time of the merger each BIW stock certificate will represent only the right to receive the merger consideration.

     YOU SHOULD NOT SEND YOUR BIW STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE A LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT. A LETTER OF TRANSMITTAL WILL BE MAILED TO YOU SOON AFTER THE MERGER BECOMES EFFECTIVE.

     Any merger consideration made available to the exchange agent that remains unclaimed by BIW stockholders for 12 months after the time the merger becomes effective will be returned to the surviving corporation, and any BIW stockholder who has not by that time made an exchange of his, her or its BIW stock certificates for the merger consideration must then look to the surviving corporation for payment of the merger consideration.

TRANSFERS OF SHARES

     No transfers of shares of BIW common stock will be made on BIW's stock transfer books after the merger becomes effective.

TREATMENT OF STOCK OPTIONS

     At the time the merger becomes effective, all outstanding unvested options to purchase shares of BIW common stock that were granted under BIW's stock option plans will become fully vested. In exchange for the cancellation of all vested options, holders who consent in writing will receive upon completion of the merger, with respect to each option, an amount in cash equal to (1) the excess, if any, of $23.75 over the per share exercise price of the option, multiplied by (2) the number of shares of BIW common stock issuable upon exercise of the option (regardless of whether such option was previously vested or not) immediately prior to the completion of the merger. For example, if an option holder holds options to purchase 2,500 shares of BIW common stock at an exercise price of $15.00, 1,250 shares of which were vested prior to the effective time and 1,250 shares of which were unvested prior to the effective time, the option holder will receive in exchange for this option, a cash payment of $21,875 ($23.75 (merger consideration) minus $15.00 (exercise price), multiplied by 2,500 (number of shares subject to the option)), less any amounts required to be withheld.

DISSENTING SHARES

     Shares of BIW common stock held by BIW stockholders that have properly exercised and perfected their demand for appraisal rights, will not be converted into the right to receive the $23.75 per share merger consideration. These stockholders will instead be entitled to receive the "fair value" of their shares as determined under Connecticut law. See Appraisal Rights on page 48.

REPRESENTATIONS AND WARRANTIES

     In the merger agreement, BIW has made several representations and warranties on behalf of itself and its subsidiaries to each of RWA and RWA's merger subsidiary. These representations and warranties relate to, among other things:

     o    organization, standing, and similar corporate matters;

     o    capital structure;

     o authority and consents and approvals necessary to enter into the merger agreement;

     o    the accuracy of its SEC filings and financial statements;

     o    the absence of certain material liabilities or obligations;

     o    compliance with laws, its charter documents and certain contracts;

     o    environmental matters;

     o    employee benefit plan matters;

     o    tax matters;

     o    insurance matters;

     o    rights to and sufficiency of BIW's property;

     o    required stockholder vote;

     o    brokers' or finders' fees and expenses;

     o    the absence of pending or threatened litigation;

     o permits required to operate its business and compliance with applicable laws;

     o    the accuracy of BIW's books and records;

     o the absence of pending transactions regarding the purchase or lease of BIW or substantially all of BIW's assets;

     o    the absence of certain events or developments since December 31, 2006;

     o    full and accurate disclosure of material facts;

     o the receipt by BIW of a fairness opinion from Carter Capital Corporation; and

     o    real property matters.

     The merger agreement also contains representations and warranties of RWA and RWA's merger subsidiary relating to, among other things:

     o    organization, standing, and similar corporate matters;

     o authority and consents and approvals necessary to enter into the merger agreement;

     o    required RPB vote;

     o    brokers' or finders' fees and expenses;

     o    the absence of pending or threatened litigation;

     o    RWA's holdings of BIW common stock; and

     o    RWA's existing financing arrangements.

     The representations and warranties in the merger agreement do not survive the closing of the merger.

BIW'S COVENANTS

     BIW has undertaken several covenants in the merger agreement. The following summarizes certain of these covenants:

     INTERIM CONDUCT OF BIW'S BUSINESS. From June 29, 2007 until the completion of the merger, BIW has agreed to conduct its business in the ordinary course in substantially the same manner as conducted prior to the execution of the merger agreement. BIW also agreed to certain specific restrictions during this period that are subject to exceptions described in the merger agreement. These include, but are not limited to, restrictions on:

     o declaring, setting aside or paying any dividend or other distribution, other than dividends payable in each of the second and third quarters of 2007 in an amount not to exceed $0.17 per share;

     o splitting, combining, subdividing, or reclassifying any BIW capital stock;

     o adopting or authorizing a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

     o repurchasing, redeeming or otherwise acquiring any shares of BIW capital stock;

     o issuing, delivering or authorizing shares of BIW capital stock or other equity securities;

     o amending BIW's certificate of incorporation, by-laws or other governing documents;

     o    acquiring or agreeing to acquire any third party;

     o selling, leasing, transferring, encumbering or otherwise disposing of any of BIW's assets, other than the sale of the assets of ECRWC and certain assets of H2O as contemplated in the merger agreement, and other dispositions in the ordinary course of business consistent with past practice;

     o    making any loans to or investments in third parties;

     o paying, discharging or satisfying any claims, liabilities or obligations (other than in the ordinary course of business consistent with past practice);

     o creating, incurring, assuming or suffering to exist any indebtedness, guarantees, loans or advances

          (other than pursuant to existing credit facilities);

     o increasing the compensation of any of its employees (other than increases in the ordinary course of business consistent with past practice);

     o making any increase in or commitment to increase any employee benefits;

     o issuing any additional stock options or other equity-based compensation;

     o making any contribution, other than regularly scheduled contributions, to any employee benefit plans;

     o taking or failing to take any action that could reasonably be expected to result in a material breach of the merger agreement or result in any of the conditions to the merger not being satisfied;

     o    making any change to its accounting policies or procedures;

     o settling or compromising any pending or threatened claims, or litigation, except in certain circumstances;

     o taking or failing to take any action that would reasonably be expected to impede or delay any necessary regulatory approvals;

     o entering into or engaging in any material business arrangement or relationship with any of its affiliates, except in accordance with existing terms and conditions of contracts in existence as of the date of the merger agreement; o entering into, amending or extending any contract, agreement, lease or other binding commitment that would result in payments by BIW in excess of $25,000 in the aggregate, except in certain circumstances; and

     o    nominating any new members of BIW's board of directors.

     BIW has also agreed to inform RWA in advance of making any regulatory filings regarding rates or surcharges, and to use its reasonable best efforts to resolve any deficiencies regarding the filing of Forms 990 with respect to BIW's Voluntary Employees' Beneficiary Association.

     NO SOLICITATION. BIW has agreed that, except as required by its fiduciary duties to BIW stockholders or as otherwise permitted in the merger agreement, it and its subsidiaries, officers, directors, employees, representatives, agents or affiliates will not, directly or indirectly:

     o solicit, initiate, encourage or otherwise facilitate any inquiry or proposal that constitutes, or could reasonably be expected to lead to, any inquiry, proposal or offer for an alternative transaction to acquire BIW; or

     o enter into or participate in any discussions or negotiations relating to such an alternative transaction.

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

     Notwithstanding the restrictions described above, if, at any time before the annual meeting, BIW receives an unsolicited bona fide written acquisition proposal from a third party that BIW's board of directors concludes in good faith is a superior proposal:

     o BIW may furnish information concerning BIW to the third party if the third party enters into an appropriate confidentiality agreement and BIW's board of directors determines in good faith that failure to provide such information will result in a breach of its fiduciary duties; and

     o BIW provides reasonable advance notice to RWA prior to providing such information.

     BIW has agreed to promptly notify RWA after BIW receives an information request or an offer from a third party for an alternative transaction to acquire BIW, including the identity of the third party making the offer and the material terms and conditions of such offer.

     An alternative transaction is defined in the merger agreement to mean:

     o    any direct or indirect acquisition or purchase of BIW;

     o a merger, recapitalization, consolidation, business combination, or sale of a significant portion of the assets of BIW not contemplated in the merger agreement; or

     o a sale of 10% or more of the shares of capital stock of BIW or similar comparable transactions not contemplated in the merger agreement.

     COVENANTS RELATING TO THE STOCKHOLDERS MEETING. BIW has agreed to call a meeting of its stockholders to vote on the merger agreement and the merger as promptly as practicable following the execution of the merger agreement. BIW has also agreed that its board of directors will recommend adoption of the merger agreement by BIW stockholders. The obligation to so recommend is subject, however, to the fiduciary duties of BIW's directors with respect to a superior acquisition proposal.

     COVENANTS RELATING TO THE SALE OF CERTAIN ASSETS OF BIW. RWA is not lawfully permitted to acquire the regulated water utility business of ECRWC and does not wish to acquire the rights of H2O to certain service contracts between H2O and certain third-party owners of water systems. Therefore, ECRWC has entered into an agreement to sell substantially all of its assets to CWC, and H2O has entered into an agreement to sell H2O's rights to certain of its service contracts to New England Water Utility Services, Inc., an affiliate of CWC. Such agreements are hereinafter referred to as the "excluded assets agreements."

     Pursuant to the asset purchase agreement between ECRWC and CWC, CWC has agreed, subject to the terms and conditions thereof, to purchase certain assets and to assume certain liabilities of ECRWC including assets that RWA is not lawfully permitted to acquire in connection with the merger. The purchase price for such assets is $3,490,000 to be paid in cash to the ECRWC at closing. Pursuant to the terms of the asset purchase agreement, during the period of 24 months following the closing under the asset purchase agreement, ECRWC will be obligated to make monthly payments to CWC representing the parties' estimated operational losses for such period. ECRWC and CWC have made customary representations, warranties and covenants in the asset purchase agreement. Among other customary conditions, the closing of the sale of assets pursuant to the asset purchase agreement is conditioned upon the simultaneous consummation of the merger pursuant to the merger agreement.

     BIW has agreed to use its reasonable best efforts to take all actions and assist and cooperate with the parties to the excluded assets agreements in doing all things necessary, proper or advisable to consummate the transactions contemplated in the excluded assets agreements.

RWA'S COVENANTS

     RWA has also undertaken several covenants in the merger agreement. The following summarizes certain of these covenants.

     EMPLOYEE BENEFITS AND EMPLOYEE MATTERS. RWA has agreed to provide severance benefits to certain BIW employees terminated without cause within twelve months of the date of the merger. RWA has also agreed to cause the surviving corporation to (i) honor all employee benefit obligations to BIW employees under BIW employee benefit plans and (ii) provide to BIW employees who continue to be employed by the surviving corporation benefits under employee benefit plans that are at least substantially comparable to those provided to such employees immediately prior to the effective time of the merger (for a period of at least one year). In addition, RWA has agreed to cause the surviving corporation to continue the employment of all "Ansonia division" employees for at least two months following the effective time of the merger (or provide equivalent financial benefit upon termination of employment of any such employee).

     INDEMNIFICATION AND INSURANCE OF BIW'S DIRECTORS AND OFFICERS. The merger agreement provides that for a period of six years after the date the merger is completed, the surviving corporation will indemnify our current and former directors and officers against losses incurred in connection with matters occurring before the merger became effective. Additionally, the surviving corporation will maintain during such six-year period the limitation of liability and indemnification provisions contained in our certificate of incorporation and bylaws, as well as "tail" directors' and officers' liability insurance for each person currently covered by our current directors' and officers' liability insurance policy.

     FINANCING. The merger agreement provides that RWA will use its best efforts to obtain the financing necessary to pay the merger consideration in a timely fashion, regardless of any change in interest rates or any costs or expenses associated with the financing.

     OTHER MATTERS. The merger agreement provides that RWA will use its reasonable best efforts to expand the RPB to include representation from additional jurisdictions, to pay in full BIW's indebtedness to certain lenders at the closing of the merger, and to assist and cooperate with the parties to the excluded assets agreements in consummating the transactions completed by the excluded assets agreements.

ADDITIONAL AGREEMENTS

     The parties to the merger agreement have agreed to use reasonable best efforts to take or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement, including making necessary filings and submissions to the RPB and DPUC. The parties have also agreed to cooperate with each other in relation to certain matters, including making the necessary SEC filings, obtaining DPUC and other regulatory approvals and making public announcements.

CONDITIONS TO THE MERGER

     MUTUAL CLOSING CONDITIONS. The parties' obligations to consummate the merger are subject to the satisfaction or, if legally permissible, waiver at or before the closing date of the merger of the following conditions:

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

     o the approval of the merger agreement by the requisite affirmative vote of the stockholders of BIW;

     o the approval of the merger agreement by the requisite affirmative vote of the RPB;

     o the absence of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, order or decree making the merger illegal or otherwise prohibiting consummation of the merger; and

     o the receipt of final approvals to the merger by the DPUC and other regulatory authorities.

     ADDITIONAL CLOSING CONDITIONS FOR THE BENEFIT OF RWA AND RWA'S MERGER SUBSIDIARY. The obligation of RWA and RWA's merger subsidiary to complete the merger is subject to the following additional conditions:

     o BIW's representations and warranties being true and correct as of the date of the merger agreement and as of the closing date of the merger, except where failure to be true and correct has not and would not reasonably be expected to have a material adverse effect on BIW, and RWA shall have received a certificate from BIW to that effect;

     o no material adverse change to BIW has occurred, and RWA shall have received a certificate from BIW to that effect;

     o the material performance by BIW of its agreements and covenants required under the merger agreement, and RWA shall have received a certificate from BIW to that effect;

     o the payment to holders of BIW stock options as contemplated by the merger agreement, and the extinguishment of all rights of such holders under BIW's stock option plans;

     o    the resignation of certain officers of BIW;

     o the transfer or sale of substantially all of the assets of ECRWC and certain of the assets of H2O to third parties;

     o RWA's ability to secure financing necessary to pay the merger consideration; and

     o the receipt by RWA and RWA's merger subsidiary of an opinion of BIW's legal counsel.

     ADDITIONAL CLOSING CONDITIONS FOR BIW'S BENEFIT. BIW's obligation to complete the merger is subject to the following additional conditions:

     o the representations and warranties of RWA being true and correct as of the date of the merger agreement and as of the closing date of the merger, except where failure to be true and correct has not and would not reasonably be expected to have a material adverse effect on RWA, and BIW shall have received a certificate from RWA to that effect; and

     o the material performance by RWA of its agreements and covenants required under the merger agreement, and BIW shall have received a certificate from RWA to that effect.

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

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time before the closing in any of the following ways:

     (1)  by mutual written consent of RWA and BIW;

     (2) by either RWA or BIW if the merger is not consummated by December 31, 2007, which may be extended to February 29, 2008 under certain circumstances, unless the party requesting termination has failed to fulfill any obligation under the merger agreement, thereby causing the failure of the merger to be consummated by such date;

     (3) by either RWA or BIW if any governmental agency either takes action to permanently restrain, enjoin or otherwise prohibit the completion of the merger (and such action shall have become final and non-appealable) or fails to take an action necessary to allow the parties to complete the merger;

     (4) by either RWA or BIW if the BIW stockholders or the RPB do not approve the merger agreement and the merger;

     (5) by RWA if BIW's board of directors takes or resolves to take any of the following actions:

          o withdraw, modify or change, or propose to withdraw, modify or change, in a manner adverse to RWA, its approval or recommendation of the merger agreement and the merger;

          o approve or recommend, or propose to approve or recommend, any other acquisition proposal; or

          o cause BIW to enter into any agreement (other than a permissible confidentiality agreement), letter of intent, agreement in principle, acquisition agreement, or other similar agreement relating to another acquisition proposal;

     (6) by BIW prior to the adoption of the merger agreement by BIW's stockholders if its board of directors has approved a superior acquisition proposal and:

          o BIW's board of directors has determined in good faith, after consultation with its independent legal counsel, that it must take such action to comply with its fiduciary duties or other legal responsibilities;

          o BIW has provided RWA written notice of such superior proposal advising RWA that BIW has received such superior proposal, specifying the material terms and conditions of such superior proposal, identifying the person making such superior proposal, and stating that BIW's board of directors intends to withdraw, modify or change its approval or recommendation of the merger agreement and the merger or approve or recommend such superior proposal; and

          o after five business days after receipt of the notice, BIW's board of directors is unable to proceed with its recommendation of the merger to the stockholders after taking into account any adjustments to the terms of the merger agreement proposed by RWA in response to the notice; or

     (7) by RWA or BIW if the DPUC places any conditions, restrictions or covenants on either party or the purchasers of the ECRWC and H2O assets if such conditions, restrictions or covenants would be reasonably likely to have a material adverse effect on such party or the purchasers of such assets, unless the party requesting termination has failed to fulfill certain obligations under the merger agreement, thereby causing the placement of such conditions, restrictions or covenants.

     If the merger agreement terminates, it will become void. However, termination will not affect the rights of either party against the other for any liability for any willful breach of a representation, warranty covenant or agreement contained in the merger agreement. Also, certain obligations survive termination of the agreement, including the obligation to pay the fees described under "--Termination Fees" below.

TERMINATION FEES

     BIW has agreed to pay RWA $1,000,000 if the merger agreement is terminated by RWA or BIW as described under clause (5) and clause (6) above, respectively, under the heading "--Termination of the Merger Agreement."

     RWA has agreed to pay BIW $1,500,000 if the merger agreement is terminated by RWA or BIW as described under clause (2) under the heading "--Termination of the Merger Agreement," because the ECRWC and H2O assets have not been transferred and/or RWA is unable to secure financing necessary to pay the merger consideration.

     RWA has agreed to pay BIW an amount equal to the sum of certain of BIW's expenses in connection with the transactions contemplated in the merger agreement (not to exceed $115,000), in addition to RWA's obligation to pay $100,000 of BIW's legal expenses, if the merger agreement is terminated by BIW or RWA as described under clause (2) above under the heading "--Termination of the Merger Agreement" due to a failure by RWA or RWA's merger subsidiary to comply with any covenant contained in the merger agreement or if any of the conditions described above under the sub-heading "Mutual Closing Conditions" has not been satisfied, or if the merger agreement is terminated by BIW or RWA as described under clauses (3), (4) or (7) above under the heading "--Termination of the Merger Agreement."

     If BIW and RWA terminate the merger agreement as described under clause (1) above under the heading "--Termination of the Merger Agreement," then RWA must promptly pay to BIW any portion of BIW's legal fees (up to $100,000), to the extent not already paid to BIW, incurred by BIW in connection with the negotiation, drafting and execution of the merger agreement and the excluded assets agreements.

     If not paid when due, any amounts payable as described above shall bear interest at the rate of the lesser 10% per annum or the highest rate allowed by law.

AMENDMENTS

     The merger agreement may be amended at any time. However, after approval of the merger agreement by BIW stockholders and the RPB, no amendment shall be made which, under relevant law or the rules of the American Stock Exchange, must be further approved by the BIW stockholders or the RPB, unless such approval has been given.

                                APPRAISAL RIGHTS

                                 --------------

YOU HAVE A RIGHT TO DISSENT

     Under the Connecticut Business Corporation Act, or CBCA, if you do not wish to accept the merger consideration of $23.75 per share for your shares of BIW common stock as provided in the merger agreement, you have the right to dissent from the merger and to seek an appraisal of, and to be paid the "fair value" for, the shares of BIW common stock held by you, provided that you comply with the provisions of Sections 33-855 to 33-872, inclusive, of the CBCA. Under the CBCA, "fair value" means the value of your shares immediately prior to the completion of the merger, excluding any appreciation in anticipation of the merger.

     The following discussion is not a complete statement of the law pertaining to dissenters' rights under the CBCA and is qualified in its entirety by the full text of Sections 33-855 to 33-872, a copy of which is included in this proxy statement as Appendix C. If you have a beneficial interest in shares of BIW common stock held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect your appraisal rights.

     As provided in CBCA Section 33-861(a), any one of BIW's stockholders wishing to assert dissenters' rights must:

     o deliver to BIW, before the vote is taken on the proposal to approve the merger agreement and the merger, written notice of its intent to demand payment for its shares of BIW common stock if the merger is completed; and

     o not vote its shares of BIW common stock for the proposal to approve the merger agreement and merger.

     THE RIGHTS OF A BIW STOCKHOLDER TO RECEIVE THE FAIR VALUE OF ITS SHARES OF BIW COMMON STOCK PURSUANT TO SECTIONS 33-855 TO 33-872, INCLUSIVE, OF THE CBCA IS SUCH STOCKHOLDER'S EXCLUSIVE REMEDY AS A BIW STOCKHOLDER WITH RESPECT TO THE MERGER, WHETHER OR NOT SUCH STOCKHOLDER PROCEEDS AS PROVIDED IN THOSE SECTIONS OF THE CBCA.

     As provided in CBCA Section 33-862, if the proposal to approve the merger agreement and the merger is approved and the merger is consummated, no later than ten days after the completion of the merger, BIW will deliver a written appraisal notice to each BIW stockholder who has satisfied the requirements of CBCA Section 33-861(a) described above (whom we refer to as a "dissenter"). The appraisal notice must:

     o supply an appraisal form that includes the date of the first announcement to BIW stockholders of the terms of the merger agreement (i.e., June 29, 2007) and requires that the dissenter certify whether or not it acquired ownership of the shares of BIW common stock before that date and that such dissenter did not vote for the approval of the merger agreement;

     o state where the appraisal form must be sent and where and when certificates for certificated shares must be deposited;

     o set a date by which BIW must receive the appraisal form, which date may not be fewer than 40 nor more than 60 days after the date that the written notice is delivered by BIW;

     o    state the corporation's estimate of the fair value of the shares;

     o state that the corporation will, upon written request, provide the number of dissenters who return the forms and the total number of shares owned by such dissenters;

     o set a date by which a notice to withdraw must be received by a dissenter, which date must be within 20 days after the date the appraisal form must be received by BIW; and

     o    be accompanied by a copy of CBCA Sections 33-855 to 33-872, inclusive.

     As provided in CBCA Section 33-863(a), a BIW stockholder who has received the required notice to dissenters must:

     o certify whether it acquired beneficial ownership of shares of BIW common stock before the date of the first announcement to BIW stockholders of the terms of the merger agreement (i.e., June 29, 2007); and

     o deposit the certificate or certificates representing the dissenter's shares of BIW common stock in accordance with the terms of the notice.

     ANY DISSENTER WHO DOES NOT EXECUTE AND RETURN THE APPRAISAL FORM OR DEPOSIT ITS SHARE CERTIFICATES BY THE DATE SET FORTH IN THE NOTICE IS NOT ENTITLED TO PAYMENT FOR ITS SHARES OF BIW COMMON STOCK UNDER CBCA SECTIONS 33-855 TO 33-872, INCLUSIVE.

     Except as provided below, BIW will pay each dissenter who has complied with CBCA Section 33-863(a) the amount BIW estimates to be the fair value of that dissenter's shares of BIW common stock, plus accrued interest from the date of the completion of the merger, as provided in CBCA Section 33-865(a).

     The payment must be accompanied by:

     o BIW's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment; an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest available interim financial statements, if any;

     o a statement of BIW's estimate of the fair value of the shares of BIW common stock, which estimate must equal or exceed the estimate provided in BIW's appraisal notice; and

     o a statement of the dissenter's right to demand further payment under CBCA Section 33-868.

     Pursuant to Section 33-867 of the CBCA, BIW may withhold the payment required by Section 33-865 of the CBCA from a dissenter unless such dissenter certified that it was the beneficial owner of BIW's common stock on June 29, 2007 (the date of the first public announcement of the terms of the merger agreement). Under the CBCA, BIW may treat holders of shares of BIW common stock acquired on or after the public announcement date differently from persons who acquired their shares of BIW common stock prior to such date. Accordingly, to the extent BIW elects to withhold payment to such dissenter, BIW may condition its offer of payment on such dissenter's agreement to accept BIW's estimate of the fair value of the shares of BIW common stock, plus interest, in full satisfaction of such dissenter's demand. If so, BIW would pay this amount to each dissenter who agrees to accept it in full satisfaction of such dissenter's demand. BIW must send with its offer a statement of its estimate of the fair value of the shares of BIW common stock, a statement that dissenters wishing to accept such offer must so notify BIW within 30 days after the receipt of such offer, and a statement that dissenters who do not satisfy the requirements for demanding payment under Section 33-868 of the CBCA shall be deemed to have accepted BIW's offer.

     Pursuant to CBCA Section 33-868:

     o a dissenter paid pursuant to CBCA Section 33-865 who is dissatisfied with the amount of the payment may notify BIW in writing of its own estimate of the fair value of its shares of BIW common stock and the amount of interest due, and demand payment of its estimate, less any payment made by BIW under CBCA Section 33-865; and

     o a dissenter offered payment pursuant to CBCA Section 33-867 who is dissatisfied with the amount of the offer may reject the offer and demand payment of its stated estimate of the fair value of its shares of BIW common stock and the amount of interest due.

     A DISSENTER WAIVES ITS RIGHT TO DEMAND PAYMENT UNDER CBCA SECTION 33-868 UNLESS IT NOTIFIES BIW OF ITS DEMAND IN WRITING WITHIN 30 DAYS AFTER BIW MAKES OR OFFERS PAYMENT FOR THE DISSENTER'S SHARES.

     Under CBCA Section 33-871, if a dissenter's demand for payment under CBCA
Section 33-868 remains unsettled, BIW must commence a proceeding within 60 days after receipt of such dissenter's demand for payment. The petition to the superior court for the judicial district where BIW's principal office is located must request the court to determine the fair value of the dissenter's shares and accrued interest. If BIW fails to commence the proceedings within the prescribed time period, BIW must pay each dissenter whose demand remains unsettled the amount demanded, plus interest. All dissenters making demands for payment as described above, whose demands remain unsettled, wherever residing, would be made parties to the proceeding and all parties must be served with a copy of the petition. Dissenters not resident in Connecticut may be served by registered or certified mail or by publication as provided by law.

     The jurisdiction of the court shall be plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the powers described in the order appointing them, or in any amendment to it. Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value of that dissenter's shares, plus interest, exceeds the amount paid by BIW, or the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under CBCA Section 33-867, as applicable.

     The costs and expenses, including the reasonable compensation and expenses of court-appointed appraisers, of the proceeding will be determined by the court and will be assessed against BIW, except that the court may assess costs against all or some dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by CBCA Sections 33-855 to 33-872, inclusive.

     The court may also assess the fees and expenses of counsel and experts employed by any party, in amounts the court finds equitable:

     o against BIW in favor of any or all dissenters if the court finds that BIW failed substantially to comply with the requirements of CBCA Sections 33-860 to 33-868, inclusive; or

     o against either BIW or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to rights provided by CBCA Sections 33-855 to 33-872, inclusive.

     If the court finds that the services of the counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees should not be assessed against BIW, the court may award reasonable fees to the counsel to be paid out of the amounts awarded to the dissenters who were benefited.

     IF YOU INTEND TO EXERCISE DISSENTERS' RIGHTS, YOU SHOULD CAREFULLY REVIEW THE TEXT OF THE APPLICABLE PROVISIONS OF THE CBCA SET FORTH IN APPENDIX C TO THIS PROXY STATEMENT AND YOU SHOULD ALSO CONSULT WITH YOUR ATTORNEY. YOUR FAILURE TO FOLLOW PRECISELY THE PROCEDURES SUMMARIZED ABOVE AND SET FORTH IN APPENDIX C TO THIS PROXY STATEMENT MAY RESULT IN A LOSS OF DISSENTERS' RIGHTS, IN WHICH CASE YOU WILL BE ENTITLED TO RECEIVE THE $23.75 MERGER CONSIDERATION RECEIVABLE WITH RESPECT TO YOUR SHARES OF BIW COMMON STOCK IN ACCORDANCE WITH THE MERGER AGREEMENT.

               COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION
                             _______________________

      BIW common stock is traded on the American Stock Exchange under the symbol "BIW." The table below sets forth the high and low sales prices per share for each quarterly period for the two most recent fiscal years and for the current fiscal year to date as reported by the American Stock Exchange. These prices do not include adjustments for retail markups, markdowns or commissions.

                                                                HIGH       LOW
      FISCAL YEAR ENDING DECEMBER 31, 2007
      Third Quarter (through August 1, 2007) .............     $22.56     $22.20
      Second Quarter......................................     $22.70     $15.50
      First Quarter.......................................     $17.65     $15.25

      FISCAL YEAR ENDED DECEMBER 31, 2006
      Fourth Quarter......................................     $16.36     $14.70
      Third Quarter.......................................     $17.46     $16.12
      Second Quarter......................................     $18.73     $17.49
      First Quarter.......................................     $18.73     $16.73

      FISCAL YEAR ENDED DECEMBER 31, 2005
      Fourth Quarter......................................     $19.70     $17.55
      Third Quarter.......................................     $20.05     $18.72
      Second Quarter......................................     $20.65     $17.70
      First Quarter.......................................     $20.58     $18.80

      On June 28, 2007, the last trading day before the announcement of the merger agreement, the high, low and closing sales price per share of BIW common stock as reported by the American Stock Exchange was $17.00. On _______, 2007, the last trading day before the date of this proxy statement, the high, low and closing sales prices per share of BIW common stock as reported by the American Stock Exchange were $___, $___ and $___, respectively. YOU SHOULD OBTAIN CURRENT MARKET PRICE QUOTATIONS FOR BIW COMMON STOCK IN CONNECTION WITH VOTING YOUR SHARES.

      On the record date for the annual meeting, there were approximately _____ holders of record of BIW common stock.

      Since January 1, 2005, BIW has paid a quarterly dividend in the amount of $0.17 per share in each of the ten quarters through and including the second quarter of 2007. Under the terms of the merger agreement, BIW is not permitted to pay any dividends beyond the dividend payable with respect to the third quarter of 2007.

      BIW has not during the past three years made an underwritten public offering of its common stock for cash that was registered under the Securities Act of 1933 or exempt from registration under the Securities Act.

                            INFORMATION REGARDING BIW
                             _______________________

      We are the parent company of Birmingham Utilities, Inc. ("BUI") a specially chartered Connecticut public service corporation in the business of collecting and distributing water for domestic, commercial and industrial uses and fire protection in Ansonia and Derby, Connecticut, and in small parts of the contiguous Town of Seymour, which is referred to as the "Ansonia division." BUI's direct subsidiary, Eastern Connecticut Regional Water Company, Inc. ("ECRWC"), provides water service for domestic and commercial use in 33 satellite water operations in 16 towns in eastern Connecticut. Birmingham H2O Services Inc. ("H2O"), our non-regulated subsidiary, offers a consumer protection program for residential service lines and provides water-related services to other water utilities, municipalities, contractors and individuals throughout Connecticut. Under its charter, BUI enjoys a monopoly franchise in the distribution of water in the area which it serves. In conjunction with its right to sell water, BUI has the power of eminent domain and the right to erect and maintain certain facilities on and in public highways and grounds, all subject to such consents and approvals of public bodies and others as may be required by law.

      Our common stock is currently traded on the American Stock Exchange under the symbol "BIW." We were incorporated in Connecticut in March 2002. Our principal executive offices are located at 230 Beaver Street, Ansonia Connecticut 06401-0426, and our telephone number is (203) 735-1888.

       Our web site address is WWW.BUIWEB.COM. Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports, are available free of charge on our web site as soon as reasonably practicable after such material is filed with, or furnished to, the Securities and Exchange Commission. Such forms are also available at the Securities and Exchange Commission's web site at WWW.SEC.GOV.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                              AND MANAGEMENT OF BIW
                             _______________________

      The following tables set forth information known to BIW with respect to the beneficial ownership of BIW common stock for (1) each person known by BIW to beneficially own more than five percent of BIW's issued and outstanding common stock, (2) each of BIW's directors, (3) each of BIW's executive officers and (4) all of BIW's current executive officers and directors as a group. Percentages are calculated based on the number of shares of our common stock issued and outstanding as of August 9, 2007. This ownership information is as of August 9, 2007, unless otherwise indicated in the footnotes.

      Unless otherwise noted, each of the stockholders listed in the tables possess sole voting and investment power with respect to the shares indicated. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group. As of August 9, 2007, there were 1,679,579 shares of common stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tables set forth information with respect to the only persons known by BIW to be the beneficial owners of more than five percent (5%) of the outstanding shares of BIW common stock.

NAME AND ADDRESS OF                     AMOUNT AND NATURE OF
BENEFICIAL OWNERS                       BENEFICIAL OWNERSHIP    PERCENT OF CLASS
---------------------                   --------------------    ----------------
Group consisting of Betsy Henley-Cohn,
Cohn Realty & Investment, Betsy Cohn
Spray Trust and Betsy Cohn Income Trust       198,396 (1)             11.8%
80 Hamilton Street
New Haven, Connecticut 06511

TowerView LLC                                  95,700 (2)              5.7%
500 Park Avenue
New York, NY 10022


(1) Of the 198,396 shares owned by this Group, Betsy Henley-Cohn owns 20,000 shares directly; Cohn Realty & Investment (a Connecticut general partnership consisting of three investment trusts whose managing agent is Betsy Henley-Cohn, whose beneficiaries are certain members of the Cohn Family and whose Trustees are Rhoda Cohn and Stanley Bergman) has beneficial ownership of 69,200 shares; Juniper LLC, Betsy Henley-Cohn and Juri Henley-Cohn, as trustees for Jesse Henley-Cohn, have beneficial ownership of 28,700 shares; Betsy Cohn Spray Trust has beneficial ownership of 59,176 shares; Betsy Cohn Income Trust has beneficial ownership of 21,320 shares; Betsy Henley-Cohn has either a controlling or a beneficial interest in Cohn Realty & Investment, Betsy Cohn Spray Trust and Betsy Cohn Income Trust. No member of the Group owns or has the right to acquire, directly or indirectly, any other shares. Unless otherwise indicated, the named beneficial owner of the shares has sole voting and dispositive power with respect thereto.

(2) Based upon information set forth in a Schedule 13G filed with the Securities and Exchange Commission on July 13, 2007. TowerView LLC has sole voting and dispositive power over all of the indicated shares.

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information with respect to shares of BIW common stock beneficially owned by BIW's executive officers and directors.

----------------------------- --------------------------- ----------------------
                              Common Shares
Name                          Beneficially Owned (1)      Percent of Class (2)
----                          ----------------------      --------------------
----------------------------- --------------------------- ----------------------
Mary Jane Burt                19,726 (3)                          1.2%
James E. Cohen                80,296 (4)                          4.8%
Betsy Henley-Cohn             198,396 (5)                        11.8%
Juri Henley-Cohn              56,024 (6)                          3.3%
Alvaro da Silva               15,315 (7)                            *
Themis Klarides               10,200                                *
B. Lance Sauerteig            10,400                                *
Kenneth E. Schaible           10,460 (8)                            *
John S. Tomac                 11,215                                *
Executive Officers and
Directors as a group,
9 in number                   383,332 (9)
                                                                 22.3%
----------------------------- --------------------------- ----------------------
* Less than 1%

(1) Includes options to purchase shares of common stock exercisable within 60 days of August 9, 2007, as follows: Mr. da Silva, 7,500; Mr. Henley-Cohn 6,250; Mr. Sauerteig, 5,000; Ms. Burt, 10,000; and Ms. Klarides 10,000.

(2) For the purpose of calculating the percentage of common stock beneficially owned (a) by the individual persons listed in the table, the number of options held by such person is included in both the number of shares beneficially owned by the person and in the total number of shares outstanding in the class with respect to the individual person's percentage calculation, and (b) by the directors and officers as a group, the total number of shares beneficially owned by the group and the total number of shares outstanding includes the 38,750 shares issuable upon the exercise of options exercisable by all persons in the group within 60 days of August 9, 2007.

(3) Includes 1,586 shares held for Ms. Burt's children.

(4) Includes 64,696 shares held by Mr. Cohen as Trustee for the David B. Cohen Family Trust, and 3,600 shares held in a brokerage custodial account for Mr. Cohen's benefit.

(5) Ms. Henley-Cohn is a member of the stockholder group described in the preceding table. The 198,396 shares set forth in this table is the aggregate number of shares held by all of the members of the group. See note (1) to the preceding table for information concerning shares beneficially held by Ms. Henley-Cohn.

(6) Includes 28,700 shares beneficially owned by Juniper LLC, Betsy Henley-Cohn and Juri Henley-Cohn, as trustees for Jesse Henley-Cohn. In addition to the 21,074 shares held by him directly, Mr. Henley-Cohn is one of the beneficiaries of (i) the trusts held by Cohn Realty & Investment which has beneficial ownership of 69,200 shares, (ii) the Betsy Cohn Spray Trust which has beneficial ownership of 59,176 shares, and (iii) the Betsy Cohn Income Trust which has beneficial ownership of 21,320 shares. Mr. Henley-Cohn however, does not have either voting or dispositive power with respect to any such shares.

(7) Includes 2,000 shares owned with Cynthia da Silva.

(8) Includes 1,000 shares owned with Dorothy Schaible.

(9) The 28,700 shares beneficially owned by Juniper LLC, Betsy Henley-Cohn and Juri Henley -Cohn, as trustees for Jesse Henley-Cohn were only counted once in this total.

              INFORMATION REGARDING RWA AND RWA'S MERGER SUBSIDIARY
                             _______________________

South Central Connecticut Regional Water Authority
90 Sargent Drive
New Haven CT 06511-5966
Telephone:  (203) 562-4020

      The South Central Connecticut Regional Water Authority is a corporation constituting a public instrumentality and a political subdivision of the State of Connecticut serving about 400,000 consumers in the Connecticut towns of Bethany, Branford, Cheshire, East Haven, Hamden, Milford, New Haven, North Branford, North Haven, Orange, West Haven and Woodbridge, which have an aggregate population of approximately 419,500 persons. The RWA also owns land in Guilford, Killingworth, Madison and Prospect, but no customers are served in those municipalities. The RWA provides an average of 55 million gallons of water a day to its consumers.

RWA21, Ltd.
90 Sargent Drive
New Haven CT 06511-5966
Telephone:  (203) 562-4020

      RWA21, Ltd. is a newly-formed Connecticut corporation that is wholly-owned by RWA. RWA21, Ltd. was incorporated on June 28, 2007 in preparation for the proposed merger and has not conducted any business activities to date other than activities incidental to its formation and in connection with the transaction contemplated by the merger agreement. RWA21, Ltd.'s certificate of incorporation provides that the corporation may engage in any lawful act for which a corporation may be organized under the CBCA, authorizes the corporation to issue up to 20,000 shares of common stock, no par value, and provides for a limitation on liability of, and indemnification for, its directors.

                           BIW LIMITED ANNUAL MEETING
                             _______________________

GENERAL INFORMATION ABOUT THE ANNUAL MEETING, PROXIES AND VOTING

      The annual meeting of the stockholders of BIW will be held on Wednesday, September 26, 2007, at 2:00 p.m. local time, at John J. Sullivan's Restaurant, 557 Wakelee Avenue, Ansonia, CT 06401.

MATTERS FOR CONSIDERATION

      At the annual meeting, the BIW stockholders will consider and vote upon:

      1. A proposal to elect eight directors of BIW to serve for the ensuing year;

      2. A proposal to ratify the appointment of Dworken, Hillman, LaMorte & Sterczala, P.C. as the Company's independent auditors for the year ending December 31, 2007;

      3.  A proposal to approve the merger agreement attached as Appendix A;

      4. A proposal to approve the adjournment or postponement of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the merger agreement; and

      5. any other business as may properly come before the meeting or any adjournments or postponements of the meeting.

      THE BIW BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT BIW COMMON STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND "FOR" PROPOSALS 1, 2, AND 4 LISTED ABOVE.

PROXY SOLICITATION

      This proxy statement and the accompanying proxy card are furnished to the holders of common stock of BIW in connection with the solicitation of proxies for use at the annual meeting of stockholders to be held on Wednesday, September 26, 2007, or at any adjournment of the annual meeting. The purposes of the meeting and the matters to be acted upon are described in this proxy statement.

      Our board of directors is soliciting proxies for use at the meeting. A form of proxy for use at the annual meeting and a return envelope for the proxy are enclosed. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, our officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, facsimile, or in person to request that proxies be furnished. We will pay all expenses incurred in connection with this solicitation.

RECORD DATE AND VOTING RIGHTS

      Only stockholders of record at the close of business on August 9, 2007 are entitled to notice of and to vote at the annual meeting or any adjournment of the annual meeting. On August 9, 2007 there were 1,679,579 shares of common stock outstanding. Each stockholder is entitled to one vote for each common share owned as of the record date on each of the matters to be presented at the annual meeting.

The holders of a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under Connecticut law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the American Stock Exchange. The effect of broker non-votes on the specific items to be brought before the annual meeting is discussed under each item.

      A list of stockholders entitled to vote at the meeting will be open for inspection by any stockholder, beginning two business days after the date of this notice and continuing through the meeting, at the offices of BIW at 230 Beaver Street, Ansonia Connecticut 06401-0426.

REQUIRED VOTES

      Assuming a quorum is present, (1) the election of directors requires a plurality of the votes cast by the outstanding shares of BIW common stock entitled to vote and present, in person or by proxy, at the annual meeting, (2) the proposals regarding our independent auditor and adjournment of the meeting will be approved if the number of votes cast in favor of each such proposal exceeds the number of votes cast against such proposal, and (3) approval of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of BIW common stock. In the absence of a quorum at the meeting, the meeting may be adjourned to another date upon the affirmative vote of a majority of shares of BIW common stock present, in person or by proxy, at the annual meeting.

      If you do not vote in favor of approving the merger agreement, and you otherwise comply with the applicable statutory procedures of CBCA Sections 33-855 to 33-872, inclusive, you will be entitled to appraisal rights under CBCA Sections 33-855 to 33-872, inclusive, in connection with the merger, and you will be entitled to receive, in lieu of the $23.75 per share merger consideration, payment in cash of the "fair value" of your shares of BIW common stock, plus interest. A copy of Sections 33-855 to 33-872, inclusive, of the CBCA is included as Appendix C to this proxy statement. We also refer you to the information included under the heading "Appraisal Rights" in this proxy statement.

REVOCABILITY AND VOTING OF PROXY

      Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with our Secretary a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of common stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified. If no specifications are given, the proxies intend to vote the shares represented to approve Proposals No. 1, 2, 3 and 4 as described in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

      Our Bylaws provide for not less than seven nor more than fifteen directors to be elected at the annual meeting of stockholders, each to serve for the ensuing year and until his or her successor is elected and has qualified. The board of directors currently consists of nine (9) persons. Ms. Themis Klarides, a current member of the board of directors, is not seeking re-election and, therefore, Ms. Klarides' term will expire as of the date of the annual meeting. Further, the Committee on Directors recommended to the board of directors, and the Board approved, the renomination of the other eight (8) directors. All eight
(8) nominees have consented to be named and have indicated their intent to serve if elected. BIW Limited has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the board of directors will occur. In the event any of these nominees is unable to serve as a director, the shares represented by the executed and unrevoked proxies will be voted for the person, if any, who is designated by the board of directors to replace the nominee.

      The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are as follows:

                                          Year First           Principal Occupation
      Director                Age      Became Director         During the Past Five Years
      --------                ---      ---------------         --------------------------
      Mary Jane Burt          53             2000              Associate, H. Pearce, Real Estate Company; Principal, The
                                                               Laurel Group (Business Consultants) since 1998.  Previously
                                                               Director, INSITE ONE (1999-2002).
      James E. Cohen          60             1982              Practicing attorney with Derby law firm Cohen & Thomas
                                                               since 1971; Attorney Trial Referee for the Connecticut
                                                               Superior Court since 1996.
      Betsy Henley-Cohn       55             1981              Chairwoman of the board of directors and Chief Executive
                                                               Officer of the Company since 1992; Chairperson/Treasurer,
                                                               Joseph Cohn & Sons, Inc. (construction subcontractors)
                                                               since 1979; Director, UIL Holdings Corporation, since 1990;
                                                               Director, Aristotle Corp. (1995-2002).
      Juri Henley-Cohn*       29             2004              Vice President, Joseph Cohn & Son (construction
                                                               subcontractor); Managing Member, Cohn Realty & Investment
                                                               (real estate management and development company); Writer;
                                                               Producer; Graduate of Harvard University.

      Alvaro da Silva         61             1997              President, DSA Corp. (a management company) since 1979;
                                                               President B.I.D., Inc. (land development and home building company); Managing Partner, Connecticut Commercial
                                                               Investors, LLC (a commercial real estate and investment
                                                               partnership) since 1976.
      B. Lance Sauerteig      62             1996              Principal in BLS Strategic Capital, Inc. (financial and
                                                               investment advisory company) since 1994; Principal in
                                                               Tortoise Capital Partners, LLC (real estate investments)
                                                               since 2000; Director, Chemwerth, Inc. since 2003; Director,
                                                               United Aluminum Corporation since 2002.
      Kenneth E. Schaible     65             1994              Real Estate Developer and Director of AuthX, Inc.
      John S. Tomac           54             1999              President of Company since October 1, 1998; Treasurer of
                                                               the Company since December 1997; previously, Vice President of Company (December 1, 1997-September 30, 1998).


* Mr. Henley-Cohn is the son of Ms. Henley-Cohn, the Chairwoman of the Board and Chief Executive Officer of BIW Limited.

VOTE REQUIRED

      Assuming that a quorum is present, the nominees receiving a plurality of the votes cast by the outstanding shares of BIW common stock entitled to vote and present, in person or by proxy, at the annual meeting, shall be elected as directors. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present.

      THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 - ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF BIW LIMITED AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

ADDITIONAL INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

      In 2006, the board of directors held five meetings. Each director attended at least seventy five percent (75%) of the aggregate number of meetings of the board of directors and any Committees on which he or she served.

      Betsy Henley-Cohn and John S. Tomac are employee directors of the Board. Juri Henley-Cohn is not an independent director since he has an immediate family member of a person who is employed by BIW as an executive officer. The board of directors has determined affirmatively that Mary Jane Burt, James E. Cohen, Alvaro da Silva, B. Lance Sauerteig and Ken Schaible are independent directors, and that Themis Klarides was an independent director, based upon listing standards of the American Stock Exchange and none of these directors has or had a relationship that would interfere with their ability to exercise independent judgment when carrying out director responsibilities.

      The board of directors' Executive Committee consists of Ms. Henley-Cohn, Ms. Burt and Messrs. Tomac, Cohen, Henley-Cohn and Sauerteig. The Executive Committee met five times in 2006. The Executive Committee reviews strategic planning alternatives and advises the board of directors on financial policy, issuance of securities and other high priority issues.

      Members of the Board serve on at least one of the three committees described below, except for directors who are also employees of the company, who do not serve on Board committees beyond the Executive Committee. Each of the committees is governed by a written charter; copies of each committee charter are available on our website at WWW.BUIWEB.COM.

      The board of directors' Audit Committee, which met four times in 2006, currently consists of Messrs. Schaible, da Silva and Sauerteig and Ms. Burt and Ms. Klarides. The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent accountants and reviews the degree of their independence; approves the scope of the audit engagement, including the cost of the audit; approves any non-audit services rendered by the accountants and the fees therefor; reviews with the accountants and management our policies and procedures with respect to internal accounting and financial controls and, upon completion of an audit, the results of the audit engagement; and reviews internal accounting and auditing procedures with our financial staff and the extent to which recommendations made by the independent accountants have been implemented.

      The board of directors has determined that Mr. Schaible is an "audit committee financial expert" as that term is defined in Regulation S-K of the Securities and Exchange Commission. All members of the Audit Committee are independent under Rule 10A-3 of the Securities and Exchange Commission and American Stock Exchange listing standards. The Audit Committee charter, as amended on March 25, 2004, meets the current requirements of the Securities and Exchange Commission and the American Stock Exchange.

      The board of directors' Personnel and Pension Committee, which met four times in 2006, currently consists of Messrs. Sauerteig and Schaible and Ms. Burt and Ms. Klarides. The Personnel and Pension Committee reviews and makes all decisions regarding executive officer compensation. It also proposes to the full Board overall payroll pool levels and pension plan arrangements for all employees. These functions are not delegated to our officers or to third-party professionals, although the committee does from time to time, retain third-party consultants to provide advice regarding compensation issues. The committee also considers input from our executive officers, although final decisions regarding executive compensation are made by the committee. All members of the Personnel and Pension Committee are independent as defined pursuant to American Stock Exchange listing standards.

      The Committee on Directors, which met once in 2006, consists of Messrs. Cohen, da Silva and Schaible and Ms. Burt. The Committee makes recommendations to the board of directors for board replacements when vacancies exist, and nominees for the Board to be proposed at each annual meeting of stockholders. The Committee on Directors also makes recommendations regarding compensation levels for the board of directors. All members of the Committee on Directors are independent as defined pursuant to American Stock Exchange listing standards. The Committee on Directors does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the board of directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of BIW Limited and the composition of the board of directors. Members of the Committee on Directors discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Once a candidate is identified whom the committee wants to seriously consider and move toward nomination, the Chairperson of the Committee on Directors enters into a discussion with that nominee. The Committee on Directors will consider nominees recommended by stockholders. The policy adopted by the Committee on Directors provides that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees. Stockholders who wish to submit nominees for director for consideration by the Committee on Directors for election at our 2008 annual meeting of stockholders may do so by submitting in writing the names of such nominees with their qualifications and biographical information forwarded to the Committee in care of the corporate Secretary of BIW Limited between December 1, 2007 and December 31, 2007.

COMPENSATION OF DIRECTORS

      The Company's non-employee directors received an annual fee of $6,000. Additionally, each non-employee director received $750 for each full Board meeting attended and $600 for each Committee meeting attended. Ms. Henley-Cohn and Mr. Tomac received no separate compensation for their service as directors. Directors are eligible to receive options pursuant to our 2000 Stock Option Plan for Non-Employee Directors. Options were granted to one director in 2006, Juri Henley-Cohn.

      The following table shows all compensation paid or granted, during or with respect to the 2006 fiscal year to each of the non-employee directors for services rendered to BIW Limited and its subsidiaries during 2006.

                           2006 DIRECTOR COMPENSATION

----------------------- ------------------- ----------------- -----------------
                         Fees Earned or
        Name (1)         Paid in Cash ($)     Option Awards       Total ($)
----------------------- ------------------- ----------------- -----------------
Mary Jane Burt                $17,100                            $17,100
----------------------- ------------------- ----------------- -----------------
James E. Cohen                 14,100                             14,100
----------------------- ------------------- ----------------- -----------------
Alvaro da Silva                11,400                             11,400
----------------------- ------------------- ----------------- -----------------
Juri Henley-Cohn               13,500            $14,832          28,332
----------------------- ------------------- ----------------- -----------------
Themis Klarides                15,300                             15,300
----------------------- ------------------- ----------------- -----------------
B. Lance Sauerteig             17,100                             17,100
----------------------- ------------------- ----------------- -----------------
Kenneth E. Schaible            14,700                             14,700
----------------------- ------------------- ----------------- -----------------

(1) Our non-employee directors are eligible to receive options under our 2000 Stock Option Plan for Non-Employee Directors. One grant of 2,500 options, which will be fully exercisable as of August 1, 2008, was made to Juri Henley-Cohn in 2006. As of August 9, 2007, Ms. Burt, Ms. Klarides and Mr. Henley-Cohn each held options to purchase 10,000 shares of BIW common stock, Mr. da Silva held options to purchase 7,500 shares of BIW common stock, and Mr. Sauerteig held options to purchase 5,000 shares of BIW common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the members of our Personnel and Pension Committee have ever been an officer or employee of the Company or had any relationship with the Company of the type required to be disclosed under the rules of the SEC. There did not exist during 2006 any relationship between an executive officer of the Company and another entity with which a director of the Company was an executive officer.

      Other than as set forth in our Code of Ethics, our board does not have a specific policy regarding review of transactions involving directors, management or other related parties. However, we discourage such transactions and have historically limited the approval of any such transactions to specific and rare instances with the full disclosure to, and approval of, the disinterested members of the board.

COMMUNICATIONS WITH DIRECTORS

      In order to provide our stockholders and other interested parties with a direct and open line of communication to the board of directors, the board of directors has adopted the following procedures for communications to directors. BIW's stockholders and other interested persons may communicate with the non-management directors of the Company by sending an e-mail to the corporate Secretary at hvitale@buwater.com. Communications may also be sent by mail addressed in care of the corporate Secretary, BIW Limited, 230 Beaver Street, Ansonia, Connecticut 06401.

      All communications received in accordance with these procedures will be reviewed initially by our corporate Secretary. The Secretary will relay all such communications to the appropriate director or directors unless the Secretary determines that the communication:

      o does not relate to the business or affairs of BIW or the functioning or constitution of the board of directors or any of its committees;

      o relates to routine or insignificant matters that do not warrant the attention of the board of directors;

      o is an advertisement or other commercial solicitation or communication;

      o    is frivolous or offensive; or

      o    is otherwise not appropriate for delivery to directors.

      The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full board of directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

      Our Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Committee on Directors of the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

      We have not established a formal policy regarding director attendance at our annual meetings of stockholders, but our directors generally do attend the annual meeting. The Board Chairperson presides at the annual meeting of stockholders, and the board of directors holds one of its regular meetings in conjunction with the annual meeting of stockholders. All of the members of the Board at the time of the Company's 2006 annual meeting of stockholders attended that meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Directors and persons who are considered "officers" of the company for purposes of Section 16(a) of the Securities Exchange Act of 1934 and greater than ten percent stockholders (referred to as reporting persons) are required to file reports with the Securities and Exchange Commission showing their holdings of and transactions in Company securities. It is generally our practice to file the forms on behalf of our reporting persons who are directors or officers. We believe that all such forms have been timely filed for 2006.

CODE OF ETHICS

      Our board of directors has approved a Code of Ethics in accordance with the rules of the Securities and Exchange Commission and the American Stock Exchange that governs the conduct of each of our employees and directors, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Ethics is available on our website at WWW.BUIWEB.COM. Any amendments to or waivers of the Code of Ethics that apply to our principal executive officer, principal financial officer or principal accounting officer and that relates to any element of the definition of the term "code of ethics," as the term is defined by the Securities and Exchange Commission, will be posted on our website at WWW.BUIWEB.COM. There are currently no such amendments or waivers.

                         EXECUTIVE OFFICER COMPENSATION

EXECUTIVE CONTRACTS

      John S. Tomac
      -------------

      Effective October 1, 1998, we entered into an employment agreement with our President, John S. Tomac. The agreement provides for an initial three-year term with automatic monthly extensions to the term to provide for an ongoing three-year term, unless either party gives written notice that the agreement will no longer be automatically extended. Neither party has given such written notice to the other and, therefore, on August 1, 2007 the agreement was automatically extended to July 31, 2010. The employment agreement terminates upon the death of Mr. Tomac or upon mutual agreement of the parties. The agreement can be terminated by us: (i) for "cause" (as defined in the employment agreement), (ii) in the event Mr. Tomac becomes disabled, or (iii) without cause, during a six month period during each term; provided however, that if Mr. Tomac is terminated without cause during such six month period, he is entitled to receive a severance package equal to his base salary plus benefits for one year from the date of such termination. Mr. Tomac may terminate the agreement in the event of a Change of Control (as defined in the employment agreement) or in the event that we breach this agreement. If Mr. Tomac elects to terminate the agreement upon a Change of Control, he will be entitled to receive a lump sum payment, payable within 90 days of making the election, equal to two times the greater of (x) his compensation during the last full fiscal year immediately preceding the election and (y) his average annual compensation with respect to the two most recent fiscal years preceding such election. Mr. Tomac's compensation for purposes of the foregoing calculation includes base salary, bonus and any other cash incentives paid to him. If Mr. Tomac does not elect to terminate the agreement upon a Change of Control, the agreement will continue in effect for a period of three years from the Change of Control and then terminate.

      The employment agreement provides for an annual salary of $100,000 and provides that the board of directors shall review Mr. Tomac's salary annually. Mr. Tomac's annual salary for 2006 is set forth below the Summary Compensation Table included in the section "Compensation Disclosure Tables". In addition, we agree to provide an automobile for Mr. Tomac and pay all expenses in connection with the operation of the vehicle. Pursuant to the employment agreement, Mr. Tomac is entitled to four weeks paid vacation, to be taken each year and is also entitled to participate in any employee welfare and retirement plan or program available generally to our employees including hospital, medical and dental benefits.

      Under the employment agreement, we agree to indemnify Mr. Tomac to the fullest extent permissible under Connecticut law against all costs, charges and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or his serving or having served any other enterprise as a director, officer or employee at the request of the Company. In addition, Mr. Tomac is entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers with respect to such costs, charges and expenses.

COMPENSATION DISCUSSION AND ANALYSIS

      Our Personnel and Pension Committee (the "Committee"), which is currently comprised of four independent non-employee directors, has formulated a compensation program, the overall objective of which is to enable us to attract, retain and reward capable executives and other employees who can contribute to the success of the Company. Three key principles serve as the guiding framework for compensation decisions designed to achieve that overall objective:

      o Provide base compensation, pension benefits, and health and welfare benefits that are competitive with similar water utility companies;

      o Motivate senior executives to achieve annual and long-term business goals by providing cash bonus and equity-based incentive opportunities; and

      o Strive for fairness in administration by emphasizing performance - related measures as the basis of compensation decisions.

Accordingly, we have designed a four-part executive compensation program consisting of base salary, cash bonuses, equity awards, and pension and other employment benefits, all as further described below. The Committee makes all decisions regarding the compensation of the Named Executive Officers, and those executives are not involved in the process of setting such compensation.

      BASE SALARY. We seek to maintain levels of compensation that are competitive with similar water utility companies to attract and retain talented executives. Our philosophy regarding base salaries is conservative; we seek to maintain salaries for the aggregate officer group at approximately the competitive industry average. Periodic increases in base salary relate to individual contributions evaluated against established objectives, length of service, and the industry's pay practices. We have determined that the base salary for 2006 for our Chief Executive Officer and for the other executive officers was generally at or below the competitive industry average.

      CASH BONUSES. We reward exceptional performance by executives in a particular year with discretionary cash bonuses. These bonuses are not part of an incentive compensation plan that sets targets in advance, but are made on a discretionary basis to individual officers in light of exceptional efforts in pursuing corporate objectives.

      LONG TERM INCENTIVES. We believe that a compensation program should align the interests of executives with those of stockholders and allow executives to potentially gain financially from stock price increases over the long-term. Therefore, Company executives are eligible to receive stock options, giving them the right to purchase shares of common stock at a specified price in the future. We believe that the use of stock options as the basis for long-term incentive compensation meets our compensation strategy and business needs by retaining key employees, aligning their interests with those of stockholders and rewarding long-term contributions to the Company. Ms. Henley-Cohn and Mr. Tomac do not have outstanding options currently; the Committee believes that given Ms. Henley-Cohn and Mr. Tomac's significant equity ownership that their interests are well-aligned with stockholders.

      OTHER BENEFITS. Our philosophy is to provide pension, health- and welfare-oriented benefits to executives and employees that are competitive with similar water utility companies, but to maintain a conservative posture relative to executive benefits. Consistent with industry practices, we provide a company automobile to certain executive officers.

      GENERALLY. In setting overall compensation for executives, we consider the level of each executive's equity ownership in deciding whether to make additional equity grants and adjustments to base salary. Due to her significant equity ownership, the Chief Executive Officer's base salary is set below the industry average. Otherwise, each element of compensation is set to be competitive with similar water utility companies, and individual performance for the Named Executive Officers is typically evaluated in terms of the Company's earnings per share.

      COMPARABLE COMPANIES. As noted above, a principal objective of the Company's compensation program for executives is to be competitive with similar water utility companies. The Committee evaluates data from a variety of sources, but typically focuses on water utility companies based in Connecticut of comparable size, including Torrington Water Company, Valley Water System, Avon Water Company and Connecticut Water Company. The Committee carefully evaluates compensation data regarding such comparable companies when an executive joins the Company. The Committee also revisits such data from time to time in considering adjustments to compensation, but factors individual performance more heavily than comparable company data in making such adjustments.

      TAX AND ACCOUNTING CONSIDERATIONS. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation over $1 million paid to a corporation's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the cap if certain requirements are met. We intend to structure the compensation of our executive officers in a manner that should ensure that the Company does not lose any tax deductions because of the $1 million compensation limit. The salaries for our highest paid executives are established at levels approximating the average for companies of comparable size in similar industries and are not expected to approach $1 million in the foreseeable future.

COMPENSATION DISCLOSURE TABLES

      Summary Compensation Table
      --------------------------

      The following table shows all compensation paid or granted, during or with respect to the 2006 fiscal year to the President and Chief Executive Officer for services rendered to BIW Limited and its subsidiaries during 2006. (Persons in this group are referred to individually as a "named executive officer" and collectively as the "named executive officers," and the titles listed are the titles held as of the end of the 2006 fiscal year.)

                           SUMMARY COMPENSATION TABLE

                                                                Change in Pension Value &
                                                                  Non-qualified Deferred      All Other
                                                      Bonus       Compensation Earnings      Compensation          Total
Name and Principal Position   Year     Salary ($)      ($)                 ($)                  ($)(a)              ($)
---------------------------   ----     ---------      -----      ------------------------    ------------        ---------
John S. Tomac,                2006      155,493        $500               6,473                 26,630            189,096
President and Treasurer

Betsy Henley-Cohn,            2006       84,365         --                4,263                  5,062             93,690
Chief Executive Officer

(a) Amounts shown consist of a car allowance, which includes gas, maintenance, insurance and depreciation in the amount of $16,416 for Mr. Tomac, payment of life insurance premiums of $902 for Mr. Tomac, and a Company 401(k) match in the amount of $9,312 for Mr. Tomac and $5,062 for Ms. Henley-Cohn.

GRANT OF PLAN BASED AWARDS

      The Company did not make any plan-based equity or non-equity grants during the 2006 fiscal year to the named executive officers.

OPTION EXERCISES AND STOCK VESTED

      The named executive officers did not hold any unexercised options during 2006, and therefore, no options to purchase common stock were exercised in 2006 by these persons.

PENSION BENEFITS

      The following table shows information as of December 31, 2006 with respect to each plan that provides retirement-based payments or other benefits to the named executive officers.

                             PENSION BENEFITS TABLE

                                                              Number of Years of         Present Value of       Payments During Last
      Name                             Plan Name              Credited Service (#)    Accumulated Benefit ($)      Fiscal Year ($)
      ----                             ---------              --------------------    -----------------------      ---------------
                            Birmingham Utilities, Inc.
John S. Tomac, President    Noncontributory Defined Benefit
and Treasurer               Plan                                       9                     58,260                      0

                            Birmingham Utilities, Inc.
Betsy Henley-Cohn, Chief    Noncontributory Defined Benefit
Executive Officer           Plan                                       13                    55,414                      0

      Birmingham Utilities, Inc., a wholly-owned subsidiary of the Company, has a noncontributory defined benefit plan, which covers substantially all of its employees. The retirement plan generally provides a retirement benefit based upon the participant's years of credited service and his or her final average earnings, with final average earnings consisting of the total compensation (including salary, bonus and overtime earnings) of the participant during the five years of highest total compensation of the participant in the ten (10) years preceding the participant's retirement or termination date. Retirement benefits are payable either as a straight life annuity, a joint and survivor annuity or in other optional forms. Normal retirement is at age 65, but certain early retirement benefits may be payable to participants who have attained age 55 and completed ten (10) years of continuous service, and survivor benefits may be payable to the surviving spouse of a vested participant who dies prior to early or normal retirement. A participant's benefit under the retirement plan vests after five years of credited service, all benefits funded by Birmingham Utilities, Inc. are based upon actuarial computations, and no contributions are made by participants.

ASSUMPTIONS

      The information contained in the financial statements included in BIW's 2006 Annual Report on Form 10-K under the heading "Note 13: Employee Benefits" is incorporated herein by reference.

NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

      The Company does not have any nonqualified defined contribution or any other nonqualified deferred compensation plans.

PERSONNEL AND PENSION COMMITTEE REPORT

      Our Personnel and Pension Committee is comprised of four independent, non-employee directors. The Personnel and Pension Committee currently consists of Mr. Sauerteig, Ms. Burt, Ms. Klarides and Mr. Schaible. As members of the Personnel and Pension Committee, it is our responsibility to administer BIW's executive compensation programs, monitor corporate performance and its relationship to compensation of executive officers, and make appropriate recommendations concerning matters of executive compensation.

      In this context, the Personnel and Pension Committee has reviewed and discussed with Management the section of this proxy statement entitled "Compensation Discussion and Analysis". Based on this review and discussion, the Personnel and Pension Committee recommended to the board of directors, and the Board has approved, that the Compensation Discussion and Analysis be included in BIW's annual report on the Form 10-K for the year ended December 31, 2006.

                         Personnel and Pension Committee
                            of the Board of Directors

                                                           -  B. Lance Sauerteig
                                                           -  Themis Klarides
                                                           -  Mary Jane Burt
                                                           -  Kenneth Schaible

AUDIT COMMITTEE REPORT

      The Audit Committee reviews BIW's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process. BIW's independent accountants are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed with management and the independent accountants, the audited financial statements for the fiscal year ended December 31, 2006. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent accountants the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from BIW Limited and its management. The Audit Committee has also considered whether the provision of non-audit services to BIW Limited by its independent accountants is compatible with the auditor's independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements for the fiscal year ended December 31, 2006 be included for filing in the Company's annual report on Securities and Exchange Commission Form 10-K for the year ended December 31, 2006.


                    Audit Committee of the Board of Directors

                                                          -  Kenneth E. Schaible
                                                          -  Alvaro da Silva
                                                          -  Mary Jane Burt
                                                          -  Themis Klarides


      PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

      The Audit Committee of the board of directors has selected Dworken, Hillman, LaMorte & Sterczala, P.C. as BIW's independent accountants for the year ending December 31, 2007, and has directed that management submit the selection of independent accountants for ratification by stockholders at the annual meeting. Representatives of Dworken, Hillman, LaMorte & Sterczala, P.C. will be present at the annual meeting to respond to questions of stockholders, but, although they have been offered the opportunity to do so, they do not otherwise propose to make any statement.

      Stockholder ratification of the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. as BIW's independent accountants is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Dworken, Hillman, LaMorte & Sterczala, P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider the selection of that firm. The Audit Committee of the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of BIW Limited and its stockholders.

AUDIT FEES

      The aggregate fees billed to BIW Limited by our independent accountants Dworken, Hillman, LaMorte & Sterczala, P.C. for professional services rendered in connection with the audit of our annual financial statements for the 2005 and 2006 fiscal years and the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for such years were $104,065 and $93,800, respectively.

TAX FEES

      The aggregate fees billed to BIW Limited for tax-related services in 2005 and 2006 by our independent accountants Dworken, Hillman, LaMorte & Sterczala, P.C. were $12,500 and $15,000, respectively.

ALL OTHER FEES

      During 2005 and 2006, no services other than those described above were rendered to BIW by Dworken, Hillman, LaMorte & Sterczala, P.C.

AUDIT COMMITTEE PRE-APPROVAL POLICY

      The Audit Committee has adopted a pre-approval policy pursuant to which certain permissible audit and non-audit services may be provided by the independent accountants. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and may be subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent accountants, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent accountants are likely to provide the most effective and efficient service based upon their familiarity with the company, and whether the service could enhance our ability to manage or control risk or improve audit quality. Notwithstanding the pre-approval policy, all of the services provided by Dworken, Hillman, LaMorte & Sterczala, P.C. in fiscal year 2006 and related fees were approved in advance by the Audit Committee.

VOTE REQUIRED

      Assuming a quorum is present, this proposal will be approved if the number of votes cast in favor of such proposal exceeds the number of votes cast against such proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter, although they will be counted in determining if a quorum is present.

      THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2 - RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS" TO BE IN THE BEST INTERESTS OF BIW LIMITED AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                PROPOSAL NO. 3 - APPROVAL OF THE MERGER AGREEMENT

      As discussed elsewhere in this proxy statement, holders of BIW common stock are considering approval of the merger agreement. Holders of BIW common stock are urged to read carefully this proxy statement in its entirety, including the appendices, for more detailed information concerning the merger agreement and the merger. In particular, holders of BIW common stock are directed to the merger agreement, a copy of which is attached as Appendix A to this proxy statement.

VOTE REQUIRED

      The affirmative vote of holders of a majority of the shares of BIW common stock outstanding as of the record date is required for the adoption of this proposal. Abstentions and broker non-votes with respect to this matter have the effect of a vote "against" the matter.

      THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 3 - APPROVAL OF THE MERGER AGREEMENT" TO BE IN THE BEST INTERESTS OF BIW LIMITED AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.


                   PROPOSAL NO. 4 - ADJOURNMENT OF THE MEETING

      If there are insufficient votes at the time of the annual meeting to approve the merger agreement, we may propose to adjourn or postpone the annual meeting, if a quorum is present, for a period of not more than one hundred twenty (120) days after the originally-scheduled meeting date, for the purpose of soliciting additional proxies to approve the merger agreement. We currently do not intend to propose adjournment or postponement at our annual meeting if there are sufficient votes to approve the merger agreement.

VOTE REQUIRED

      Assuming a quorum is present, this proposal will be approved if the number of votes cast in favor of such proposal exceeds the number of votes cast against such proposal. Broker non-votes with respect to this matter will be treated as neither a vote "for" nor a vote "against" the matter. In the absence of a quorum at the meeting, the meeting may be adjourned to another date upon the affirmative vote of a majority of shares of BIW common stock present, in person or by proxy, at the annual meeting.

      THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 4 - ADJOURNMENT OF THE MEETING," IF NECESSARY, TO BE IN THE BEST INTERESTS OF BIW LIMITED AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                              STOCKHOLDER PROPOSALS

      If the merger is completed, there will be no public participation in any future meetings of the stockholders of BIW. If the merger is not completed for any reason, all stockholder proposals which are intended to be presented at the 2008 annual meeting of stockholders must be received by us no later than __________ __, 2008 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Stockholder proposals submitted outside the process provided in Rule 14a-8 shall be considered untimely in accordance with Rule 14a-5(e) if made after __________, 2008.

                                 OTHER BUSINESS

      The board of directors knows of no other business to be acted upon at the annual meeting. However, if any other business properly comes before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.


                       WHERE YOU CAN FIND MORE INFORMATION
                             _______________________

      We file annual, quarterly and current reports, proxy statements, and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Exchange Act file number for our SEC filings is 1-31374. Our SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's website at HTTP://WWW.SEC.GOV. You may also read and copy any document we file with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, DC 20549.

      You may obtain information regarding the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330.


                       DOCUMENTS INCORPORATED BY REFERENCE
                             _______________________

      The SEC allows us to "incorporate by reference" certain documents, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this proxy statement, except to the extent that this proxy statement updates or supersedes the information. We incorporate by reference the documents listed below which we have previously filed with the SEC (SEC file no. 1-31374):

      o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended by Form 10-K/A Amendment No. 1;

      o Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; and

      o    Our Current Report on Form 8-K dated June 29, 2007.

      We also incorporate by reference the information contained in all other documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement and before the date of the annual meeting. The information will be considered part of this proxy statement from the date the document is filed and will supplement or amend the information contained in this proxy statement.

      We will provide you, at no charge, a copy of the documents we incorporate by reference in this proxy statement upon your request. TO OBTAIN TIMELY DELIVERY, REQUESTS FOR COPIES SHOULD BE MADE NO LATER THAN SEPTEMBER 19, 2007 (FIVE BUSINESS DAYS BEFORE THE DATE OF THE ANNUAL MEETING). To request a copy of any or all of these documents, you should write or telephone us at:

                                   BIW Limited
                                230 Beaver Street
                                Ansonia, CT 06401
                        Attn: Henrietta Vitale, Secretary
                            Telephone: (203) 735-1888

      These documents are also included in our SEC filings that are made electronically through the SEC's EDGAR system and are available to the public at the SEC's website at HTTP://WWW.SEC.GOV.

                             _______________________


      Your vote is important. Whether or not you plan to attend the annual meeting, please vote your shares of BIW common stock by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided. No postage is required for mailing in the United States.

      You should rely only on the information contained in this proxy statement or to which we have referred you to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different. The mailing of this proxy statement to stockholders does not create a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.


                                            By Order of the Board of Directors


                                            John S. Tomac
                                            President





Ansonia, Connecticut
August ___, 2007

                                                                      APPENDIX A
                                                                      ----------

                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JUNE 29, 2007

                                      AMONG

               SOUTH CENTRAL CONNECTICUT REGIONAL WATER AUTHORITY,

                                   RWA21, LTD.

                                       AND

                                   BIW LIMITED

                                TABLE OF CONTENTS


ARTICLE I THE MERGER.......................................................    1
   1.1    The Merger.......................................................    1
   1.2    Closing..........................................................    1
   1.3    Effective Time...................................................    2
   1.4    Effects of the Merger............................................    2
   1.5    Certificate of Incorporation.....................................    2
   1.6    By-Laws..........................................................    2
   1.7    Officers and Directors of Surviving Corporation..................    2
   1.8    Effect on Capital Stock..........................................    2
   1.9    Further Assurances...............................................    3
ARTICLE II EXCHANGE OF CERTIFICATES........................................    4
   2.1    Exchange Fund....................................................    4
   2.2.   Exchange Procedures..............................................    4
   2.3    No Further Ownership Rights in Atlantis Common Stock.............    4
   2.4    Termination of Exchange Fund.....................................    5
   2.5    No Liability.....................................................    5
   2.6    Investment of the Exchange Fund..................................    5
   2.7    Lost Certificates................................................    5
   2.8    Withholding Rights...............................................    5
   2.9    Stock Transfer Books.............................................    5
ARTICLE III REPRESENTATION AND WARRANTIES..................................    6
   3.1    Representations and Warranties of Atlantis.......................    6
   3.2    Representations and Warranties of Parent.........................   21
   3.3    Representations and Warranties of Parent and Merger Sub..........   23
ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.......................   24
   4.1    Covenants of Atlantis............................................   24
   4.2    Covenants of Parent..............................................   28
   4.3    Advice of Changes; Governmental Filings..........................   28
   4.4    Control of Atlantis' Business....................................   29
   4.5    Sale of Excluded Assets..........................................   29
ARTICLE V ADDITIONAL AGREEMENTS............................................   30
   5.1    Preparation of Proxy Statement; Atlantis Stockholders Meeting....   30
   5.2    Access to Information............................................   31
   5.3    Best Reasonable Efforts..........................................   32
   5.4    Acquisition Proposals............................................   33
   5.5    Treatment of Atlantis Stock Options: Other Stock Plans:
          Employee Benefits Matters........................................   35
   5.6    Fees and Expenses................................................   37
   5.7    Directors' and Officers' Indemnification and Insurance...........   37
   5.8    Public Announcements.............................................   38


                                       (i)

   5.9    Financing........................................................   39
   5.10   RPB Membership...................................................   39
   5.11   Payment of Indebtedness..........................................   39
ARTICLE VI CONDITIONS PRECEDENT............................................   39
   6.1    Conditions to Each Party's Obligation to Effect the Merger.......   39
   6.2    Additional Conditions to Obligations of Parent and Merger Sub....   40
   6.3    Additional Conditions to Obligations of Atlantis.................   41
ARTICLE VII TERMINATION AND AMENDMENT......................................   41
   7.1    Termination......................................................   41
   7.2    Effect of Termination............................................   42
   7.3    Amendment........................................................   43
   7.4    Extension; Waiver................................................   43
   7.5    Interest.........................................................   44
ARTICLE VIII GENERAL PROVISIONS............................................   44
   8.1    Non-Survival of Representations, Warranties and Agreements.......   44
   8.2    Notices..........................................................   44
   8.3    Interpretation; Negotiated Agreement.............................   45
   8.4    Counterparts.....................................................   46
   8.5    Entire Agreement: Third Party Beneficiaries......................   46
   8.6    Governing Law....................................................   46
   8.7    Severability.....................................................   46
   8.8    Assignment.......................................................   46
   8.9    Submission to Jurisdiction: Waivers..............................   47
   8.10   Enforcement......................................................   47
   8.11   Definitions......................................................   47
   8.12   Other Agreements.................................................   50

Exhibit A:   EWC Asset Purchase Agreement
Exhibit B:   H2O Asset Purchase Agreement

                                      (ii)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of June 29, 2007 (this "AGREEMENT"), among the South Central Connecticut Regional Water Authority, a public corporation constituting a public instrumentality and a political subdivision of the State of Connecticut ("PARENT"), RWA21, Ltd., a Connecticut corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and BIW Limited, a Connecticut corporation ("ATLANTIS").

                                   WITNESSETH:

     WHEREAS, the Board of Directors of Atlantis has approved this Agreement and the merger of Merger Sub with and into Atlantis (the "MERGER") in accordance with the terms and provisions of this Agreement;

     WHEREAS, the Five-Member Authority of Parent and the Board of Directors of Merger Sub have each approved this Agreement and the Merger;

     WHEREAS, as a material inducement to Parent to enter into this Agreement, certain shareholders of Atlantis have entered into a Voting Agreement, dated as of the date hereof, with Parent and Merger Sub (the "VOTING AGREEMENT"); and

     WHEREAS, Parent, Merger Sub and Atlantis desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

     1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Sections 33-600 to 33-998 of the Connecticut General Statutes, the Connecticut Business Corporation Act (the "CBCA"), Merger Sub shall be merged with and into Atlantis at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and Atlantis shall continue as the surviving corporation (the "SURVIVING CORPORATION").

     1.2 CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m., New Haven, Connecticut time, as soon as practicable, but in any event not later than the fifth Business Day, after the satisfaction or waiver in writing (subject to any applicable Law or Order (each as defined in Section 3.1(c)) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "CLOSING DATE"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Wiggin and Dana LLP, One Century Tower, New Haven, Connecticut 06508 (unless another place is agreed to in writing by the parties hereto) or shall take place remotely by exchanging any documents or certificates required pursuant to
Article VI.

     1.3 EFFECTIVE TIME. On the Closing Date, the parties shall (a) file a certificate of merger (the "CERTIFICATE OF MERGER") in such form as is required by and executed in accordance with the relevant provisions of the CBCA and (b) make all other filings or recordings required under the CBCA. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Connecticut Secretary of the State or at such subsequent time as Parent and Atlantis shall agree in writing and be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

     1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in the CBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Atlantis and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Atlantis and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.5 CERTIFICATE OF INCORPORATION. The certificate of incorporation of Merger Sub as in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein and under applicable Law or Order.

     1.6 BY-LAWS. The by-laws of Merger Sub as in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein and under applicable Law or Order.

     1.7 OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The officers of Merger Sub as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

     1.8 EFFECT ON CAPITAL STOCK.

          (a) At the Effective Time, as a result of the Merger and without any action on the part of the holder thereof, each share of common stock, no par value, of Atlantis ("ATLANTIS COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and shares of Atlantis Common Stock that are owned or held directly or indirectly by Parent or Atlantis, which shall be canceled as provided in Section 1.8(c)) shall be converted into the right to receive, subject to the provisions of Article II, $23.75 in cash (the "MERGER CONSIDERATION"), without any interest or dividends thereon, except as provided in Section 2.3.

          (b) At the Effective Time, as a result of the Merger and without any action on the part of the holders thereof, all shares of Atlantis Common Stock shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Atlantis Common Stock (a "CERTIFICATE") shall thereafter cease to have any rights with respect to such shares of Atlantis Common Stock, except the right to receive the applicable Merger Consideration in accordance with Article II upon the surrender of such Certificate, other than with respect to Atlantis Common Stock to be canceled in accordance with Section 1.8(c) and Dissenting Shares.

          (c) At the Effective Time, as a result of the Merger and without any action on the part of the holder thereof, each share of Atlantis Common Stock that is owned or held directly or indirectly by Parent or Atlantis shall cease to be issued or outstanding and shall be canceled and no payment or other consideration shall be delivered in exchange therefor.

          (d) At the Effective Time, as a result of the Merger, each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into one share of common stock, no par value, of the Surviving Corporation.

          (e) Notwithstanding any other provision of this Agreement, shares of Atlantis Common Stock issued, and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who demands appraisal for such shares in accordance with Sections 33-856 and 33-861(a) of the CBCA (such shares being the "DISSENTING SHARES") shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect within the period prescribed by the CBCA or withdraws or otherwise loses such holder's right to appraisal under the CBCA. If after the Effective Time, such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest or dividends thereon, except as provided in
Section 2.3. Atlantis shall give Parent prompt notice of any written demands received by Atlantis for appraisal of shares of Atlantis Common Stock, withdrawals of such demands, and other instruments served pursuant to the CBCA and received by Atlantis and relating thereto. Parent and Atlantis shall cooperate in conducting all negotiations and proceedings with respect to such demands for appraisals. Prior to the Effective Time, Atlantis shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

     1.9 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Atlantis or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Atlantis or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES

     2.1 EXCHANGE FUND. Prior to the Effective Time, Parent shall designate a commercial bank or trust company selected by Parent and reasonably acceptable to Atlantis to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "EXCHANGE AGENT"). At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent, in trust for the benefit of holders of shares of Atlantis Common Stock, the aggregate amount of cash to be paid pursuant to Section 1.8 in exchange for outstanding shares of Atlantis Common Stock (other than Dissenting Shares and shares of Atlantis Common Stock that are owned or held directly or indirectly by Parent or Atlantis which shall be canceled as provided in Section 1.8(c)). Parent shall, or shall cause the Surviving Corporation to make available to the Exchange Agent from time to time as needed, cash sufficient to pay any dividends pursuant to Section 2.3. Any cash deposited with the Exchange Agent shall hereinafter be referred to as the "EXCHANGE FUND."

     2.2. EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (a) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as Parent may reasonably specify and (b) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a check in the aggregate amount equal to (i) the Merger Consideration multiplied by the number of shares of Atlantis Common Stock formerly represented by such Certificate and (ii) any dividends payable in accordance with Section 2.3, less any amount deemed necessary or appropriate by Parent for withholding of taxes as provided in Section 2.8. No interest will be paid or will accrue on any cash payable pursuant to the preceding sentence. In the event of a transfer of ownership of Atlantis Common Stock which is not registered in the transfer records of Atlantis, a check in the proper amount of cash for the appropriate Merger Consideration and any dividends payable in accordance with Section 2.3 may be paid with respect to such Atlantis Common Stock to such a transferee if the Certificate formerly representing such shares of Atlantis Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not payable. The Exchange Fund shall not be used for any purpose other than as set forth in this Article II.

     2.3 NO FURTHER OWNERSHIP RIGHTS IN ATLANTIS COMMON STOCK. Cash paid upon conversion of shares of Atlantis Common Stock in accordance with the terms of
Article I and this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Atlantis Common Stock, subject, however, to the Surviving Corporation's obligation, if any, to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Atlantis on such shares of Atlantis

Common Stock prior to the date of this Agreement (or after the date of this Agreement in accordance with the provisions of Section 4.1(b) hereof) and which remain unpaid at the Effective Time.

     2.4 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Certificates for twelve months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and Parent for the Merger Consideration with respect to the shares of Atlantis Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.8 and Section 2.2, and any dividends on shares of Atlantis Common Stock to which such holders are entitled pursuant to Section 2.3.

     2.5 NO LIABILITY. None of Parent, Merger Sub, Atlantis, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration or dividends from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     2.6 INVESTMENT OF THE EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund only in obligations of the United States government maturing not more than 180 days after the date of purchase. The Exchange Agent shall promptly pay any interest and other income resulting from such investments to the Surviving Corporation.

     2.7 LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Atlantis Common Stock formerly represented thereby and unpaid dividends, if any, on shares of Atlantis Common Stock deliverable in respect thereof, pursuant to this Agreement.

     2.8 WITHHOLDING RIGHTS. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Atlantis Common Stock, such amounts as it deems necessary or appropriate to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE"), or any provision of state, local or foreign tax Law or Order. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Atlantis Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

     2.9 STOCK TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of Atlantis shall be closed and there shall be no further registration of transfers of shares of Atlantis Common Stock thereafter on the records of Atlantis. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Atlantis Common Stock formerly represented thereby, except as otherwise provided herein or by Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be exchanged for the Merger Consideration with respect to the shares of Atlantis Common Stock formerly represented thereby and any dividends to which the holders thereof are entitled pursuant to Section 2.3.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF ATLANTIS. For purposes of this
Article III, Atlantis shall mean each of Atlantis, Birmingham Utilities, Inc., a Connecticut corporation ("BUI"), Eastern Connecticut Regional Water Company, Inc., a Connecticut corporation ("EWC"), and Birmingham H2O Services Inc., a Connecticut corporation ("H2O"); provided that with respect to Sections 3.1(b),
(c)(i), (d), (e), (l) and (m) of this Agreement, Atlantis shall mean only Atlantis. Except as set forth in the Disclosure Schedule delivered by Atlantis to Parent in connection with the execution of this Agreement (the "ATLANTIS DISCLOSURE SCHEDULE"), Atlantis represents and warrants to Parent that the statements contained in this Section 3.1 are true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date to the extent specified in Section 6.2(a) below. The Atlantis Disclosure Schedule shall be arranged in sections and subsections corresponding to the paragraphs and subparagraphs contained in this Section 3.1. The exceptions, modifications and disclosures made in any section of the Disclosure Schedule are made for all purposes of this Agreement notwithstanding the fact that no express cross-reference is made; provided, however, that the applicability of any particular exception, modification or disclosure to a particular section of the Disclosure Schedule must be reasonably clear from the description thereof.

          (a) Organization, Standing and Power. Atlantis is a corporation duly incorporated and organized and validly existing under the Laws of the State of Connecticut, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Atlantis is not required to qualify to transact business as a foreign corporation in any state or jurisdiction. Atlantis has furnished or made available to Parent complete and accurate copies of its Certificate of Incorporation and Bylaws, each as amended and/or restated as of the date hereof.

          (b) Capital Structure.

               (i) As of the date of this Agreement, the authorized capital stock of Atlantis consists of 5,000,000 shares of Atlantis Common Stock of which 1,674,579 shares of Atlantis Common Stock are issued and outstanding. All issued and outstanding shares of the capital stock of Atlantis are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. No class of capital stock of Atlantis is or was entitled to preemptive rights. As of the date of this Agreement, there are outstanding no options, warrants or other rights to acquire capital stock from Atlantis other than (y) options representing in the aggregate the right to purchase up to 62,000 shares of

Atlantis Common Stock (collectively, the "ATLANTIS STOCK OPTIONS") under the Stock Option Plan for Non-Employee Directors, the BUI Stock Option Plan for Non-Employee Directors, the BUI 1994 Stock Incentive Plan, and the BUI 1998 Stock Incentive Plan (collectively, the "ATLANTIS STOCK OPTION PLANS"), and (z) rights of stockholders under the BUI Dividend Reinvestment Plan (the "DRIP").
Section 3.1(b)(i) of the Atlantis Disclosure Schedule sets forth a complete list of Atlantis Stock Options, specifying, in each case, the name of the holder, the name of the Atlantis Stock Option Plan under which the option was granted and the date of grant, the exercise price and the expiration date of the option. As of the date of this Agreement, Atlantis had reserved 140,000 shares of Atlantis Common Stock for purchase pursuant to the DRIP and 165,000 shares of Atlantis Common Stock for purchase pursuant to the Atlantis Stock Option Plans. Other than the Atlantis Stock Options and the DRIP, no options or warrants or other rights to acquire capital stock from Atlantis have been issued or granted and remain outstanding as of the date of this Agreement. All shares of Atlantis Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

               (ii) Except as set forth in this Section 3.1(b), pursuant to the Atlantis Stock Options or pursuant to the DRIP, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Atlantis is a party, or by which it is bound, obligating Atlantis to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Atlantis or, securities convertible into or exchangeable for shares of capital stock or voting securities of Atlantis, or obligating Atlantis to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Atlantis to repurchase, redeem or otherwise acquire any shares of its capital stock or to provide funds to, or make any investment in any other Person. To the Knowledge of Atlantis, there are no voting trusts, shareholder agreements, proxies, or other contracts in effect with respect to the voting or transfer of any shares of capital stock of Atlantis, other than the Voting Agreement.

               (iii) Other than BUI, EWC and H2O, Atlantis has no Subsidiaries and does not otherwise own or control, directly or indirectly, any equity or similar interest or any interest convertible into or exchangeable or exercisable for any equity or similar interest in any Person.

                    (A) The authorized capital stock of BUI consists of 2,000,000 shares of common stock, no par value, 100 of which shares are issued and outstanding and owned by Atlantis and 150,000 shares of preferred stock, $100 par value, none of which shares are issued and outstanding. There are no options, warrants, convertible securities or other contracts of any kind, nature of description obligating Atlantis or BUI to issue or sell any shares of capital stock of or any other interest in BUI. None of the issued and outstanding capital stock of BUI was issued in violation of any preemptive rights. There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock of BUI. There are no voting trusts, shareholder agreements, proxies, or other contracts in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in BUI.

                    (B) The authorized capital stock of H2O consists of 100 shares of common stock, no par value, all of which shares are issued and outstanding and owned by Atlantis. There are no options, warrants, convertible securities or other contracts of any kind, nature of description obligating Atlantis or H2O to issue or sell any shares of capital stock of or any other interest in H2O. None of the issued and outstanding capital stock of H2O was issued in violation of any preemptive rights. There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock of H2O. There are no voting trusts, shareholder agreements, proxies, or other contracts in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in H2O.

                    (C) The authorized capital stock of EWC consists of 5,000 shares of common stock, no par value, 200 of which shares are issued and outstanding and owned by BUI. There are no options, warrants, convertible securities or other contracts of any kind, nature or description obligating BUI or EWC to issue or sell any shares of capital stock of or any other interest in EWC. None of the issued and outstanding capital stock of EWC was issued in violation of any preemptive rights. There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of capital stock of EWC. There are no voting trusts, shareholder agreements, proxies, or other contracts in effect with respect to the voting or transfer of any shares of capital stock of or any other interests in EWC, other than the pledge of BUI's shares of the capital stock of EWC pursuant to the Indenture.

          (c) Authority; No Violations.

               (i) Atlantis has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger to the approval of this Agreement by the Required Atlantis Vote (as defined below). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Atlantis, and no other corporate or stockholder proceedings on the part of Atlantis are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than in the case of the consummation of the Merger, the approval of this Agreement by the Required Atlantis Vote). This Agreement has been duly and validly executed and delivered by Atlantis and constitutes a valid and binding agreement of Atlantis, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

               (ii) The execution and delivery of this Agreement by Atlantis do not, and the performance of the Agreement and the consummation of the Merger by Atlantis and the other transactions contemplated hereby will not, result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of any liens, claims, mortgages, encumbrances, pledges, security interests, or any other restrictions with respect to the transferability or assignability thereof (collectively, "ENCUMBRANCES") on any assets of Atlantis (any such violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "VIOLATION") pursuant to (A) any provision of the certificate of incorporation or by-laws of Atlantis or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on Atlantis: (I) any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, or license (collectively, "CONTRACTS"), other than (a) the Eighth Supplemental Indenture by BUI to US Bank National Association, as Trustee ("USBNA"), dated as of April 15, 2004, and all bonds issued and agreements made pursuant thereto (the "INDENTURE") and (b) the Commercial Loan Agreement, by and among BUI, H2O, EWC and Citizen's Bank of Connecticut ("CITIZEN'S"), dated as of November 20, 2002, as amended, and all notes issued pursuant thereto (the "CREDIT FACILITY"); or (II) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any statute, law, ordinance, rule, regulation, whether federal, state, local or foreign (collectively, "LAWS"), or any judgment, order or decree, whether federal, state, local or foreign (collectively, "ORDERS") applicable to Atlantis or its properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any foreign, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof; or any quasi-governmental or private body exercising any regulatory, taxing, or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY"), is required by or with respect to Atlantis in connection with the execution and delivery of this Agreement by Atlantis or the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (B) the CBCA with respect to the filing of the Certificate of Merger, (C) laws of the State of Connecticut relating to public service companies and related holding companies, and practices and orders of the Connecticut Department of Public Utility Control ("DPUC"), (D) rules and regulations of the American Stock Exchange, (E) such consents, approvals, Orders, authorizations, registrations, declarations and filings as are set forth in Section 3.1(c)(iii) of the Atlantis Disclosure Schedule, and (F) such other consents, approvals, Orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on Atlantis. Consents, approvals, Orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (A) through (E) are hereinafter referred to as "ATLANTIS REQUIRED CONSENTS." The parties hereto agree that references in this Agreement to obtaining Atlantis Required Consents means obtaining such consents, approvals or authorizations, making such registrations, declarations or filings, giving such notices, and having such waiting periods expire as are necessary to avoid a violation of Law or an Order.

          (d) Reports and Financial Statements. Atlantis has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 2005 (collectively, including all exhibits thereto and all reports, schedules, forms, statements and other documents filed by Atlantis with the SEC subsequent to the date hereof, the "ATLANTIS SEC REPORTS"). None of the Atlantis SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained (and no Atlantis SEC Report filed subsequent to the date hereof will contain) any untrue statement of a material fact or omitted (and no Atlantis SEC Report subsequent to the date hereof will omit) to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements (including the related notes) included in the Atlantis SEC Reports presents (or will present) fairly the consolidated financial position and consolidated results of operations and cash flows of Atlantis as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles in the United States ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments. All of such Atlantis SEC Reports, as of their respective dates (and as of the date of any amendment to the respective Atlantis SEC Report), complied (and will comply) as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act and the rules and regulations promulgated thereunder.

          (e) Absence of Liabilities. Except for liabilities or obligations which are accrued or reserved against in Atlantis' most recent financial statements (or in the related notes thereto) included in the Atlantis SEC Reports or which were incurred in the ordinary course of business and consistent with past practices since the date of Atlantis' most recent financial statements included in the Atlantis SEC Reports, Atlantis has no liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a balance sheet (or reflected in the notes thereto) except such liabilities or obligations that would not have, or reasonably be expected to have a Material Adverse Effect on Atlantis.

          (f) Compliance.

               (i) Except as set forth in the Atlantis SEC Reports filed prior to the date hereof, Atlantis is not in violation of any Laws or Orders (excluding for purposes of this Section 3.1(f), Environmental Laws) nor is it, to the Knowledge of Atlantis, under investigation with respect to any violation thereof, nor has it been given notice (whether written or, to the Knowledge of Atlantis, oral) of any violation thereof, nor has it been threatened (whether in writing or, to the Knowledge of Atlantis, orally) with any violation thereof, except for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on Atlantis. Atlantis is not in breach or violation of, or in default in the performance or observance of (A) any provision of its certificate of incorporation or by-laws, or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on Atlantis, any Contract applicable to it or any of its properties or assets.

               (ii) All filings required to be made by Atlantis since January 1, 2005, under any applicable Laws or Orders relating to the regulation of public utilities, have been filed with the DPUC or the appropriate Governmental Entity including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all rates, tariffs, franchises, service agreements and related documents and all such filings complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate Laws or Orders, except for such filings or such failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on Atlantis.

          (g) Environmental Matters.

               (i) Atlantis is in compliance with all applicable Environmental Laws (as defined in this Section 3.1(g)) (which compliance includes, but is not limited to, the possession by Atlantis of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on Atlantis. Atlantis has not received any written communication, whether from a Governmental Entity, citizens group, employee or otherwise, alleging that Atlantis is not in such compliance.

               (ii) There are no Environmental Claims (as defined in this Section 3.1(g)) pending or, to the Knowledge of Atlantis, threatened, against Atlantis, or any Person whose liability for any such Environmental Claim Atlantis has retained or assumed either contractually or by operation of Law or Order.

               (iii) Atlantis has delivered or otherwise made available for inspection to the Parent complete and correct copies of all reports, studies or analyses in the possession of Atlantis pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Atlantis, or regarding compliance by Atlantis with applicable Environmental Laws. All such reports, studies or analyses are listed in Section
3.1 (g)(iii) of the Atlantis Disclosure Schedule. Except for any Release of Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Atlantis, as such Release is documented in the above referenced reports, studies or analyses, there has been no release of Hazardous Materials in, on, beneath or adjacent to any such properties.

               (iv) None of Atlantis' properties or business operations are "Establishments" within the meaning of the Connecticut Transfer Act (Section 22a-134 et seq. of the Connecticut General Statutes) (the "TRANSFER ACT").

               (v) As used in this Agreement:

                    (A) "ENVIRONMENTAL CLAIM" means any written claim, action, cause of action, investigation or notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (I) the presence, or Release of any Hazardous Materials at any location, whether or not owned or operated by Atlantis, or (II) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                    (B) "ENVIRONMENTAL LAW" means all Laws relating to pollution or protection of human health or the environment, including Laws relating to the collection, storage, treatment or delivery of public drinking water supplies or Laws relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous

Materials and all Laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

                    (C) "HAZARDOUS MATERIALS" means any oil, petroleum product, asbestos, polychlorinated biphenyls, flammable substances, explosives, hazardous wastes, hazardous substances, toxic wastes or substances or any other wastes, materials or pollutants defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances" or words of similar import under any Environmental Law; any substance the presence of which exceeds any standard set forth in the Remediation Standard Regulations (Section 22a-133K-1 et. seq. of the Regulations of Connecticut State Agencies) or which requires remediation pursuant to any Environmental Law; or any substance disposed of in a manner not in compliance with Environmental Law.

                    (D) "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          (h) Employee Benefit Plans; ERISA.

               (i) Section 3.1(h)(i) of the Atlantis Disclosure Schedule contains a true and complete list of each Benefit Plan that is sponsored, maintained or contributed to by Atlantis and any of its ERISA Affiliates, or to which Atlantis and any of its ERISA Affiliates is party, for the benefit of any Atlantis Employee, in respect of which Atlantis will have continuing liability on or after the Closing Date (collectively, the "ATLANTIS BENEFIT PLANS").

               (ii) Atlantis has heretofore delivered or made available to Parent true and complete copies of the Atlantis Benefit Plans, and amendments thereto; all trust agreements, insurance contracts or any other funding instruments related to Atlantis Benefit Plans; all securities registration statements filed with respect to any Atlantis Benefit Plan; all contracts with third party administrators, actuaries, investment managers, consultants and other independent contractors that relate to any Atlantis Benefit Plan; Form PBGC-1 filed for each of the three (3) most recent plan years for Atlantis Benefit Plans that are subject to Title IV of ERISA; any reports or summaries required under ERISA or the Code including annual reports (Form 5500) and summary annual reports for the last three (3) years for the Atlantis Benefit Plans, IRS Form 990 for any voluntary employee beneficiary association (VEBA) for the last three (3) years, and most recent actuarial valuation reports for any Atlantis Benefit Plan which is subject to Title IV of ERISA; and the most recent determination letter received from the Internal Revenue Service with respect to each Atlantis Benefit Plan intended to be "qualified" within the meaning of Section 401(a) or 501(c)(9) of the Code.

               (iii) With respect to each Atlantis Benefit Plan, no liability under Title IV of ERISA has been incurred by Atlantis or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Atlantis or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty

Corporation (which premiums have been paid when due), where any such liability has had, or would have a Material Adverse Effect.

               (iv) No Atlantis Benefit Plan that is subject to Title IV of ERISA (an "ATLANTIS TITLE IV PLAN") is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Atlantis Title IV Plan a plan described in Section 4063(a) of ERISA. Atlantis and its ERISA Affiliates do not maintain, are not obligated, and have never been obligated to contribute to a multiemployer pension plan.

               (v) Except as otherwise disclosed in Section 3.1(h)(v) of the Atlantis Disclosure Schedule, each Atlantis Benefit Plan has been operated and administered in accordance with its terms, the terms of any applicable Law, including but not limited to ERISA and the Code, except as would not be reasonably expected to result in a Material Adverse Effect on Atlantis, and each Atlantis Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service. No such determination letter has been revoked and revocation has not been threatened in writing, and no such Atlantis Benefit Plan has been amended since the date of its most recent determination letter in a manner that would adversely affect its qualified status. Each Atlantis Benefit Plan which is required to satisfy Section 401(k)(3) and Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of
Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

               (vi) Except as otherwise disclosed in Section 3.1(h)(vi) of the Atlantis Disclosure Schedule, none of the terms of the Atlantis Benefit Plans provides that the consummation of the transactions contemplated by this Agreement will, either alone or in combination with another event, (A) entitle any Atlantis Employee, current or former officer or director of Atlantis, or any current or former employee or officer of any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (B) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

               (vii) There are no legal proceedings (except claims for benefits payable in the normal operation of the Atlantis Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Atlantis Benefit Plan or asserting any rights or claims to benefits under any Atlantis Benefit Plan that could give rise to any material liability.

               (viii) Except as disclosed in Section 3.1(h)(viii) of the Atlantis Disclosure Schedule, there are no obligations or potential liability under any Atlantis Benefit Plan for providing welfare benefits after termination of employment to any employee (or any beneficiary of an employee), including, but not limited to, retiree health coverage, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Atlantis Benefit Plan which is funded are reported on their fair market value on the books and records of such Atlantis Benefit Plan.

               (ix) No individuals are currently providing, or have ever provided, services to Atlantis or any ERISA Affiliate pursuant to a leasing arrangement or similar type of arrangement. Neither Atlantis nor any ERISA Affiliate has any obligation to provide benefits under any Atlantis Benefit Plan maintained for its employees to or for the benefit of any individual who has been treated as an independent contractor by Atlantis or any ERISA Affiliate.

               (x) Full payment has been made of all amounts that are required under the terms of each Atlantis Benefit Plan to be paid as contributions with respect to all periods prior to and including the last day of the most recent fiscal year of such Atlantis Benefit Plan ended on or before the date of this Agreement and all periods thereafter prior to the Closing Date, and no accumulated funding deficiency or liquidity shortfall (as those terms are defined in Section 302 of ERISA and Section 412 of the Code) has been incurred with respect to any such Atlantis Benefit Plan, whether or not waived. The most recent actuarial report for each Atlantis Benefit Plan which is subject to Title IV of ERISA fairly presents the financial condition and the results of operations of such Plan. Atlantis has paid in full all required insurance premiums with regard to Atlantis Benefit Plans for all policy years or other applicable policy periods ending on or before the Closing Date.

               (xi) Except as may be caused by the consummation of the transactions contemplated by this Agreement, no Atlantis Benefit Plan subject to Title IV of ERISA has been completely or partially terminated, nor has any event occurred nor does any circumstance exist that could result in a partial termination of such plan. The PBGC has not instituted or threatened to terminate or to appoint a trustee to administer any of the Atlantis Benefit Plans pursuant to Title IV of ERISA.

               (xii) Except as otherwise disclosed in Section 3.1(h)(xii) of the Atlantis Disclosure Schedule, no payment that is owed or may become due to any director, officer, employee or agent of Atlantis will be non-deductible or subject to tax under Section 280G or Section 4999 of the Code; nor will Atlantis, any ERISA Affiliate, or Parent be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

               (xiii) Except as otherwise disclosed in Section 3.1(h)(xiii) of the Atlantis Disclosure Schedule, each Atlantis Benefit Plan that uses a funding vehicle described in Section 501(c)(9) of the Code has been subject to notification by the IRS that such funding vehicle qualifies for tax exemption under Section 501(c)(9) of the Code.

               (xiv) No transaction prohibited by Section 406 of ERISA or
Section 4975 of the Code has occurred with respect to any Atlantis Benefit Plan, except where such transaction would not have a Material Adverse Effect on Atlantis.

               (xv) Each Atlantis Benefit Plan or other plan, program or arrangement that is subject to Section 409A of the Code is in compliance with
Section 409A of the Code, to the extent applicable, and has been operated in good faith compliance with said Section 409A since January 1, 2005, except where the failure to comply would not have a Material Adverse Effect on Atlantis.

               (xvi) No act or omission has occurred and no condition exists with respect to any Atlantis Benefit Plan that would subject Atlantis or any ERISA Affiliate to any contractual indemnification or obligation protecting any fiduciary, insurer or service provider.

               (xvii) Except as set forth in Section 3.1(h)(xvii) of the Atlantis Disclosure Schedule, each Atlantis Benefit Plan is amendable and terminable unilaterally by Atlantis at any time without liability or expense to Atlantis or such Atlantis Benefit Plan as a result thereof (other than for benefits accrued through the date of termination or amendment and reasonable administrative expenses related thereto) and no Atlantis Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits Atlantis from amending or terminating any such Atlantis Benefit Plan.

               (xviii) Atlantis has complied and currently complies in all material respects with the applicable continuation requirements for its welfare benefit plans, including Section 4980B of the Code and Sections 601 through 608, inclusive, of ERISA, and any applicable state statutes maintaining health insurance continuation coverage for employees and beneficiaries.

          (i) Taxes.

               (i) Each of Atlantis and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of Atlantis and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of Atlantis and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. There is no lien on any asset of any of Atlantis and its Subsidiaries for Taxes not yet due and payable or for Taxes that any of Atlantis and its Subsidiaries is contesting in good faith through appropriate proceedings, and there is no lien, security interest, claim, pledge, or other encumbrance on any asset of any of Atlantis and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

               (ii) Each of Atlantis and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Each of Atlantis and its Subsidiaries has complied with all information reporting and back-up withholding requirements, including maintenance of the required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor or other third party.

               (iii) The unpaid Taxes of each of Atlantis and its Subsidiaries for tax periods through March 31, 2007 do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the balance sheet of each of Atlantis and its Subsidiaries as of such date. All Taxes of each of Atlantis and its Subsidiaries attributable to the period from and after that date and continuing through the Closing Date are, or will be, attributable to the conduct by each of Atlantis and its Subsidiaries of its operations in the ordinary course of business.

               (iv) Each of Atlantis and its Subsidiaries has delivered to Parent complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by it during its last three (3) full fiscal years. The federal income Tax Returns of each of Atlantis and its Subsidiaries have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.1(i)(iv) of the Atlantis Disclosure Schedule, and except as set forth in Section 3.1(i)(iv) of the Atlantis Disclosure Schedule, there is no ongoing audit or examination of any Tax Return of Atlantis or any of its Subsidiaries. No examination or audit of any Tax Return of Atlantis or any of its Subsidiaries is, to the Knowledge of Atlantis or any of its Subsidiaries, threatened or contemplated and neither Atlantis nor any of its Subsidiaries knows of any basis upon which a Tax deficiency or assessment could reasonably be expected to be asserted against it. Each of Atlantis and its Subsidiaries has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

               (v) Except as otherwise disclosed in Section 3.1(i)(v) of the Atlantis Disclosure Schedule, each of Atlantis and its Subsidiaries has not made any payments, is not obligated to make any payments, and is not a party to any agreement, contract, arrangement, or plan that could obligate it to make any payments, that are or could be, separately or in the aggregate: (A) "excess parachute payments" within the meaning of Section 280G of the Code (without regard to Sections 280G(b)(4) and 280G(b)(5) thereof); or (B) nondeductible payments under Section 162(m) of the Code.

               (vi) Each of Atlantis and its Subsidiaries (A) has not been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of state, local or foreign law), which has filed (or been required to file) a consolidated, combined or unitary Tax Return (other than a group the common parent of which was Atlantis); or (B) does not have any actual or potential liability for any Taxes of any Person (other than any of Atlantis and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), or as a transferee or successor, by contract or otherwise.

               (vii) Each of Atlantis and its Subsidiaries is not bound by any Tax indemnity, Tax sharing or Tax allocation agreement.

               (viii) Each of Atlantis and its Subsidiaries has not distributed to its stockholders or security holders stock or securities of a controlled corporation, nor has stock or securities of each of Atlantis and its Subsidiaries been distributed in a transaction to which Section 355 or Section 361 of the Code applies.

               (ix) Each of Atlantis and its Subsidiaries has maintained complete and accurate records, including all applicable exemption, resale or other certificates, of (A) all sales to purchasers claiming to be exempt from sales and use Taxes based on the exempt status of the purchaser, and (B) all other sales for which sales Tax or use Tax is not collected by Atlantis or any of its Subsidiaries and as to which the seller is required to receive and retain resale certificates or other certificates relating to the exempt nature of the sale or use or non-applicability of the sales and use Taxes.

               (x) Atlantis provided, or caused its tax accountants to provide, certain Tax and other related financial information concerning Atlantis and its Subsidiaries to Parent and its tax accountants. Such Tax and other related financial information included (i) copies of state and federal Tax Returns, and related worksheets, that were filed by Atlantis with state and federal taxing authorities prior to the date of this Agreement (the "FILED RETURNS") and (ii) copies of drafts of state and federal Tax Returns, and related worksheets, that Atlantis plans to file with state and federal taxing authorities with respect to the 2006 tax year (the "2006 DRAFT RETURNS"). The Filed Returns are true and correct copies of the Tax Returns that were actually filed with the applicable taxing authorities, and, to the Knowledge of the Company, the 2006 Draft Returns were prepared in good faith using assumptions that were reasonable under the circumstances.

               (xi) For purposes of this Agreement: (A) "TAXES," (including with correlative meaning "TAX" and "TAXABLE") , shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, net worth, gains, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by or administered by a taxing authority of any of the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof; and (B) "TAX RETURNS" shall mean all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes, including any amendments thereof.

          (j) Insurance. Section 3.1(j) of the Atlantis Disclosure Schedule sets forth the name and general description of each insurance policy under which Atlantis is covered, other than those required to be set forth on the Atlantis Disclosure Schedule pursuant to Section 3.1(h). Atlantis is insured with financially responsible insurers in such amounts and against such risks and losses as are (i) customary for similarly situated companies in the United States conducting the business conducted by Atlantis, (ii) required to be maintained by Atlantis under the terms of any note, bond, indenture, contract, agreement or arrangement to which Atlantis is a party or by which any of its properties are bound, except for such failures to maintain insurance that would not, individually or in the aggregate, reasonably be expected to result in the acceleration of any payment of the principal amount of any such note, bond, indenture, contract, agreement or arrangement, and (iii) required to be maintained pursuant to all applicable Laws and Orders, except for (in the case of clause (iii) such insurance the absence of which would not have a Material Adverse Effect on Atlantis. Atlantis has not received any notice of cancellation or termination with respect to any insurance policy of Atlantis. Atlantis has fulfilled all of its obligations under each insurance policy, including the timely payment of premiums, other than such failures to fulfill its obligations that would not reasonably be expected, individually or in the aggregate to materially reduce or nullify the benefits under such policy.

          (k) Property; Franchises. BUI owns or has sufficient rights and consents to use under existing franchises, easements, leases, and license agreements, all properties, rights and assets necessary for the conduct of its business and operations as currently conducted, except where the failure to own or have sufficient rights and consents to use such properties, rights and assets would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Atlantis. BUI is duly authorized and franchised by the State of Connecticut to sell and deliver water service and otherwise operate as a "water company" as defined in Section 16-1(a)(10) of the Connecticut General Statutes within the jurisdictions identified on Section 3.1(k) of the Atlantis Disclosure Schedule.

          (l)Board Approval. The Board of Directors of Atlantis, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified, has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of Atlantis and its stockholders, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholders of Atlantis approve this Agreement.

          (m) Vote Required. Assuming the accuracy of the representations and warranties set forth in Sections 3.2(g) and 3.3(e), the affirmative vote of the holders of two-thirds of the outstanding shares of Atlantis Common Stock to approve this Agreement (the "REQUIRED ATLANTIS VOTE") is the only vote of the holders of any class or series of Atlantis capital stock necessary to approve this Agreement and the transactions contemplated hereby.

          (n) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement.

          (o) Litigation. Except for claims, actions, suits, proceedings or investigations (collectively, "CLAIMS") that would not reasonably be expected to have a Material Adverse Effect on Atlantis, there are no claims, actions, suits, proceedings or investigations pending or, to Atlantis' Knowledge, threatened against Atlantis, or any properties or rights of Atlantis, by or before any Governmental Entity. Section 3.1(o) of the Atlantis Disclosure Schedule sets forth all Claims which are pending or, to Atlantis' Knowledge, threatened against Atlantis as of the date hereof.

          (p) Permits. Section 3.1(p) of the Atlantis Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity of the State of Connecticut or the United States (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (collectively, "PERMITS"). Such listed Permits are the only Permits that are required for Atlantis to conduct its business as presently conducted, except for those the absence of which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect on Atlantis. Each such Permit is in full force and effect; Atlantis is in compliance with the terms of each such Permit in all material respects; and, to the Knowledge of Atlantis, no suspension or cancellation of such Permit is threatened. Each such Permit will continue in full force and effect immediately following the Effective Time, provided that Atlantis makes no representation or warranty concerning any action that Parent or Merger Sub may take or not take following the Effective Time or any impact on such Permits relating to Parent's status as a public instrumentality and political subdivision of the State of Connecticut.

          (q) Books and Records. The minute books and other similar records of Atlantis contain complete and accurate records of all votes taken at any meetings of Atlantis' stockholders or Board of Directors and of all written consents executed in lieu of the holding of any such meeting, in each case, required to be so reflected, recorded or taken under all applicable laws. The books and records of Atlantis accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of Atlantis and have been maintained in accordance with good business and bookkeeping practices equivalent to those of other companies of comparable size, financial position and operating results. Section 3.1(q) of the Atlantis Disclosure Schedule contains a list of all bank accounts and safe deposit boxes maintained by Atlantis and the names of persons having signature authority with respect thereto or access thereto.

          (r) Pending Transactions. Except for this Agreement, as of the date of this Agreement, Atlantis is not a party to or bound by any agreement, undertaking or commitment (i) to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation or Person or (ii) to sell, lease or exchange all or substantially all of its property and assets to any other Person.

          (s) Absence of Certain Changes. Since December 31, 2006, to the Knowledge of Atlantis, there has been no event or development which, individually or in the aggregate, has had a Material Adverse Effect on Atlantis. Since December 31, 2006, except as set forth in Section 3.1(s) of the Atlantis Disclosure Schedule, the Company has not taken any of the following actions:

               (i) declared or paid any dividend or other distribution in cash or property on its capital stock, other than regular quarterly cash dividends consistent with past practice, or repurchased any of its capital stock;

               (ii) incurred, assumed or guaranteed any debt (including capital lease obligations, but excluding accounts payable incurred in the ordinary course of business); or made any loans, advances or capital contributions to, or investments in, any other Person;

               (iii) increased in any material manner the compensation or fringe benefits of, or materially modified the employment terms of, or paid any bonuses to, its directors or employees;

               (iv) acquired any assets or made any capital expenditures for an amount of over $25,000 in any one instance or $50,000 in the aggregate other than in accordance with Atlantis' 2007-2008 capital expenditures budget, a copy of which is attached to Section 3.1(s)(iv) of the Atlantis Disclosure Schedule (the "CAPITAL EXPENDITURES BUDGET");

               (v) changed in any material respect its accounting methods, principles or practices, except as required by a generally applicable change in GAAP; or

               (vi) paid any obligation or liability other than in the ordinary course of business consistent with past practice or as reflected in Atlantis' 2007 - 2008 operating budget, a copy of which has been provided to Parent.

          (t) Disclosure. No representation or warranty by Atlantis contained in this Section 3.1, and no statement contained in (i) the Atlantis Disclosure Schedule, (ii) any certificate or instrument delivered or to be delivered by or on behalf of Atlantis pursuant to Article VI of this Agreement, or (iii) any document delivered by or on behalf of Atlantis pursuant to this Agreement that was prepared by or on behalf of Atlantis, contains any untrue statement of a material fact or omits to state any material fact necessary in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading; provided, however, that with respect to any statement contained in any of the foregoing constituting a forecast, Atlantis represents and warrants only that the assumptions underlying such forecast were made in good faith and were reasonable under the circumstances in which they were made.

          (u) Opinion of Atlantis Financial Advisor. On or before the date hereof, Atlantis received the opinion of Carter Capital Corporation, financial advisor to Atlantis to the effect that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to Atlantis and its shareholders (the "ATLANTIS FAIRNESS OPINION").

          (v) Real Property.

               (i) Owned Real Property.

                    (A) Atlantis and its Subsidiaries have good and marketable title to all real property owned by them (the "OWNED REAL PROPERTY"), except where the failure to have good and marketable title to such Owned Real Property would not, individually and in the aggregate, have a Material Adverse Affect on Atlantis.

                    (B) There are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of such Owned Real Property.

                    (C) There are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

               (ii) Leased Real Property. Section 3.1(v)(ii) of the Atlantis Disclosure Schedule lists (A) the real property leased or subleased to Atlantis or its Subsidiaries (collectively, the "REAL PROPERTY LEASES") and (B) the current monthly rent payable pursuant to the Real Property Leases. Atlantis has delivered to the Buyer correct and complete copies of all Real Property Leases and all modifications thereof and amendments thereto. To the Knowledge of
Atlantis:

                    (A) each Real Property Lease is, in all material respects, legal, valid, binding, enforceable, and in full force and effect;

                    (B) no party to any Real Property Lease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration of any Real Property Lease;

                    (C) no party to any Real Property Lease has repudiated any provision thereof;

                    (D) there are no disputes, oral agreements, or forbearance programs in effect as to any Real Property Lease which would have a material effect on such Real Property Lease;

                    (E) Atlantis and its Subsidiaries have not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in any leasehold or subleasehold created pursuant to any Real Property Lease; and

                    (F) no Real Property Lease has been modified in any material respect, except to the extent that such modifications are in writing and have been delivered or made available to the Parent.

     3.2 REPRESENTATIONS AND WARRANTIES OF PARENT. Except as set forth in the Disclosure Schedule delivered by Parent to Atlantis in connection with the execution of this Agreement (the "PARENT DISCLOSURE SCHEDULE"), Parent represents and warrants to Atlantis as follows:

          (a) Organization; Standing and Power. Parent is a public corporation constituting a public instrumentality and a political subdivision of the State of Connecticut validly existing under the Laws of the State of Connecticut, and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

          (b) Authority; No Violations.

               (i) Parent has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, subject in the case of the consummation of the Merger and the Financing to the approval of this Agreement, the Merger and the Financing by the Representative Policy Board of the Parent (the "RPB"). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Parent (other than in the case of the consummation of the Merger and the Financing, the approval of this Agreement, the Merger and the Financing by the RPB). This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

               (ii) The execution and delivery of this Agreement by Parent do not, and the performance of this Agreement and the consummation by Parent of the Merger and the other transactions contemplated hereby will not, except as set forth in Section 3.2(b)(ii) of the Parent Disclosure Schedule (the "PARENT CONTRACTUAL CONSENTS"), result in a Violation pursuant to: (A) any provision of the Enabling Legislation; or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (I) any Contract or, (II) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any Laws or Orders applicable to Parent or any Subsidiary of Parent or their respective properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Parent or any Subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or the performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, except for those required under or in relation to (A) laws of the State of Connecticut relating to public service companies and related holding companies, practices and orders of the DPUC, (B) the Enabling Legislation, and (C) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to the foregoing clauses (A) and (B) or set forth in Section 3.2(b)(iii) of the Parent Disclosure Schedule are hereinafter referred to as the "PARENT REQUIRED CONSENTS." The parties hereto agree that references in this Agreement to "obtaining" Parent Required Consents means obtaining such consents, approvals or authorizations, making such registrations, declarations or filings, giving such notices; and having such waiting periods expire as are necessary to avoid a violation of Law or an Order.

          (c) Authority Approval. The Five Member Authority of Parent, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified, has duly approved this Agreement and the Merger in accordance with the Enabling Legislation.

          (d) Vote Required. Except for the Parent Required Consents, the approval of this Agreement and the Merger as required by Section 19 of the Enabling Legislation and the approval of the Financing as required by Section 22 of the Enabling Legislation, in each case by a weighted vote of the members of the RPB as determined in accordance with the Enabling Legislation (the "REQUIRED RPB VOTE") are the only remaining votes of Parent or any Governmental Entity or any Person related thereto necessary to approve this Agreement, the Merger or the other transactions contemplated hereby.

          (e) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except John Dye and Stone & Youngberg LLC, whose fees and expenses will be paid by Parent in accordance with Parents' agreements with such firms, based upon arrangements made by or on behalf of Parent and previously disclosed to Atlantis.

          (f) Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to Parent's Knowledge, threatened against Parent or any of its Subsidiaries, or any properties or rights of Parent or any of its Subsidiaries, before any Governmental Entity that (i) seek to question, delay or prevent the consummation of the Merger or the other transactions contemplated hereby or (ii) would reasonably be expected to affect adversely the ability of Parent to fulfill its obligations hereunder, including Parent's obligations under Article II.

          (g) No Atlantis Capital Stock. Parent does not own or hold directly or indirectly any shares of Atlantis Common Stock or any other capital stock of Atlantis, or any options, warrants or other rights to acquire any shares of Atlantis Common Stock or any other capital stock of Atlantis, or in each case, any interests therein, other than pursuant to the Merger as contemplated by this Agreement.

          (h) Existing Financing Arrangements. Parent is not in breach of or default under any Contract to which it is a party relating to any of its existing financing arrangements, and, assuming the receipt of the Parent Contractual Consents, neither the execution and delivery of this Agreement nor the consummation of the Merger in accordance with the terms of this Agreement will result in any such breach or default or require any amendment of or waiver under any such Contract, except for any such breach or default as would not, or any such amendment or waiver the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     3.3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Parent and Merger Sub jointly and severally represent and warrant to Atlantis as follows:

          (a) Organization, Standing and Power. Merger Sub is a corporation duly incorporated and validly existing under the laws of the State of Connecticut. Merger Sub is a direct, wholly-owned subsidiary of Parent.

          (b) Authority; No Violations.

               (i) Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Merger Sub of this Agreement and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and stockholder action on the part of Merger Sub. This Agreement has been duly and validly executed and delivered by Merger Sub and constitutes a valid and binding agreement of Merger Sub, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

               (ii) The execution and delivery of this Agreement by Merger Sub do not, and the performance of this Agreement and the consummation by Merger Sub of the Merger and the other transactions contemplated hereby will not, result in a Violation pursuant to: (A) any provision of the certificate of incorporation or by-laws of Merger Sub; or (B) except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (I) any Contract or, (II) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any Laws or Orders applicable to Merger Sub or its properties or assets.

               (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Merger Sub in connection with the execution and delivery of this Agreement by Merger Sub or the consummation of the Merger and the other transactions contemplated hereby, except for the Parent Required Consents, the filing of the Certificate of Merger pursuant to the CBCA and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          (c) Board and Stockholder Approval. The Board of Directors of Merger Sub, by resolutions duly adopted without a meeting by unanimous consent thereto in writing and not subsequently rescinded or modified, has duly (i) approved this Agreement and the Merger and (ii) recommended that the shareholder of Merger Sub approve this Agreement. Following the adoption of such resolutions by the Board of Directors of Merger Sub, the sole stockholder of Merger Sub, without a meeting by consent in writing, has duly adopted this Agreement.

          (d) No Business Activities. Merger Sub has not conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Merger Sub has no Subsidiaries.

          (e) No Atlantis Capital Stock. Merger Sub does not own or hold directly or indirectly any shares of Atlantis Common Stock or any other capital stock of Atlantis, or any options, warrants or other rights to acquire any shares of Atlantis Common Stock or any other capital stock of Atlantis, or in each case, any interests therein.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 COVENANTS OF ATLANTIS. During the period from the date of this Agreement and continuing until the Effective Time, Atlantis agrees that (except as expressly contemplated or permitted by this Agreement, including by Section 4.4, or as required by a Governmental Entity of competent jurisdiction (written notice of which will be given promptly to Parent) or to the extent that Parent shall otherwise consent in writing):

          (a) Ordinary Course.

               (i) Atlantis shall, and shall cause its Subsidiaries to, carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted; provided, however, that no action by Atlantis or any of its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this Section 4.l(a)(i) unless such action would constitute a breach of one or more of such other provisions.

               (ii) Atlantis shall not, and shall cause its Subsidiaries not to,
(A) enter into any new line of business or (B) incur or commit to any capital expenditures other than (I) capital expenditures encompassed within the Capital Expenditures Budget, (II) capital expenditures which are reasonably necessary to address public emergency situations and (III) capital expenditures to which Parent has provided prior written consent, which consent shall not be unreasonably withheld.

          (b) Dividends; Changes in Share Capital. Atlantis shall not, and shall cause its Subsidiaries not to, (i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock, except for the regular dividends on Atlantis Common Stock payable in each of the second and third fiscal quarters of 2007 in an amount not to exceed $0.17 per share of Atlantis Common Stock in each such quarter, (ii) split, combine subdivide or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

          (c) Issuance of Securities. Atlantis shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Atlantis Common Stock upon the exercise of Atlantis Stock Options,
(ii) in connection with other stock-based Atlantis Benefit Plans to the extent that such other stock-based Atlantis Benefit Plans currently provide for the automatic grant or award of shares of Atlantis capital stock or rights, warrants or options to acquire such shares, including Atlantis Stock Options granted to non-employee directors or (iii) pursuant to the DRIP.

          (d) Governing Documents. Except to the extent required to comply with their respective obligations hereunder or, following written notice to Parent, as may be required by Law or Order or required by the rules and regulations of the American Stock Exchange, Atlantis shall not amend or propose to amend its certificate of incorporation, by-laws or other governing documents.

          (e) No Acquisitions. Atlantis shall not, and shall cause its Subsidiaries not to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          (f) No Dispositions. Other than dispositions of the Excluded Assets and dispositions in the ordinary course of business consistent with past practice in frequency and amount, Atlantis shall not, and shall cause its Subsidiaries not to, sell, lease, transfer, encumber or otherwise dispose of, or agree to sell, lease, transfer, encumber or otherwise dispose of, any of its assets.

          (g) Investments; Indebtedness. Atlantis shall not, and shall cause its Subsidiaries not to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, or otherwise), other than payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or reflected in the most recent consolidated financial statements (or the notes thereto) included in the most recent Atlantis SEC Reports filed prior to the date of this Agreement or (iii) create, incur, assume or suffer to exist any indebtedness, guarantees, loans or advances not in existence as of the date of this Agreement except for indebtedness incurred under Atlantis' current credit facilities (and any replacements thereof) incurred in the ordinary course of business, consistent with past practices, as such facilities and other existing indebtedness may be amended, extended, modified, refunded, renewed, refinanced or replaced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby (or, in the case of replacement indebtedness, the term of such indebtedness is not for a longer period of time than the period of time applicable to the indebtedness so replaced) and the other terms and conditions thereof, taken as a whole and reflecting the intention of the parties to repay such indebtedness at or prior to the Closing, are not materially less advantageous to Atlantis than those in existence as of the date of this Agreement. Notwithstanding the foregoing, the parties hereto acknowledge and understand that Parent intends to repay the Credit Facility and the Indenture at or prior to the Closing and, therefore, any action taken by Atlantis or any of its Subsidiaries with Parent's consent in connection with such repayment shall be permitted.

          (h) Compensation. Atlantis shall not, and shall cause its Subsidiaries not to, (i) increase the amount of compensation of any Current Atlantis Employee, except in the ordinary course of business, consistent with past practice (e.g., no more frequently than once per year), in connection with normal periodic performance reviews, and provided that no such increase shall exceed four percent (4%) of the prior year's total compensation, (ii) make any increase in or commitment to increase any employee benefits, (iii) issue any additional Atlantis Stock Options, equity-based awards or shares of Atlantis Common Stock pursuant to the Atlantis Benefits Plans, adopt or make any commitment to enter into, adopt, amend in any material manner or terminate any Atlantis Benefit Plan, or any other agreement, arrangement, plan or policy between Atlantis and one or more of its directors, officers or employees, or
(iv) make any contribution, other than regularly scheduled contributions, to any Atlantis Benefit Plan; provided, however, that Atlantis shall notify Parent of any increases, made pursuant to clause (i) above; and provided further that any severance benefits paid by Atlantis pursuant to Section 5.5(b) shall not be deemed a breach of this Section 4.1(h) or any other provision of this Agreement. Notwithstanding the foregoing, at or prior to the Effective Time Atlantis shall be entitled to make severance and/or bonus payments in an aggregate amount not to exceed $379,000 to its directors and certain Current Atlantis Employees (in addition to any benefits payable pursuant to Section 5.5(b)).

          (i) Other Actions. Atlantis shall not, and shall cause its Subsidiaries not to, take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, result in, (i) a material breach of any provision of this Agreement, or (ii) any of the conditions to the Merger set forth in Article VI not being satisfied.

          (j) Accounting Methods; Income Tax Matters. Except as disclosed in the Atlantis SEC Reports filed prior to the date of this Agreement, or as required by a Governmental Entity, Atlantis shall not, and shall cause its Subsidiaries not to, change its methods of accounting in effect at December 31, 2006. Except as required by changes in GAAP, Atlantis shall not, (i) change its fiscal year,
(ii) make or rescind any material tax election, (iii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy in respect of Taxes for any amount in excess of the amount reserved therefor and reflected in the most recent consolidated financial statements (or the notes thereto) of Atlantis included in the most recent Atlantis SEC Report, or (iv) change in any material respect any of its methods of reporting income, deductions or accounting for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 2006.

          (k) Regulatory Matters. Atlantis shall inform Parent reasonably in advance of making a filing to implement any material changes in any rates or surcharges for water service or executing any agreement with respect thereto that is otherwise permitted under this Agreement and shall deliver to Parent a copy of each such filing or agreement. Atlantis shall make, and shall cause its Subsidiaries to make, all such filings (i) only in the ordinary course of business consistent with past practice or (ii) as required by a Governmental Entity.

          (l) Compromise; Settlement. Atlantis shall not, and shall cause its Subsidiaries not to, settle or compromise any pending or threatened claims or arbitrations, other than settlements which involve solely the payment of money (without admission of liability) that would not result in an uninsured payment by or liability of Atlantis in excess of $25,000 in the aggregate above the reserves established therefor on the books of Atlantis as of the date hereof.

          (m) Regulatory Approvals. Atlantis shall not, and shall not permit any of its Subsidiaries to, take any action that would, or fail to take any action which failure would, reasonably be expected to impede or delay any Atlantis Required Consent or any Parent Required Consent or otherwise impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement.

          (n) Transactions with Affiliates. Except as otherwise permitted herein, Atlantis shall not, and shall cause each of its Subsidiaries not to, enter into or engage in any material business arrangement or relationship with any of its "affiliates" (as such term is defined in Rule 12b-2 of the regulations promulgated under the Exchange Act), directors or shareholders, except in accordance with existing terms and conditions of any binding contract or commitment in existence as of the date hereof; provided that such contract or commitment is listed in Schedule 4.1(n) of the Atlantis Disclosure Schedule.

          (o) No New Agreements. Except as otherwise permitted by this Agreement and except to the extent necessary for Atlantis or any of its subsidiaries to perform its existing obligations, Atlantis shall not, and shall cause its Subsidiaries not to, enter into any new contract, agreement, lease or other binding commitment of any kind or nature whatsoever, or amend or extend any existing contract, agreement, lease or other binding commitment to which Atlantis or any Subsidiary of Atlantis is a party, that would, in either instance, result in an incremental payment by, or liability of, Atlantis or any Subsidiary of Atlantis in excess of $25,000 in the aggregate without prior written consent of Parent, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, Atlantis shall not amend any of the Real Property Leases in any respect whatsoever.

          (p) New Directors. Provided that there is at least one (1) member of the Board of Directors in office at all times from the date of this Agreement until the Effective Time, Atlantis shall not nominate any new members to the Board of Directors.

          (q) VEBA. Atlantis shall use its reasonable best efforts to resolve any deficiencies regarding the filing of Forms 990 with respect to Voluntary Employees' Beneficiary Association (VEBA) maintained by Atlantis under Section 501(c)(9) of the Code. Reasonable actions taken and costs incurred by Atlantis with respect to such efforts, including retaining accountants to assist with such filings, shall not constitute a breach of this Agreement.

     4.2 COVENANTS OF PARENT. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated on the Parent Disclosure Schedule or as required by a Governmental Entity of competent jurisdiction (written notice of which will be given promptly to Atlantis) or to the extent that Atlantis shall otherwise consent in writing):

          (a) Regulatory Approvals. Parent shall not, and shall not permit any of its Subsidiaries to, take any action that would, or fail to take any action which failure would, reasonably be expected to impede or delay any Parent Required Consent or any Atlantis Required Consent or otherwise impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement.

          (b) Other Actions. Parent shall not take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, result in (i) a material breach of any provision of this Agreement, or (ii) any of the conditions to the Merger set forth in Article VI not being satisfied.

     4.3 ADVICE OF CHANGES; GOVERNMENTAL FILINGS. Each party shall (a) confer on a regular and frequent basis with the other, with respect to matters relevant to the Merger and (b) report (to the extent permitted by Law, Order or any applicable confidentiality agreement) on operational and regulatory matters with respect to Atlantis and financial and regulatory matters with respect to Parent and its Subsidiaries to the extent pertaining to this Agreement and the Merger, including any party's ability to obtain approval for, or otherwise consummate, the Merger. Each party shall promptly advise the other parties, orally and in writing of any complaint, investigation or hearing by any Governmental Entity (or communication indicating the same may be contemplated) or the institution or threat of material litigation. Atlantis shall file all reports required to be filed by it with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by Law, Order or any applicable confidentiality agreement) deliver to Parent copies of all such reports, announcements and publications promptly after the same are filed. Subject to applicable Laws and Orders relating to the exchange of information, each of Atlantis and Parent shall have the right to review in advance, and will consult with the other with respect to, all the information relating to the other party, which appears in any filings, announcements or publications made with, or written materials submitted to, any third party or any Governmental Entity, including the RPB, in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable and as timely as practicable, it will consult with, and provide all appropriate and necessary assistance to, the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities, including the RPB, necessary or advisable to consummate the transactions contemplated by this Agreement.

     4.4 CONTROL OF ATLANTIS' BUSINESS. Nothing contained in this Agreement shall be deemed to give Parent, directly or indirectly, the right to control or direct Atlantis' operations prior to the Effective Time. Prior to the Effective Time, Atlantis shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

     4.5 SALE OF EXCLUDED ASSETS.

          (a) Parent is not lawfully permitted to acquire the regulated water utility business of EWC (the "EWC BUSINESS") and does not wish to acquire the rights of H2O to certain service contracts between H2O and certain third-party owners of water systems (the "H2O SERVICE CONTRACTS"). Accordingly, prior to or contemporaneously with the execution and delivery of this Agreement: (i) EWC and The Connecticut Water Company, a Connecticut corporation ("CWC") have entered into an asset purchase agreement, dated June 29, 2007, attached hereto as Exhibit A (the "EWC ASSET PURCHASE AGREEMENT"), setting forth the terms and conditions of the purchase and sale of the EWC Business together with substantially all of the assets used in the EWC Business and the assumption of certain liabilities associated therewith (collectively, the "EWC ASSETS"); and
(ii) H2O and New England Water Utility Services, Inc., a Connecticut corporation ("NEWUS") have entered into an asset purchase agreement, dated June 29, 2007, attached hereto as Exhibit B (the "H2O ASSET PURCHASE AGREEMENT"), setting forth the terms and conditions of the purchase and sale of the H2O Service Contracts. The EWC Assets and the H2O Service Contracts are hereinafter collectively referred to as the "EXCLUDED ASSETS"; CWC and NEWUS are hereinafter collectively referred to as the "EXCLUDED ASSETS PURCHASERS"; and the EWC Asset Purchase Agreement and the H2O Asset Purchase Agreement are hereinafter collectively referred to as the "EXCLUDED ASSETS AGREEMENTS."

          (b) Acting in accordance with Sections 33-831 of the CBCA, the board of directors of EWC has authorized, and BUI (as the sole shareholder of EWC) has approved, the sale of the EWC Assets to CWC pursuant to the terms and conditions set forth in the EWC Asset Purchase Agreement.

          (c) Acting in accordance with Sections 33-831 of the CBCA, the board of directors of H2O has authorized, and Atlantis (as the sole shareholder of H2O) has approved, the sale of the H2O Service Contracts to NEWUS pursuant to the terms and conditions set forth in the H2O Asset Purchase Agreement.

          (d) Parent shall indemnify, defend and hold harmless each of Atlantis, its Subsidiaries, and their respective shareholders, officers, directors, employees and agents from and against all Losses incurred by it in connection with or arising from the Excluded Assets Agreements, other than Losses caused solely by the willful misconduct or fraud of Atlantis or an uncured material breach by Atlantis of any provision of the Excluded Assets Agreements.

          (e) Parent hereby acknowledges and agrees that the Excluded Assets Purchasers and the form, terms and substance of each of the Excluded Assets Agreements are acceptable in all respects to Parent.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

     5.1 PREPARATION OF PROXY STATEMENT; ATLANTIS STOCKHOLDERS MEETING; RPB MEETING.

          (a) As promptly as practicable following the date hereof, Atlantis shall, in cooperation with Parent and Merger Sub, prepare and file with the SEC preliminary proxy materials relating to the Atlantis Stockholders Meeting (such proxy statement, and any amendments or supplements thereto, the "PROXY STATEMENT"). The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, and shall, subject to the provisions of Section 5.4, include a statement that the Board of Directors finds the Merger to be advisable, fair to and in the best interests of Atlantis and its stockholders. Each of Atlantis, Parent and Merger Sub shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing with the SEC. Atlantis shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to Parent and Merger Sub, and advise Parent and Merger Sub of any oral comments with respect to the Proxy Statement received from the SEC. Atlantis shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date following clearance of the Proxy Statement by the SEC and, subject to the provisions of Section 5.4, shall include in the Proxy Statement the recommendation of the Board of Directors of Atlantis that the stockholders of Atlantis vote in favor of the adoption of the Merger Agreement.

          (b) Each of Parent and Merger Sub agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Atlantis Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Atlantis


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

agrees that none of the information supplied or to be supplied by Atlantis for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the Atlantis Stockholders Meeting, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that no information will be deemed to have been supplied by Parent or Merger Sub unless it is furnished to Atlantis in writing for the express purpose of being included or incorporated by reference in the Proxy Statement. Atlantis will provide Parent and its counsel with a reasonable opportunity to review and comment on the Proxy Statement and all responses to requests for additional information by, and replies to comments of, the SEC prior to filing such with, or sending such to, the SEC, and will provide Parent and its counsel with a copy of all such filings made with the SEC. No amendment or supplement to the information supplied by Parent or Merger Sub for inclusion in the Atlantis Proxy Statement shall be made without the approval of Parent, which approval shall not be unreasonably withheld, conditioned or delayed.

          (c) Subject to Sections 5.4 and 7.1(f), Atlantis shall, as promptly as practicable following the execution of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "ATLANTIS STOCKHOLDERS MEETING") for the purpose of obtaining the Required Atlantis Vote with respect to the transactions contemplated by this Agreement, shall take all lawful action to solicit the adoption of this Agreement by the Required Atlantis Vote and the Board of Directors of Atlantis shall recommend adoption of this Agreement by the stockholders of Atlantis. Without limiting the generality of the foregoing, but subject to its rights pursuant to Sections 5.4 and 7.1(f), Atlantis agrees that its obligations pursuant to the first sentence of this
Section 5.1(c) shall not be affected by the commencement, public proposal, public disclosure or communication to Atlantis of any Acquisition Proposal (as defined in below).

          (d) Parent shall, as promptly as practicable following the execution of this Agreement, prepare and submit an application to the RPB and request that the RPB provide the Required RPB Vote. Parent shall take all lawful action to solicit the Required RPB Vote and the Five Member Authority of Parent shall recommend that the RPB approve the Agreement, the Merger and the Financing. Without limiting the generality of Section 5.3, Parent shall comply in all respects with the Enabling Legislation in connection with obtaining all approvals necessary in order to consummate the transactions contemplated by this Agreement.

     5.2 ACCESS TO INFORMATION. Upon reasonable notice, Atlantis shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Parent reasonable access during normal business hours, during the period prior to the Effective Time, to all its facilities, operations, officers, employees, agents and accountants and its properties, books, contracts, commitments and records and, during such period, Atlantis shall furnish promptly to Parent such information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that Atlantis may restrict the foregoing access to information pertaining to customers of BUI and EWC, and other information to the extent that any Law or Order of any Governmental Entity applicable to Atlantis requires Atlantis to restrict access to any properties or information. Parent will hold any information provided under this Section 5.2 or Section 4.3 that is non-public in confidence to the extent required by, and in accordance with, the provisions of the Mutual Nondisclosure Agreement dated May 10, 2007, between Atlantis and Parent (the "CONFIDENTIALITY AGREEMENT").

     5.3 REASONABLE BEST EFFORTS.

          (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof.

          (b) Each of Parent, Merger Sub and Atlantis shall, in connection with the efforts referenced in Section 5.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Merger Agreement use its reasonable best efforts to (i) make all appropriate filings and submissions with the DPUC, the RPB or such other Governmental Entity that may be necessary, proper or advisable under applicable Laws or Orders in respect of any of the transactions contemplated by this Agreement as soon as practicable but in no event later than forty-five (45) days following the date hereof, (ii) cooperate in all respects with each other in connection with any such filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (iii) promptly inform the other party of any communication received by such party from, or given by such party to, the DPUC, the RPB or such other Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and
(iv) permit the other party to review any filing or communication given by it to, and consult with each other in advance of any meeting or conference with, the DPUC, the RPB or such other Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the DPUC, the RPB or such other applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences.

          (c) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.3(a) and 5.3(b), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any applicable Law or Order, each of Parent, Merger Sub and Atlantis shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement; provided, however, that neither party shall be required to take any such action to the extent that doing so would be reasonably likely to have a Material Adverse Effect on such party. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.3 shall limit a party's right to terminate this Agreement pursuant to Section 7.1(b) or 7.1(c) so long as such party has theretofore complied in all respects with its obligations under this
Section 5.3.

          (d) If any objections are asserted with respect to the transactions contemplated hereby under any applicable Law or Order or if any suit is instituted by any Governmental Entity


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

or any private party challenging any of the transactions contemplated hereby as violative of any applicable Law or Order, each of Parent and Atlantis shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity or private party may have to such transactions under such Law or Order so as to permit consummation of the transactions contemplated by this Agreement.

          (e) Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the parties to the Excluded Assets Agreements in doing, all things necessary, proper or advisable to, on or prior to December 31, 2007, consummate the sale of the Excluded Assets to the Excluded Assets Purchasers pursuant to the terms and provisions of the Excluded Assets Agreements.

          (f) Atlantis shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the parties to the Excluded Assets Agreements in doing, all things necessary, proper or advisable to consummate the sale of the Excluded Assets to the Excluded Assets Purchasers pursuant to the terms and provisions of the Excluded Assets Agreements.

          (g) Atlantis shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with Parent in doing, all things necessary, proper or advisable under any outstanding Contract between Atlantis or any of its Subsidiaries, on the one hand, and one or more third parties, on the other hand, in order to attempt to remedy or otherwise address the good faith reasonable belief of Parent that the performance by the Surviving Corporation of its duties and obligations under such Contract from and after the Effective Time will have a material adverse impact on the Surviving Corporation or Parent; provided, however, that any cooperation provided by Atlantis pursuant to this Section 5.3(g) shall not be deemed a concurrence by Atlantis that such belief by Parent is reasonable. No officer or director of Atlantis has been advised, either orally or in writing, that any such third party is unwilling to consider reasonable changes that may be proposed by Parent.

     5.4 ACQUISITION PROPOSALS.

          (a) Atlantis shall, and shall instruct each of its Representatives (as defined below) to, immediately cease all existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Acquisition Proposal (as defined below). Atlantis shall not directly or indirectly, and it shall cause its Subsidiaries, officers, directors, employees, representatives, agents or affiliates, including any investment bankers, attorneys or accountants ("REPRESENTATIVES") retained by Atlantis not to, directly or indirectly, through any Person, (i) solicit, initiate, encourage or otherwise facilitate (including by way of furnishing information) any inquiries or proposals that constitute, or could reasonably be expected to lead to, any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any Person relating to any direct or indirect acquisition or purchase of Atlantis, a merger, recapitalization, consolidation, business combination, sale of a significant portion of the assets of Atlantis (other than sales in connection with the Excluded Assets) taken as a whole, sale of 10% or more of the shares of capital stock (including by way of a tender offer, share exchange or exchange offer) or similar or comparable transactions involving Atlantis, other than the transactions contemplated by this Agreement (any such inquiry, proposal or offer (or improvement, restatement, amendment, renewal or reiteration thereof) (other than made by Parent or an affiliate thereof) being herein referred to as an "ACQUISITION PROPOSAL"), or (ii) enter into or participate in any discussions or negotiations with any Person relating to an Acquisition Proposal. Notwithstanding any other provision of this Agreement, the Board of Directors of Atlantis may, at any time prior to adoption of this Agreement by the stockholders of Atlantis, furnish information (pursuant to a customary confidentiality agreement no more favorable, in the aggregate, to the party receiving information than the Confidentiality Agreement) to, or engage in discussions or negotiations with, any Person in response to a Superior Proposal (as defined in Section 8.11) made by such Person if, and only to the extent that, prior to taking such action, (A) the Board of Directors of Atlantis determines in good faith by a majority vote, after consultation with its independent legal counsel, that it must take such action to comply with its fiduciary duties or other responsibilities under applicable law, and (B) Atlantis provides reasonable advance notice to Parent to the effect that it is taking such action.

          (b) Except and only to the extent provided in paragraph (c) below, neither the Board of Directors of Atlantis nor any committee thereof shall (i) withdraw, modify or change, or propose to withdraw, modify or change, in any manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or
(iii) cause Atlantis to enter into any agreement (other than a confidentiality agreement entered into in accordance with Section 5.4(a)), letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal.

          (c) Notwithstanding any other provision of this Agreement, in response to a Superior Proposal and after determining in good faith by majority vote after consultation with its independent legal counsel that it must take such action to comply with its fiduciary duties or other responsibilities under applicable law, Atlantis' Board of Directors shall be permitted (subject to this and the following sentences), at any time prior to the adoption of this Agreement by the stockholders of Atlantis, (i) to withdraw, modify or change, or propose to withdraw, modify or change, the approval or recommendation by the Board of Directors of this Agreement, the Merger or the other transactions contemplated by this Agreement or (ii) to approve or recommend, or propose to approve or recommend, any Superior Proposal, but only in each case referred to in clauses (i) and (ii), after the fifth Business Day following Parent's receipt of written notice advising Parent that the Board of Directors of Atlantis has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, identifying the Person making such Superior Proposal and stating that it intends to take any action described in clause (i) or (ii) above. After providing such notice, Atlantis shall provide a reasonable opportunity to Parent within such five Business Day-period to make such adjustments in the terms and conditions of this Agreement as would enable Atlantis' Board of Directors to proceed with its recommendation to the stockholders of Atlantis without taking any action described in clauses (i) or
(ii) of the preceding sentence.

          (d) Atlantis shall promptly advise Parent of any request for information or any Acquisition Proposal, the material terms and conditions of such request or Acquisition Proposal and the identity of the Person making such request or Acquisition Proposal. Atlantis will keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal.

          (e) Nothing contained in this Section 5.4 shall prohibit Atlantis or its Board of Directors (i) from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act or from making any legally required disclosure to the stockholders of Atlantis with regard to an Acquisition Proposal or (ii) prior to the adoption of this Agreement by the stockholders of Atlantis, from taking any action as contemplated by Section 7.1(f). Nothing in this Section 5.4 shall (x) permit Atlantis to terminate this Agreement (except as specifically provided in Article VII hereof) or (y) affect any other obligation of Atlantis under this Agreement.

     5.5 TREATMENT OF ATLANTIS STOCK OPTIONS: OTHER STOCK PLANS: EMPLOYEE BENEFITS MATTERS.

          (a) Options; Other Stock Plans. Atlantis shall take all requisite action, including any and all required amendments to the Atlantis Stock Option Plans or to any agreements entered into thereunder (in each case, which amendments may be conditioned on the Closing occurring, and provided that, with respect to any required stockholder approval or any required consent or agreement of another party to such agreements, of such amendments, such requisite action shall be limited to Atlantis' respective reasonable best efforts to obtain such stockholder approval), to the extent necessary so that at the Closing all Atlantis Stock Options that have been granted and that have not been exercised prior to the Closing Date shall be canceled as of the Closing Date and at the Closing, Parent shall pay to each holder of Atlantis Stock Options a cash payment equal to the product of (i) the number of Atlantis Stock Options held as of immediately preceding the Closing multiplied by (ii) the excess of the Merger Consideration over the applicable exercise price (regardless of whether such Atlantis Stock Options are then vested or exercisable) less such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax Law or Order. Atlantis shall take all actions necessary to ensure that such payments or conversions into the right to receive cash extinguish all rights of participants under the Atlantis Stock Option Plans to receive shares of Atlantis Common Stock at or after the Effective Time.

          (b) Employment Agreements; Employee Benefits.

               (i) Employee Severance Benefits. Section 5.5(b)(i) of the Atlantis Disclosure Schedule sets forth a true and complete list of all employees of Atlantis and its Subsidiaries as of the date of this Agreement, together with the position, date of hire by Atlantis or any predecessor and annual rate of compensation for each such person (each, a "CURRENT ATLANTIS EMPLOYEE" and, collectively, the "CURRENT ATLANTIS EMPLOYEES"). If the employment of any Current Atlantis Employee other than the Excluded Employees is terminated: (A) by Atlantis or any of its Subsidiaries within three (3) months prior to the Effective Time, other than for Cause, Atlantis will pay or cause to be paid to such employee the applicable Severance Benefit; or (B) by Parent, the Surviving Corporation or any of their respective Subsidiaries as of the Effective Time or within twelve (12) months thereafter, other than for Cause, Parent will pay or cause to be paid to such employee the applicable Severance Benefit.

               (ii) Change of Control Agreements. Each agreement between Atlantis and a Current Atlantis Employee providing for the payment by the Surviving Corporation of severance and other termination benefits upon consummation of the Merger (other than the obligations to pay severance benefits described in Section 5.5(b)(i)) is set forth on Section 5.5(b)(ii) of the Atlantis Disclosure Schedule (each, a "CHANGE OF CONTROL AGREEMENT"). Upon the consummation of the Merger, the Parent shall cause the Surviving Corporation to pay such benefits in accordance with the terms of each Change of Control Agreement.

               (iii) Effect of the Merger on the Atlantis Benefits Plans.

                    (A) Atlantis and Parent agree that, for purposes of the Atlantis Benefit Plans, the consummation of the transactions contemplated by this Agreement, as applicable, shall constitute a "Change in Control," as may be applicable under such Atlantis Benefit Plans.

                    (B) Parent shall, and shall cause the Surviving Corporation to, honor all employee benefit obligations to Atlantis Employees under the Atlantis Benefit Plans.

                    (C) Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, each Current Atlantis Employee who continues to be employed by the Surviving Corporation shall continue to be provided with benefits under employee benefit plans that are at least substantially comparable in the aggregate to those provided in the Atlantis Benefit Plans immediately prior to the Effective Time.

                    (D) Parent shall comply fully with its obligations under
     Section 31 of the Enabling Legislation.

               (iv) Ansonia Division Employees. Parent shall, and shall cause the Surviving Corporation to, continue the employment of all Ansonia Division Employees for at least two (2) months following the Effective Time (or provide equivalent financial benefit upon termination of employment of any such employee). For the avoidance of doubt, Parent's obligation pursuant to this
Section 5.5(b)(iv) shall be in addition to any other benefits payable pursuant to this Section 5.5(b).

               (v) As used in this Agreement:

                    (B) "ANSONIA DIVISION EMPLOYEES" means all Current Atlantis Employees listed in the "Ansonia" section of Section 5.5(b)(i) of the Atlantis Disclosure Schedule.

                    (A) "BONUS SERVICE YEARS" means: (I) two (2) years with respect to each Atlantis Employee with no less than ten (10) and no greater than fourteen (14) Service Years; or (II) four (4) years with respect to each Atlantis Employee with no less than fifteen (15) Service Years.


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

                    (B) "EXCLUDED EMPLOYEES" means (I) Betsy Henley-Cohn, (II) each Current Atlantis Employee who is party to a Change of Control Agreement, and (III) all Current Atlantis Employees listed in the "Eastern" and "Rhodes Pump Services-H2O Employees" sections of Section 5.5(b)(i) of the Atlantis Disclosure Schedule.

                    (C) "SERVICE YEARS" means, with respect to each Current Atlantis Employee entitled to benefits pursuant to Section 5.5(b)(i), above, the number of complete and partial years of service of such employee with Atlantis and any of its affiliates as of the date of such employee's termination, and including both service with Atlantis and its Subsidiaries prior to the Effective Time and with Parent and its Subsidiaries after the Effective Time, which number shall be no less than four (4) and no greater than twenty-six (26).

                    (D) "SEVERANCE BENEFIT" means, with respect to each Current Atlantis Employee entitled to benefits pursuant to Section 5.5(b)(i), above, a lump sum severance benefit equal to the product of (I) an amount equal to the sum of such employee's number of Service Years plus such employee's number of Bonus Service Years, if any, multiplied by (II) an amount equal to such employee's base pay for a two-week period as of such employee's termination, or if such Atlantis Employee is terminated following the Effective Time, the greater of the rate in effect at the Effective Time or the date of such employee's termination.

     5.6 FEES AND EXPENSES. Parent has agreed to reimburse Atlantis for up to one hundred thousand dollars ($100,000) of legal fees and expenses incurred by Atlantis in connection with the negotiation, drafting and execution of this Agreement and the Excluded Assets Agreements (the "LEGAL FEE REIMBURSEMENT"). Whether or not the Merger is consummated, all other Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, subject to Section 7.2(c); provided, however, that if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all Taxes imposed on Atlantis and its Subsidiaries as a result of the Merger and the sale of the Excluded Assets. As used in this Agreement, "EXPENSES" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

     5.7 DIRECTORS' AND OFFICERS' INDEMNIFICATION AND INSURANCE.

          (a) After the Effective Time and through the sixth anniversary thereof, Parent and the Surviving Corporation shall, jointly and severally, indemnify and hold harmless each present (as of the Effective Time) or former officer, director or employee of Atlantis (collectively, the "INDEMNIFIED PARTIES"), against all Losses incurred in connection with any actual or threatened claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that the Indemnified Party is or was an officer, director or employee of Atlantis or (ii) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions


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

contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law or Order, provided, however, that no Indemnified Party may settle any such claim without the prior approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed). Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any claim, action, proceeding or investigation from Parent or the Surviving Corporation within ten Business Days of receipt by Parent or the Surviving Corporation, from the Indemnified Party of a request therefor; provided, however, that any Person to whom expenses are advanced provides an undertaking, to the extent required by the CBCA, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.

          (b) The Surviving Corporation shall cause to be maintained in effect
(i) in its certificate of incorporation and by-laws for a period of six (6) years after the Effective Time, the current provisions regarding limitation of liability of directors and indemnification of, and advancement of expenses to, officers, directors and employees contained in the certificate of incorporation and by-laws of Atlantis and (ii) for a period of six years after the Effective Time, the current policies of directors' and officers' liability insurance maintained by Atlantis (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time; provided, however, that the provisions of this Section 5.7(b)(ii) shall be deemed to have been satisfied if an extended reporting period shall have been obtained by Parent at its sole cost and expense prior to or at the Effective Time, which provides coverage equivalent to that provided under such policies for an aggregate period of at least six (6) years; and provided, further, that in no event shall Parent or the Surviving Corporation be required to expend more than $50,000 to maintain or procure insurance coverage pursuant to this Section 5.7. The obligations of the Surviving Corporation under this Section 5.7(b) shall not in any way reduce or change the liability of the Parent under Section 4.5(d).

          (c) Notwithstanding anything herein to the contrary, if any claim, action, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Indemnified Party on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.7 shall continue in effect until the final disposition of such claim, action, proceeding or investigation.

          (d) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall make proper provision so that the successors or assigns of the Surviving Corporation shall succeed to the obligations set forth in Section 5.7.

        5.8 PUBLIC ANNOUNCEMENTS. Atlantis and Parent shall, unless otherwise required by applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

     5.9 FINANCING. Atlantis acknowledges and understands that Parent intends to generate the resources to consummate the Merger and pay the Merger Consideration through the issuance and sale of tax-exempt municipal bonds (the "FINANCING"). Parent shall use its best efforts to effectuate the Financing in a timely fashion and in such amounts necessary to consummate the Merger and pay the Merger Consideration, regardless of any change in interest rates or any costs or expenses associated with the Financing.

     5.10 RPB MEMBERSHIP. Promptly after the Effective Time, Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable for Parent to comply fully with the Enabling Legislation with respect to the expansion of the RPB to include representation from certain municipalities of the State of Connecticut specified in the Enabling Legislation.

     5.11 PAYMENT OF INDEBTEDNESS. At the Effective Time, Parent shall pay in full all amounts due and owing to the Lenders, including any applicable prepayment or penalties or similar payments.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of Atlantis, Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver in writing at or prior to the Closing of the following conditions:

          (a) Stockholder Approval. Atlantis shall have obtained the Required Atlantis Vote for the adoption of this Agreement by the stockholders of Atlantis.

          (b) RPB Approval. Parent shall have obtained the Required RPB Vote.

          (c) No Injunctions or Restraints; Illegality. No federal, state, local or foreign, if any, Law shall have been adopted or promulgated, and no temporary restraining Order, preliminary or permanent injunction or other Order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (d)Governmental Approvals. All Parent Required Consents and the Atlantis Required Consents shall have been obtained prior to the Effective Time, and shall have become Final Orders. The Final Orders shall not, individually or in the aggregate, impose terms and conditions that could reasonably be expected to result in a Material Adverse Effect on Atlantis, Parent, the Surviving Corporation or the Excluded Assets Purchasers. "FINAL ORDER" for purposes of this Agreement means action by the relevant regulatory authority which has not been reversed, stayed, enjoined, set aside, annulled or suspended with respect to which any waiting period prescribed by any Law or Order before the Merger and other transactions contemplated hereby may be consummated has expired, and as to which all conditions to be satisfied before the consummation of such transactions prescribed by Law or Order have been satisfied.

     6.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of, or waiver in writing by Parent, at or prior to the Closing of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Atlantis set forth in this Agreement shall be true and correct in all respects (disregarding all qualifications and exceptions therein contained relating to materiality or a Material Adverse Effect on Atlantis or any similar standard or qualification), as if such representations or warranties were made as of the Effective Time (other than representations warranties that address matters only as of a specified date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Atlantis, and Parent shall have received a certificate of the chief executive officer of Atlantis to the foregoing effect.

          (b) No Material Adverse Change. There shall not have been a Material Adverse Change to Atlantis, and Parent shall have received a certificate of the chief executive officer of Atlantis to such effect.

          (c) Performance of Obligations of Atlantis. Atlantis shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate of the chief executive officer and the chief financial officer of Atlantis to such effect.

          (d) Extinguishment of Atlantis Stock Options. Atlantis shall have taken all requisite actions to ensure that the payments and other actions contemplated by Section 5.5(a) shall extinguish all rights of the participants under the Atlantis Stock Option Plans, and each holder of Atlantis Stock Options shall have executed a release, the form and substance of which is reasonably satisfactory to Parent.

          (e) Resignation of Certain Officers of Atlantis. Each of Betsy Henley-Cohn, John S. Tomac and Jack Keefe shall have voluntarily resigned his or her employment with Atlantis effective as of the Effective Time or shall have been terminated by Atlantis.

          (f) Excluded Assets. Atlantis and/or its Subsidiaries, as applicable, shall have one or more agreements in place to transfer the Excluded Assets to one or more third parties (including CWC and NEWUS, if the EWC Asset Purchase Agreement and the H2O Asset Purchase Agreement shall not have been terminated), and the closing of the transfer the Excluded Assets shall occur simultaneously with the transactions contemplated herein.

          (g) Financing. Parent shall be in a position to consummate the Financing simultaneously with the transactions contemplated herein.

          (h) Opinion of Counsel. Parent and Merger Sub shall have received an opinion of Wiggin and Dana LLP, counsel to Atlantis and BUI, the form and substance of which shall be reasonably satisfactory to Parent.

     6.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ATLANTIS. The obligations of Atlantis to effect the Merger are subject to the satisfaction of, or waiver in writing by Atlantis, at or prior to the Closing of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects (disregarding all qualifications and exceptions therein contained relating to materiality or a Material Adverse Effect on Parent or any similar standard or qualification), as if such representations or warranties were made as of the Effective Time(other than representations or warranties that address matters only as of a specified date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Parent, and Atlantis shall have received a certificate of the chief executive officer of Parent and Merger Sub to the forgoing effect.

          (b) Performance of Obligations of Parent. Parent shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date, and Atlantis shall have received a certificate of the chief executive officer of Parent to such effect.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

     7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of Atlantis or the Five Member Authority of Parent, as applicable, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Atlantis or Merger Sub:

          (a) By mutual written consent of Parent and Atlantis, by action of the Board of Directors of Atlantis and the Five Member Authority of Parent;

          (b) By either Atlantis or Parent, by written notice to the other party, if the Effective Time shall not have occurred on or before December 31, 2007 (the "TERMINATION DATE"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement (including Section 5.3) has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; provided, further that if, on such Termination Date (i) any condition set forth in Section 6.1(d), 6.2(f) or 6.2(g) has not been satisfied or waived in writing, (ii) all of the other conditions to the consummation of the Merger set forth in Article VI have been satisfied or waived in writing or can readily be satisfied, and (iii) any approvals required in order for the condition set forth in Section 6.1(d) to be satisfied that have not yet been obtained are being pursued diligently and in good faith, the consummation of the transfer of the Excluded Assets required in order for the condition set forth in Section 6.2(f) to be satisfied is being pursued diligently and in good faith, and/or the consummation of the Financing required in order for the condition set forth in Section 6.2(g) to be satisfied is being pursued diligently and in good faith, as the case may be, then in any such case the Termination Date shall, without any action by any of the parties, be extended only once to February 29, 2008.

          (c) By either Atlantis or Parent if any Governmental Entity (i) shall have issued an order, decree or ruling or taken any other action (which the parties shall have used their reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.3) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (ii) shall have failed to issue an order, decree or ruling or to take any other action (which order, decree, ruling or other action the parties shall have used their reasonable best efforts to obtain, in accordance with Section 5.3), in each case (i) and (ii) that is necessary to fulfill the conditions set forth in Sections 6.1(c) and (d), as applicable, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to comply with Section 5.3 has been the cause of such action or inaction;

          (d) By either Atlantis or Parent if (i) the approval by the stockholders of Atlantis required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the Required Atlantis Vote upon the taking of such vote at a duly held meeting of stockholders of Atlantis, or at any adjournment thereof or (ii) the approvals of the RPB required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote of the membership thereof upon the taking of such vote at a duly held meeting of the RPB, or any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party whose failure to comply with Section 5.3 has been the cause of the failure to obtain such required vote;

          (e) By Parent if the Board of Directors of Atlantis shall have taken or resolved to take any of the actions set forth in Section 5.4(b);

          (f) By Atlantis at any time prior to adoption of this Agreement by the stockholders of Atlantis if the Board of Directors of Atlantis shall approve a Superior Proposal; provided, however, that Atlantis shall have complied with
Section 5.4; or

          (g) By Atlantis or Parent, as applicable, if the DPUC places any conditions, restrictions or covenants on such party or the Excluded Assets Purchasers as a condition precedent for approving the transactions contemplated by this Agreement or the Excluded Assets Agreements, which would be reasonably likely to have a Material Adverse Effect on such party or the Excluded Assets Purchasers; provided, however, that the right to terminate this Agreement under this Section 7.1(g) shall not be available to any party whose failure to comply with Section 5.3 has been the cause of the placement of such conditions, restrictions or covenants.

     7.2 EFFECT OF TERMINATION.

          (a) In the event of termination of this Agreement by either Atlantis or Parent as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or Atlantis or their respective officers or directors


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

except with respect to Section 4.5(d), the second sentence of Section 5.2,
Section 5.6, this Section 7.2 and Article VIII; provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

          (b) If Parent terminates this Agreement pursuant to Section 7.1(e) or Atlantis terminates this Agreement pursuant to Section 7.1(f), then Atlantis shall promptly pay to Parent in same day funds liquidated damages in an amount equal $1,000,000.

          (c) If either Atlantis or Parent terminates this Agreement pursuant to
(i) Section 7.1(b) and the Effective Time shall not have occurred on or before the Termination Date (as may have been extended pursuant to Section 7.1(b)) (A) due, in whole or in part, to a failure by Parent or Merger Sub to comply with one or more covenants contained in this Agreement or (B) because any of the conditions set forth in Sections 6.1 has not been satisfied, or (ii) any of Sections 7.1(c), 7.1(d) or 7.1(g), then in any such case, Parent shall promptly pay to Atlantis in immediately available funds, upon receipt of an invoice therefor, an amount equal to the sum of (1) any portion of the Legal Fee Reimbursement not yet paid to Atlantis, plus (2) expenses incurred by Atlantis in connection with the DPUC approval process, not to exceed twenty-five thousand dollars ($25,000), plus (3) expenses incurred by Atlantis in connection with the Atlantis Fairness Opinion, not to exceed ninety thousand dollars ($90,000).

          (d) Notwithstanding any other provision of this Section 7.2, if (i) either Atlantis or Parent terminates this Agreement pursuant to Section 7.1(b) and the Effective Time shall not have occurred on or before the Termination Date (as extended pursuant to Section 7.1(b)), (ii) either or both of the conditions set forth in Section 6.2(f) or 6.2(g) has not been satisfied, other than by reason of a material breach of this Agreement or the Excluded Assets Agreements by Atlantis, and (iii) the conditions set forth in Section 6.1 and Sections 6.2(a) through (e) have been satisfied, then Parent shall promptly pay to Atlantis $1,500,000 in immediately available funds.

          (e) If Atlantis and Parent terminate this Agreement pursuant to
Section 7.1(a), then Parent shall promptly pay to Atlantis in immediately available funds, upon receipt of an invoice therefor, an amount equal to the sum of any portion of the Legal Fee Reimbursement not yet paid to Atlantis.

     7.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by the Board of Directors of Atlantis and the Five Member Authority, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Atlantis and the RPB of Parent, but, after any such approval, no amendment shall be made which by Law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders or the RPB without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by the respective Boards of Directors of Atlantis and Merger Sub and the Five Member Authority of Parent, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive


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

any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

     7.5 INTEREST. If not paid when due, amounts payable pursuant to Sections 7.2(b), 7.2(c), 7.2(d) and 7.2(e) shall bear interest at the rate of 10% per annum or the highest rate allowed by law, whichever is less. Atlantis and Parent acknowledge that the agreements contained in Sections 7.2(b) and 7.2(d): (a) reflect reasonable compensation to Parent and Atlantis, respectively, for undertaking the transactions contemplated hereby and risking the loss of benefits of the transaction under the circumstances contemplated by Sections 7.2(b) and 7.2(d), respectively, (ii) were agreed for the purpose of inducing Parent and Atlantis, respectively, to execute this Agreement and undertake their respective obligations hereunder, and (iii) are an integral part of the transactions contemplated by this Agreement, and without these agreements, Parent and Atlantis, respectively would not have entered into this Agreement. The parties agree that any amounts payable by Atlantis pursuant to Section 7.2(b) or by Parent pursuant to Section 7.2(d) shall be liquidated damages and not a penalty and shall constitute full payment and the exclusive remedy for any damages, costs or expenses sustained by Parent or Atlantis, respectively, as a result of the termination giving rise to the obligation to pay such amounts. The parties further agree in advance that actual damages, costs or expenses would be difficult to ascertain and that the amounts payable by Atlantis and Parent, respectively, pursuant to Sections 7.2(b) and 7.2(d) are fair and equitable amounts to reimburse Parent and Atlantis, respectively, for damages, costs and expenses sustained due to the termination of this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time and this Article VIII. Nothing in this Section 8.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination of this Agreement.

     8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if given by any other means, when received at the address specified in this Section 8.2, except, in each case, for a notice of a change of address, which shall be effective only upon


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

receipt thereof. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)  if to Parent or Merger Sub, to

               South Central Connecticut Regional Water Authority
               90 Sargent Drive
               New Haven, CT  06511-5966
               Fax: (203) 624-6129
               Attn: David Silverstone, President

               with a copy to

               Murtha Cullina LLP
               Cityplace I
               185 Asylum Street
               Hartford, Connecticut 06103-3469
               Fax: (860) 240-6053
               Attn: Paul R. McCary, Esq.

          (b)  if to Atlantis to

               BIW Limited
               230 Beaver Street
               P.O. Box 426
               Ansonia, Connecticut 06401
               Fax: (203) 732-2616
               Attn: John S. Tomac, President

               with a copy to

               Wiggin and Dana LLP
               400 Atlantic Street
               Stamford, Connecticut 06901
               Fax: (203) 363-7676
               Attn: William A. Perrone, Esq.

     8.3 INTERPRETATION; NEGOTIATED AGREEMENT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The inclusion of any matter in the Atlantis Disclosure Schedule or the Parent Disclosure Schedule in connection with any representation, warranty, covenant or agreement that is qualified as to materiality or "Material Adverse Effect" shall not be an admission by the party delivering such disclosure schedule that such matter is material or would have a Material Adverse Effect. This Agreement represents a fully negotiated agreement. Each of the parties has been afforded the opportunity, which it has exercised, to review the terms of the Agreement. Each of the parties has been afforded the opportunity, which it has exercised, to consult with legal counsel of its choice concerning such terms and their implications. Accordingly, the Agreement shall not be construed for or against any party based on the principle that ambiguities are construed against the drafter.

     8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when each party shall have received counterparts hereof signed by all other parties hereto, it being understood that the parties need not sign the same counterpart.

     8.5 ENTIRE AGREEMENT: THIRD PARTY BENEFICIARIES.

          (a) This Agreement together with the Atlantis Disclosure Schedule, the Parent Disclosure Schedule and exhibits hereto constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; other than the Confidentiality Agreement, which shall survive the execution and delivery of this Agreement.

          (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than
Section 5.7 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

         8.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut, without regard to any principles of conflict of laws that would result in the application of the laws of any other jurisdiction.

     8.7 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law, Order or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law, Order or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.


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

     8.9 SUBMISSION TO JURISDICTION; WAIVERS. Each of Parent, Merger Sub and Atlantis irrevocably agrees that any legal action or proceeding with respect to this Agreement or for - recognition and enforcement of any judgment in respect hereof brought by any party hereto or its successors or assigns may be brought and determined in the Superior Court of the State of Connecticut, or in the United States Courts in or for the District of Connecticut, in each case having subject matter jurisdiction, and each of Parent, Merger Sub and Atlantis hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. Each of Parent, Merger Sub and Atlantis hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law or Order, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

     8.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Law, Order or in equity.

     8.11 DEFINITIONS. As used in this Agreement:

          (a) "ATLANTIS EMPLOYEE(S)" means all current and former employees of Atlantis as of the Closing Date, including any employee who is on vacation, disability, sick leave, family and/or medical leave, military leave, layoff or other approved leave from employment with Atlantis as of the Closing Date.

          (b) "BENEFIT PLANS" means, with respect to any Person, all "employee benefit plans," as defined in Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Code, all other employment, severance pay, salary continuation, bonus, incentive, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, change-in-control, supplemental unemployment, layoff, health, life insurance, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit, cafeteria, welfare, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds, or arrangements of any kind, and all other employee benefit plans, contracts, programs, funds, or arrangements (whether qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective) and any trust, escrow, or similar agreement related thereto, whether or not funded.

          (c) "BOARD OF DIRECTORS" means the Board of Directors of Atlantis.

          (d) "BUSINESS DAY" means any day on which state courts are open in the State of Connecticut.

          (e) "CAUSE" means (i) willful malfeasance or willful misconduct by the Atlantis Employee in connection with his/her employment, (ii) continuing refusal by the Atlantis Employee to perform his/her duties or follow any reasonable and lawful direction of any employee of the Parent or Surviving Corporation to whom the Atlantis Employee reports, after notice of any such refusal to perform such duties or direction is given to the Atlantis Employee, or (iii) the commission by the Atlantis Employee of (A) any felony or (B) a misdemeanor involving moral turpitude.

          (f) "ENABLING LEGISLATION" means the following Special Acts of the Connecticut General Assembly: Special Act 77-98, as amended by Special Acts 78-24, 84-46, 99-12, 03-11 and 03-12 and Public Act 02-85.

          (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          (h) "ERISA AFFILIATE" means each person (as defined in Section 3(9) of ERISA) whether or not incorporated, which is a parent or under common control or would be considered a single employer with the Atlantis within the meaning of
Section 414(b), (c), (m), (o) or (t) of the Code and the U.S. Treasury Regulations promulgated under those sections or within the meaning of Section 4001(b) of ERISA.

          (i) "LENDERS" means USBNA and Citizen's.

          (j) "LOSSES" means claims, losses, liabilities, damages, judgments, fines, costs and expenses (including attorneys' fees and expenses).

          (k) "KNOWLEDGE" when used with respect to any party means the knowledge of any officer of such party, as well as any other knowledge such individuals would have possessed had they made reasonable inquiry with respect to the matter in question.

          (l) "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means, with respect to any party hereto and, in the case of Sections 6.1(d) and 7.1(g), the Excluded Assets Purchasers, any change, circumstance or effect that has caused, or would be reasonably likely to cause, a material adverse change in the property, business, financial condition or results of operations of such party and its Subsidiaries taken as a whole, or to the ability of such party to consummate timely the transactions contemplated hereby and/or the Excluded Assets Agreements; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions affecting the industry in which the party and its Subsidiaries operate, (2) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (3) changes in GAAP, or (4) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby; and (b) any adverse change in or effect on the business of the party and its Subsidiaries that is cured by such party before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated pursuant to Article VII hereof. Notwithstanding the generality of the foregoing, the imposition, directly or indirectly, of any term or condition in any Final Order, or in any other order, ruling, declaration or pronouncement issued by any Governmental Entity in connection with the transactions contemplated by this Agreement or the Excluded Assets Agreements that (x) states that Parent or the Surviving Corporation, or any of their respective Subsidiaries, shall be subject to ongoing regulation, supervision or control by the DPUC from and after the Effective Time, or (y) materially adversely affects the rates or charges of Parent, Atlantis, the Surviving Corporation or the Excluded Assets Purchasers, or any of its or their Subsidiaries, or otherwise materially adversely affects the overall economics of the transactions contemplated by this Agreement or the Excluded Assets Agreements, conclusively shall be deemed to constitute a Material Adverse Effect on Atlantis, Parent, the Surviving Corporation or the Excluded Assets Purchasers, as the case may be, solely for purposes of Sections 6.1(d) and 7.1(g).

          (m) "THE OTHER PARTY" means, (i) with respect to Atlantis, Parent and
(ii) with respect to Parent or Merger Sub, Atlantis.

          (n) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

          (o) "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (p) "SUPERIOR PROPOSAL" means an unsolicited bona fide written Acquisition Proposal that the Board of Directors of Atlantis concludes in good faith (after consultation with its financial advisors) would, if consummated, provide greater aggregate value to Atlantis' stockholders (in their capacities as stockholders), from a financial point of view, than the transactions contemplated by this Agreement and for which any required financing is committed or which, in the good faith judgment of the Board of Directors of Atlantis (after consultation with its financial advisors), is reasonably capable of being financed by the Person making such Acquisition Proposal (provided that for purposes of this definition the term Acquisition Proposal shall have the meaning assigned to such term in Section 5.4 except that (x) the reference to "10% or more of the shares" in the definition of "Acquisition Proposal" shall be deemed to be a reference to "sale of 50% or more of the shares." In making any determination with respect to the value of an Acquisition Proposal, the Board of Directors of Atlantis will consider, among other things, the criteria set forth in Section 33-756(d) of the Connecticut General Statutes.

     8.12 OTHER AGREEMENTS. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of Atlantis and Parent under any other agreement between the parties shall not be affected by any provision of this Agreement.

                            [SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, Parent, Atlantis and Merger Sub have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        SOUTH CENTRAL CONNECTICUT
                                        REGIONAL WATER AUTHORITY


                                        By: /s/ David Silverstone
                                            ------------------------------------
                                            Name: David Silverstone
                                            Its:  President, Chief Executive
                                                  Officer


                                        RWA21, LTD.


                                        By: /s/ David Silverstone
                                            ------------------------------------
                                            Name: David Silverstone
                                            Its:  President, Chief Executive
                                                  Officer


                                        BIW LIMITED


                                        By: /s/ Betsy Henley-Cohn
                                            ------------------------------------
                                            Name: Betsy Henley-Cohn
                                            Its:  Chairwoman of the Board of
                                                  Directors and Chief Executive
                                                  Officer

                            GLOSSARY OF DEFINED TERMS

2006 Draft Returns.........................................................   17
Acquisition Proposal.......................................................   33
Agreement..................................................................    1
Ansonia Division Employees.................................................   36
Atlantis...................................................................    1
Atlantis Benefit Plans.....................................................   12
Atlantis Common Stock......................................................    2
Atlantis Disclosure Schedule...............................................    6
Atlantis Employee(s).......................................................   47
Atlantis Fairness Opinion..................................................   20
Atlantis Required Consents.................................................    9
Atlantis SEC Reports.......................................................    9
Atlantis Stock Option Plans................................................    7
Atlantis Stock Options.....................................................    7
Atlantis Stockholders Meeting..............................................   31
Atlantis Title IV Plan.....................................................   13
Benefit Plans..............................................................   47
Board of Directors.........................................................   47
Bonus Service Years........................................................   36
BUI........................................................................    6
Business Day...............................................................   47
Capital Expenditure Budget.................................................   19
Cause......................................................................   48
CBCA.......................................................................    1
Certificate................................................................    3
Certificate of Merger......................................................    2
Change of Control Agreement................................................   36
Citizen's..................................................................    9
Claims.....................................................................   18
Closing....................................................................    1
Closing Date...............................................................    1
Code.......................................................................    5
Confidentiality Agreement..................................................   31
Contracts..................................................................    9
Credit Facility............................................................    9
Current Atlantis Employee..................................................   35
CWC........................................................................   29
Dissenting Shares..........................................................    3
DPUC.......................................................................    9
DRIP.......................................................................    7
Effective Time.............................................................    2
Enabling Legislation.......................................................   48
Encumbrances...............................................................    8
Environmental Claim........................................................   11
Environmental Law..........................................................   11
ERISA......................................................................   48
ERISA Affiliate............................................................   48
EWC........................................................................    6
EWC Asset Purchase Agreement...............................................   29
EWC Assets.................................................................   29
EWC Business...............................................................   29
Exchange Act...............................................................    9
Exchange Agent.............................................................    4
Exchange Fund..............................................................    4
Excluded Assets............................................................   29
Excluded Assets Agreements.................................................   29
Excluded Assets Purchasers.................................................   29
Excluded Employees.........................................................   36
Expenses...................................................................   37
Filed Returns..............................................................   17
Final Order................................................................   39
Financing..................................................................   38
GAAP"......................................................................   10
Governmental Entity........................................................    9
H2O........................................................................    6
H2O Asset Purchase Agreement...............................................   29
H2O Service Contracts......................................................   29
Hazardous Materials........................................................   12
Indemnified Parties........................................................   37
Indenture..................................................................    9
Knowledge..................................................................   48
Laws.......................................................................    9
Legal Fee Reimbursement....................................................   37
Lenders....................................................................   48
Losses.....................................................................   48
Material Adverse Change....................................................   48
Material Adverse Effect....................................................   48
Merger.....................................................................    1
Merger Consideration.......................................................    2
Merger Sub.................................................................    1
NEWUS......................................................................   29
Orders.....................................................................    9
Owned Real Property........................................................   20
Parent.....................................................................    1
Parent Contractual Consents................................................   22
Parent Disclosure Schedule.................................................   21
Parent Required Consents...................................................   22
Permits....................................................................   18
Person.....................................................................   49
Proxy Statement............................................................   30

Real Property Leases.......................................................   20
Release....................................................................   12
Representatives............................................................   33
Required Atlantis Vote.....................................................   18
Required RPB Vote..........................................................   22
RPB........................................................................   21
SEC........................................................................    9
Service Years..............................................................   37
Severance Benefit..........................................................   37
Subsidiary.................................................................   49
Superior Proposal..........................................................   49
Surviving Corporation......................................................    1
Tax Returns................................................................   17
Taxes......................................................................   17
Termination Date...........................................................   41
The other party............................................................   49
Transfer Act...............................................................   11
USBNA......................................................................    9
Violation..................................................................    8
Voting Agreement...........................................................    1

                                    EXHIBIT A

                             EWC PURCHASE AGREEMENT

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "AGREEMENT") is made this 29th day of June, 2007, by and among THE CONNECTICUT WATER COMPANY, a Connecticut corporation with its principal place of business at 93 West Main Street, Clinton, Connecticut 06413 (the "BUYER"), EASTERN CONNECTICUT REGIONAL WATER COMPANY, INC., a Connecticut corporation with its principal place of business at 230 Beaver Street, Ansonia, Connecticut 06401 (the "SELLER"), and BIRMINGHAM UTILITIES, INC., a Connecticut corporation with its principal place of business at 230 Beaver Street, Ansonia, Connecticut 06401 (the "SELLER PARENT") (individually, a "PARTY" and collectively, the "PARTIES").

                                    RECITALS:

     A. The Seller is a wholly owned subsidiary of the Seller Parent and the Seller is a public service company which sells water to residential and business customers in various cities and towns in eastern Connecticut through water systems owned by the Seller (the "WATER SYSTEMS").

     B. The Seller Parent is a wholly-owned subsidiary of BIW Limited, a Connecticut corporation ("ATLANTIS").

     C. South Central Connecticut Regional Water Authority, a public instrumentality and a political subdivision of the State of Connecticut ("PARENT"), RWA21, Ltd., a wholly-owned subsidiary of Parent ("MERGER SUB"), and Atlantis have entered into an Agreement and Plan of Merger dated June 29, 2007 (the "MERGER AGREEMENT"), which contemplates that Merger Sub will merge with and into Atlantis on and subject to the terms and conditions set forth in the Merger Agreement (the "MERGER").

     D. Parent and its subsidiaries are not authorized to sell water in the cities and towns in eastern Connecticut where the Water Systems are located.

     E. The Merger Agreement provides that the Seller will sell the Purchased Assets (as defined in Section 8.1(o) hereof) to a Person other than Parent simultaneously with the closing of the Merger.

     F. The Seller has agreed to sell and the Buyer has agreed to purchase the Purchased Assets upon the terms and conditions hereinafter set forth.

     G. The Boards of Directors of the Buyer, the Seller and the Seller Parent have authorized the execution, delivery and performance of this Agreement.

     H. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in Article VIII.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

     1.1 RECITALS. The recitals are incorporated into this Agreement by reference.

     1.2 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, the Seller hereby agrees to sell and the Buyer hereby agrees to purchase free and clear of any and all liens, claims, pledges, or other encumbrances (except as and to the extent expressly provided herein) the Purchased Assets (as defined in Article VIII). Notwithstanding the foregoing, the transfer of the Purchased Assets pursuant to this Agreement shall not include the assumption of any Liability (as defined in Article VIII) related to the Purchased Assets unless the Buyer expressly assumes that Liability pursuant to Section 1.5.

     1.3 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in
Section 1.2 or elsewhere in this Agreement, the following assets of the Seller (collectively, the "EXCLUDED ASSETS") are not part of the sale and purchase contemplated hereunder, are excluded from the Purchased Assets and shall remain the property of the Seller after the Closing Date (as defined in Section 2.1):

     (a) cash;

     (b) any account receivable, note receivable or other receivable of the Seller from the Seller Parent, from any related Person of the Seller or any related Person of the Seller Parent;

     (c) all minute books, stock records and corporate seals;

     (d) all personnel records and other records that the Seller is required by law to retain in its possession;

     (e) all rights of the Seller under this Agreement, the Bill of Sale, and the Assignment and Assumption Agreement (as such terms are defined in Section 2.2);

     (f) all insurance benefits, including rights and proceeds, arising from or relating to the Purchased Assets or the Retained Liabilities (as defined in Section 1.6) prior to the Closing Date;

     (g) all claims of the Seller against third parties relating to the Purchased Assets relating to any period before the Closing, whether choate or inchoate, known or unknown, contingent or noncontingent;

     (h) all rights of the Seller relating to prepaid expenses, claims for refunds and rights to offset in respect thereof;

     (i) any Tangible Personal Property located in the Glastonbury, Connecticut, office of the Seller; and

     (j) any motor vehicles.

     1.4 PURCHASE PRICE. In consideration of the sale of the Purchased Assets, the Buyer shall pay to the Seller at the Closing the sum of Three Million Four Hundred Ninety Thousand Dollars ($3,490,000) in cash (the "PURCHASE PRICE") by certified or bank check or by wire transfer to an account designated by the Seller. At the Closing the Buyer may pay some or all of the Purchase Price directly to any creditor of the Seller with an encumbrance against the Purchased Assets. The Buyer shall use commercially reasonable efforts to give the Seller at least fifteen (15) days prior written notice before making any such payment, the Buyer shall give the Seller written notice identifying in reasonable detail each lien, claim, pledge or other encumbrance against the Purchased Assets of which the Buyer has Knowledge and the Seller shall promptly, but in any event no later than at the Closing, deliver to the Buyer a release of each such encumbrance or reasonably satisfactory evidence that such a release will be delivered to the Buyer promptly after the Closing. In the event that the Seller fails to do so, at the Closing the Buyer may pay any or all of such creditors the total amount owed to such creditors of the Seller and receive a dollar for dollar credit against the Purchase Price. Nothing set forth herein shall relieve the Seller of its obligation to transfer and deliver the Purchased Assets to the Buyer free and clear of all liens, claims and encumbrances. The Buyer shall have no obligation to pay any amount in excess of the Purchase Price. On or before the Closing Date, the Parties shall agree upon the allocation of the purchase price among the Purchased Assets.

     1.5 ASSUMED LIABILITIES. On the Closing Date, the Buyer shall assume and agree to discharge only the following Liabilities of the Seller (the "ASSUMED LIABILITIES"):

     (a) any Liability to the Seller's customers incurred by the Seller in the Ordinary Course of Business; and

     (b) the obligation to provide water service to the Seller's customers;

     (c) the obligations of the Seller that arise after the Closing Date pursuant to any contract assumed by the Buyer;

     (d) subject to the Seller paying all accounts payable which the Seller receives more than thirty (30) days before the Closing Date, the accounts payable of the Seller incurred in the Ordinary Course of Business (the "Assumed Payables"); and

     (e) any Liability of the Seller solely to the extent arising after the Closing Date under any Seller contract included in the Purchased Assets that is entered into by the Seller after the date hereof in accordance with the provisions of this Agreement (other than any Liability arising out of or relating to a breach that occurred prior to the Closing Date).

     1.6 RETAINED LIABILITIES. The Retained Liabilities shall remain the sole responsibility of and shall be retained, paid, performed and discharged solely by the Seller. "RETAINED LIABILITIES" shall mean all Liabilities of the Seller other than the Assumed Liabilities, including without limitation:

     (a) any Liability arising out of or relating to services and/or products of the Seller to the extent services are performed or products are sold prior to the Closing Date;

     (b) any Liability under any contract assumed by the Buyer that arises after the Closing Date but that arises out of or relates to any breach by the Seller that occurred prior to the Closing Date;

     (c) any Liability for Taxes, including (A) any Taxes arising as a result of the Seller's operation of its business or ownership of the Purchased Assets prior to the Closing Date, (B) any Taxes that will arise as a result of the sale of the Purchased Assets pursuant to this Agreement, (C) any Taxes arising after the Closing Date as a result of the Seller's operation of its business or ownership of the Purchased Assets for the period ending on the Closing Date, and
(D) any deferred taxes of any nature;

     (d) any Environmental Claim (as defined in Section 3.1(k)(v)) arising out of or relating to the operation of the Seller's business or the Seller's leasing, ownership or operation of real property;

     (e) any Liability under any Benefit Plans or relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other Benefit Plans or benefits of any kind for the Seller's employees or former employees or both;

     (f) any Liability under any employment, severance, retention or termination agreement with any employee of the Seller, or any related Person of the Seller, any employee of the Seller Parent or any related Person of the Seller Parent;

     (g) any Liability arising out of or relating to any employee grievance due to any act or omission of the Seller whether or not the affected employees are hired by the Buyer;

     (h) any Liability of the Seller to the Seller Parent, to any related Person of the Seller or to any related Person of the Seller Parent;

     (i) any Liability to indemnify, reimburse or advance amounts to any officer, director, employee or agent of the Seller or the Seller Parent due to any act or omission on or before the Closing Date;

     (j) any Liability to distribute to any shareholder (as applicable) or otherwise apply all or any part of the consideration received hereunder;

     (k) any Liability arising out of any proceeding pending against the Seller as of the Closing Date;

     (l) any Liability arising out of any action commenced against the Seller after the Closing Date to the extent it arises out of or relates to any occurrence or event happening prior to the Closing Date;

     (m) any Liability arising out of or resulting from the Seller's compliance or noncompliance with any legal requirement or order of any governmental entity to the extent it arises out of or relates to any occurrence or event happening prior to the Closing Date;

     (n) any Liability of the Seller under this Agreement or any other document executed in connection herewith; and

     (o) any Liability of the Seller based upon the Seller's acts or omissions occurring after the Closing Date.

     1.7 MAKE WHOLE PERIOD. The Seller shall pay the Buyer a monthly make whole amount (the "MONTHLY PAYMENT") until two years after the Closing Date (the "MAKE WHOLE PERIOD"). The amount of the Monthly Payment shall be equal to the sum of:
(i) $28,000 monthly during the first twelve months of the Make Whole Period and $29,000 monthly during the second twelve months of the Make Whole Period, which the Buyer and the Seller have agreed represents the estimated operating losses to be incurred by the Buyer in operating the Water Systems during the Make Whole Period; and (ii) the monthly interest expense incurred by the Buyer during the Make Whole Period to purchase the Purchased Assets pursuant to this Agreement, which amount the Buyer and the Seller shall agree upon in writing on or before the Closing Date. On the Closing Date, the Seller shall establish a separate account at Citizens Bank and deposit in such account cash in an amount which would be sufficient to pay the Monthly Payment during the entire Make Whole Period. On or before the tenth (10th) day of each month beginning after the first complete calendar month in the Make Whole Period and continuing until the tenth (10th) day of the month after the last complete calendar month in the Make Whole Period, the Seller shall pay the Monthly Payment to the Buyer from such bank account. The Seller shall receive the interest income from such bank account.

     1.8 RATE RELIEF. If the Buyer obtains any increase in the monthly rates and charges with respect to Water Systems ("RATE RELIEF") during the Make Whole Period, the Buyer shall promptly send the Seller written notice stating the amount of the Rate Relief and include a copy of the decision granting the Rate Relief, and the amount of the Monthly Payment shall be reduced dollar for dollar by the monthly amount of the Rate Relief and the Seller shall pay the reduced amount of the Monthly Payment for that portion of the remainder of the Make Whole Period that the Rate Relief remains in effect. The Seller may, upon providing written notice to the Buyer and receiving the written consent of the Buyer, which consent shall not be unreasonably conditioned, delayed or withheld, reduce the amount in such bank account by the amount of the monthly Rate Relief multiplied by the number of months remaining in the Make Whole Period.

     1.9 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. The Buyer shall collect the Accounts Receivable and shall pay the Assumed Payables in the Ordinary Course of Business for one hundred eighty (180) days after the Closing. On the tenth
(10th) day of each month, the Buyer shall provide the Seller with an accounting of the Accounts Receivable collected by the Buyer and the Assumed Payables paid by the Buyer during the preceding calendar month. If the Accounts Receivable collected by the Buyer exceeds the Assumed Payables paid by the Buyer during such one hundred eighty (180) day period, the Buyer shall include a check payable to the Seller for the amount of such excess with the final monthly accounting due one hundred ninety (190) days after the Closing. If the Accounts Receivable collected by the Buyer are less than the Assumed Payables paid by the Buyer during such one hundred eighty (180) day period, the Seller shall send a check payable to the Buyer for the amount of such deficiency within ten (10) days after receiving the final monthly accounting from the Buyer.

     1.10 CONSENT TO ASSIGNMENT. To the extent that any agreement, license, permit or other Purchased Asset may not be assigned or conveyed without the prior written consent of a third party, this Agreement shall not constitute an assignment or conveyance thereof absent such prior written consent. The Buyer and the Seller shall use their commercially reasonable best efforts to obtain all required consents necessary to assign and convey all of the Purchased Assets to the Buyer at the Closing. In the event that all required consents have not been obtained as of the Closing, the Buyer and the Seller shall during the remaining term of each agreement, franchise, license, permit or other Purchased Asset for which such required consent is not obtained, continue to use their commercially reasonable best efforts to obtain such consent and shall enter into any reasonable and lawful arrangement designed for the Buyer to have the benefits and obligations after the Closing with respect to each such agreement, franchise, license, permit or other Purchased Asset until such consent is obtained or the end of the remaining term of such agreement, franchise, license, permit or other Purchased Asset.

                                   ARTICLE II
                                     CLOSING

     2.1 THE CLOSING. Subject to Article V, the closing of the purchase and sale of the Purchased Assets (the "CLOSING") shall take place at the offices of Wiggin & Dana LLP, One Century Tower, New Haven, Connecticut 06508, at such date and time as shall be determined by the Seller (the "CLOSING DATE"). The Closing shall be scheduled to occur simultaneously and shall be effective simultaneously with the closing of the Merger, and the closing of the sale of certain water service management contracts (the "SERVICE CONTRACTS") owned by Birmingham H2O Services, Inc., an affiliate of the Seller, to New England Water Utility Services, Inc., an affiliate of the Buyer, pursuant to the Asset Purchase Agreement by and between such parties of even date (the "ASSET PURCHASE AGREEMENT").

     2.2 CLOSING DELIVERABLES OF THE SELLER AND THE SELLER PARENT. At the Closing, the Seller and the Seller Parent shall deliver to the Buyer the following:

          (a) a certification executed by the Seller that the representations and warranties made by the Seller and a certification executed by the Seller Parent that the representations and warranties made by the Seller Parent pursuant to this Agreement are true and accurate in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification;

          (b) a certification executed by the President of the Seller that there has not been a Material Adverse Change to the Seller between the date of this Agreement and the Closing;

          (c) a recent (within thirty (30) business days of the Closing Date) certificate of good standing with respect to the Seller from the Office of the Secretary of State of the State of Connecticut;

          (d) a bill of sale for all of the Purchased Assets that are Tangible Personal Property in the form of Exhibit 2.2(d) (the "BILL OF SALE") executed by the Seller;

          (e) the Seller Required Governmental Consents, as defined in Section 3.1(d) of this Agreement, in a form reasonably satisfactory to the Buyer;

          (f) a release of any lien, pledge or encumbrance with respect to the Purchased Assets;

          (g) a written agreement regarding the allocation of the Purchase Price referred to in Section 1.4;

          (h) a written agreement regarding the amount of the monthly interest expense of the Buyer referred to in Section 1.7(ii);

          (i) the consolidated financial statements of the Seller and the Seller Parent for the most recently completed calendar quarter preceding the Closing which shall be added to the representations under Section 3.1(h) and Section 3.1(h) of the Seller Disclosure Schedule;

          (j) a list of the amount and age of the Accounts Receivable of the Seller as of the end of the most recently completed calendar month preceding the Closing which shall be added to the representations under Section 3.1(z) and
Section 3.1(z) of the Seller Disclosure Schedule;

          (k) a list of the amount and age of the Assumed Payables of the Seller as of the end of the most recently completed calendar month preceding the Closing; and

          (l) such other documents that the Buyer may reasonably request in furtherance of the transactions contemplated hereby.

     2.3 CLOSING DELIVERABLES OF THE BUYER. At the Closing, the Buyer shall deliver to the Seller:

          (a) a certification executed by the Buyer that the representations and warranties made by the Buyer pursuant to this Agreement are true and accurate in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification;

          (b) the consideration specified in Section 1.4;

          (c) the Buyer Required Governmental Consents, as defined in Section 3.2(c);

          (d) a written agreement regarding the allocation of the Purchase Price referred to in Section 1.4;

          (e) a written agreement regarding the amount of the monthly interest expense of the Buyer referred to in Section 1.7(ii); and

          (f) such other documents that the Seller may reasonably request in furtherance of the transactions contemplated hereby.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SELLER PARENT. Except as set forth in the Disclosure Schedules prepared by the Seller and the Seller Parent and delivered by the Seller and the Seller Parent to the Buyer prior to the execution and delivery of this Agreement and attached hereto (the "SELLER DISCLOSURE SCHEDULE") (each of which disclosures shall indicate the Section and, if applicable, the Subsection of this Article III to which it relates and each of which disclosures shall also be deemed to be representations and warranties made by the Seller and the Seller Parent to the Buyer under this
Article III), the Seller and the Seller Parent, jointly and severally, represent and warrant to the Buyer as follows:

          (a) Capitalization. The authorized capital stock of the Seller consists of five thousand (5,000) shares of common stock, no par value, two hundred (200) of which shares are issued and outstanding and owned by the Seller Parent (the "Stock"). There are no options, warrants, convertible securities or other contracts of any kind, nature or description obligating the Seller or the Seller Parent to issue or sell any shares of capital stock of or any other interest in the Seller. There are no outstanding obligations to repurchase, redeem or otherwise acquire any shares of the Stock.

          (b) Organization and Good Standing. The Seller is a public service company as defined in Section 16-1 of the Connecticut General Statutes and is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, with the power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Seller currently has no Subsidiaries. The Seller does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          (c) Authorization of Agreement. The execution, delivery and performance of this Agreement by the Seller and the Seller Parent and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of the Seller and the Seller Parent. This Agreement, when delivered, will be valid and legally binding upon the Seller and the Seller Parent, and enforceable in accordance with its terms.

          (d) Governmental Consents and Approvals. No consent, approval or authorization of any national, state, municipal or local government or any instrumentality, subdivision, court, administrative agency or commission or other authority thereof (a GOVERNMENTAL ENTITY") is required with respect to the execution, delivery and performance of this Agreement by the Seller and the transactions contemplated hereby, except for (i) the consents, approvals and authorizations of the Governmental Entities set forth in Section 3.1(d) of the Seller Disclosure Schedule (the "SELLER REQUIRED GOVERNMENTAL CONSENTS"), and
(ii) such consents, approvals and authorizations that would not, individually or in the aggregate, have a Material Adverse Effect on the business of the Seller.

          (e) Non-Governmental Consents and Approvals. No consent, approval or authorization of any other Person is required with respect to the execution, delivery and performance of this Agreement by the Seller or the transactions contemplated hereby, except for such consents, approvals and authorizations that would not, individually or in the aggregate, have a Material Adverse Effect on the business of the Seller.

          (f) No Violation. Except as set forth in Section 3.1(f) of the Seller Disclosure Schedule, the execution, delivery and performance of this Agreement by the Seller will not violate (i) any provision of the certificate of incorporation or by-laws of the Seller or (ii) except as would not, individually or in the aggregate, have a Material Adverse Effect on the Seller, subject to the obtaining of the Seller Required Governmental Consents, any loan or credit agreement, note, mortgage, bond, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, or license (collectively, "CONTRACTS"), or any statute, law, ordinance, rule, regulation, whether federal, state, local or foreign (collectively, "LAWS"), or any judgment, order or decree, whether federal, state, local or foreign (collectively, "ORDERS") applicable to the Seller, the Seller Parent or the Seller Parent's properties and Purchased Assets.

          (g) Certificate and Bylaws. Section 3.1(g) of the Seller Disclosure Schedule contains a complete and accurate copy of the certificate of incorporation and the bylaws of the Seller, including all amendments thereto. The certificate of incorporation and the bylaws (as amended, as applicable) are in full force and effect.

          (h) Financial Statements. Section 3.1(h) of the Seller Disclosure Schedule contains a complete and accurate copy of the consolidated financial statements of the Seller and the Seller Parent for each of the two (2) most recently completed fiscal years of the Seller and for the period ended March 31, 2007, which financial statements were prepared by the Seller and the Seller Parent in accordance with generally accepted accounting principles consistently applied throughout such periods ("GAAP"), subject in the case of the internally prepared interim financial statements to the omission of any footnote disclosures required by GAAP and any normal year end adjustments. Each financial statement fairly presents the financial condition and results of operations of the Seller for the applicable period and the Seller Parent, except for such items that would not have, or reasonably be expected to have, a Material Adverse Effect on the Seller or the Seller Parent. Neither the Seller nor the Seller Parent, nor any of the Chief Executive Officers or Chief Financial Officers, or any current or former employees or officers of the Seller or the Seller Parent, has identified or been made aware of any fraud, whether or not material, that involves the Seller's or the Seller Parent's management or other current or former employees or officers of the Seller or the Seller Parent or the current or former auditors or accountants of the Seller or the Seller Parent who have a role in the preparation of financial statements for the Seller or the Seller Parent, or any claim or allegation regarding the foregoing. Neither the Seller nor the Seller Parent, nor any of their Chief Executive Officers or Chief Financial Officers, nor any current or former employees or officers or the current or former auditors or accountants of the Seller or the Seller Parent have received or otherwise had or obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, in each case, regarding deficient accounting or auditing practices, procedures or methods of the Seller or any material inaccuracy in the Seller's financial statements.

          (i) Absence of Liabilities. Except for liabilities or obligations which are accrued or reserved against in the balance sheet of the Seller as of March 31, 2007, or which were incurred in the ordinary course of business and consistent with past practices after that date, the Seller has no liabilities or obligations of a nature required by GAAP to be reflected in a balance sheet, except such liabilities or obligations that would not have, or reasonably be expected to have, a Material Adverse Effect on the Seller.

          (j) Compliance.

               (i) Except as set forth in Section 3.1(j) of the Seller Disclosure Schedule, the Seller is not in violation of any Law (excluding for purposes of this Section 3.1(j), Environmental Laws (as defined in Section 3.1(k)), nor is it, to the Knowledge of the Seller or the Seller Parent, under investigation with respect to any violation thereof, nor has it been given notice of any violation thereof, nor has it been threatened with any violation thereof, except for violations or possible violations which would not, individually or in the aggregate, have a Material Adverse Effect on the Seller. The Seller is not in breach or violation of, or in default in the performance or observance of, (A) any provision of its certificate of incorporation or by-laws, or (B) any Contract applicable to it or any of its properties or Purchased Assets, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Seller.

               (ii) All filings required to be made by the Seller since January 1, 2007, under any applicable Laws or Orders relating to the regulation of public utilities, have been filed with the DPUC or other appropriate Governmental Entity, including all forms, statements, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, including but not limited to all rates, tariffs, franchises, service agreements and related documents, and all such filings complied, as of their respective dates, in all material respects with all applicable requirements of the appropriate Laws or Orders, except for such filings or such failures to comply that would not, individually or in the aggregate, have a Material Adverse Effect on the Seller.

          (k) Environmental Matters.

               (i) Except as set forth on Section 3.1(k)(i) of the Seller Disclosure Schedule, the Seller is in compliance with all applicable Environmental Laws (as defined in this Section 3.1(k)) (which compliance includes, but is not limited to, the possession by the Seller of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Seller. Except as set forth on Section 3.1(k)(i) of the Seller Disclosure Schedule, neither the Seller Parent nor the Seller has received any written communication, whether from a Governmental Entity, citizens group, employee or other Person, alleging that the Seller is not in such compliance.

               (ii) There are no Environmental Claims (as defined in this Section 3.1(k)) pending or, to the Knowledge of the Seller, threatened, against the Seller, or any Person whose liability for any such Environmental Claim the Seller has retained or assumed either contractually or by operation of Law or Order.

               (iii) The Seller has delivered or otherwise made available for inspection to the Buyer complete and correct copies of all reports, studies or analyses in the possession of the Seller by the Seller Parent pertaining to Hazardous Materials (as defined below) in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Seller, or regarding compliance by the Seller with applicable Environmental Laws. All such reports, studies or analyses are listed in Section 3.1(k)(iii) of the Seller Disclosure Schedule. Except for any Release of Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Seller, as such Release is documented in the above referenced reports, studies or analyses, there has been no Release of Hazardous Materials in, on, beneath or adjacent to any such properties.

               (iv) None of the Seller's properties or business operations are an "Establishment" within the meaning of the Connecticut Transfer Act (Section 22a-134 et seq. of the Connecticut General Statutes).

               (v) As used in this Agreement:

                    (A) "ENVIRONMENTAL CLAIM" means any written claim, demand, action, cause of action, directive, allegation, investigation or notice by any Governmental Entity or other Person alleging potential liability (including potential liability for investigatory costs, monitoring costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release of any Hazardous Materials at any location, whether or not owned or operated by the Seller, or (b) circumstances forming the basis of any violation, or alleged violation of, or any requirement or obligation under any Environmental Law.

                    (B) "ENVIRONMENTAL LAW" means all Laws and Orders relating to pollution or protection or restoration of human health or the environment, including Laws and Orders relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all Laws with regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

                    (C) "HAZARDOUS MATERIALS" means any (1) oil, petroleum product or any byproduct or fraction thereof, asbestos, polychlorinated biphenyls, flammable substances, explosives, hazardous wastes, hazardous substances, toxic wastes or substances or any other wastes, materials or pollutants defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances", "pollutant" or words of similar import under any Environmental Law; (2) any substance the presence of which exceeds any standard set forth in the Remediation Standard Regulations (Section 22a-133K-1 et. seq. of the Regulations of Connecticut State Agencies) or which requires remediation pursuant to any Environmental Law; or (3) any substance managed in a manner not in compliance with Environmental Law.

                    (D) "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          (l) Employees and Benefit Plans. Section 3.1(l) of the Seller Disclosure Schedule contains a complete and accurate list of the employees of the Seller and the Seller Parent who devote the majority of their time to performing services in the Water Systems as of the date of this Agreement. All of the employees who devote the majority of their time to servicing the Water Systems or managing the business of the Seller are employees of the Seller Parent or the Seller. The Seller does not have or administer any Benefit Plans as defined in Article VIII. Except as set forth in Schedule 3.1(l) hereto, (i) the Seller is not a party to any collective bargaining agreement or relationship with any labor organization; (ii) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (iii) no union organizing or decertification efforts are underway or threatened and no other question concerning representation by a labor organization exists; (iv) no labor strike, work stoppage, slowdown, or other material labor dispute has occurred, and none is underway or, threatened; (v) there is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or threatened internally at the Seller, with any governmental agency, or in any forum, relating to an alleged violation or breach by the Seller (or its officers or directors) of any employment related law, regulation or contract; (vi) there are no employment contracts or severance agreements with any current or former employees of the Seller under which the Seller has any continuing obligation; and (vii) the Seller has implemented any plant closing or layoff of employees notices that are required under the WARN Act.

          (m) The Seller does not currently have, contribute to, sponsor, maintain or participate in any Benefit Plans as defined in Article VIII.

          (n) Taxes.

               (i) Except as disclosed in Section 3.1(n)(iv) of the Seller Disclosure Schedule, the Seller has timely filed all Tax Returns that it was required to file. All such returns were correct and complete in all material respects. All Taxes owed by the Seller have been paid. The Seller is not the beneficiary of any extension of time within which to file any Tax Return. No claim has been made by an authority in a jurisdiction where the Seller does not file Tax Returns that the Seller is or may be subject to taxation by that jurisdiction. There are no liens for Taxes on any of the Purchased Assets of the Seller.

               (ii) The Seller has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid to any employee, or independent contractor, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

               (iii) There is no dispute or claim concerning any Tax liability of the Seller either claimed or raised by any authority in writing or as to which the Seller has Knowledge.

               (iv) Exhibit 3.1(n) lists all federal, state and local Tax Returns filed with respect to the Seller for taxable periods ending on or after December 31, 2005, indicates those Tax Returns that have been audited, if any, and indicates those Tax Returns that are currently being audited, if any.

               (v) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment.

          (o) Insurance. Section 3.1(o) of the Seller Disclosure Schedule sets forth the name and general description of each insurance policy under which the Seller is insured. Neither the Seller Parent nor the Seller has received any notice of cancellation or termination with respect to any insurance policy under which the Seller is covered. The Seller has provided to the Buyer true, correct and complete copies of all such policies of insurance and bonds issued at the request or for the benefit of the Seller. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid and to the Knowledge of the Seller the Seller is otherwise in compliance with the terms of such policies and bonds. To the Knowledge of the Seller, all such policies and bonds remain in full force and effect, and the Seller has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

          (p) Water Systems. Section 3.1(p) of the Seller Disclosure Schedule contains a complete and accurate listing of the Water Systems owned by the Seller.

          (q) Property; Rights. The Seller owns or has sufficient rights and consents to use under existing rights, easements, leases, and license agreements, all properties, rights and Purchased Assets which it is using for the conduct of its business and operations, including without limitation, the Water Systems, as currently conducted, except where the failure to own or have such rights or consents would not, in the aggregate, have or reasonably be expected to have a Material Adverse Effect on the Seller or the Purchased Assets. The Seller is duly authorized by the State of Connecticut to sell and deliver water and otherwise operate as a "water company" as defined in Section 16-1(a)(10) of the Connecticut General Statutes within the jurisdictions identified in Section 3.1(q) of the Seller Disclosure Schedule. Subject to obtaining the Seller Required Government Consents and any other required third party consents, each of which is set forth in Section 3.1(q) of the Seller Disclosure Schedule the Seller has the authority and right to transfer the Purchased Assets and the Water Systems to the Buyer, except where such failure to transfer would not individually or in the aggregate, have or reasonably be expected to have, a Material Adverse Effect on the seller of the Purchased Assets.

          (r) Litigation. Except for claims, actions, suits, proceedings or investigations (collectively, "CLAIMS") that would not have a Material Adverse Effect on the Seller, there are no claims, actions, suits, proceedings or investigations pending or, to the Seller's Knowledge, threatened against the Seller.

          (s) Permits. Section 3.1(s) of the Seller Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders, approvals, franchises, variances and similar rights issued by or obtained from any Governmental Entity of the State of Connecticut or the United States (including those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) (collectively, "PERMITS"). Such listed Permits are the only Permits used by the Seller to conduct its business and operations, including without limitation, the Water Systems, as presently conducted. The Seller is in compliance with the terms of each such Permit in all material respects. Subject to obtaining the Seller Required Government Consents, the Seller has the authority and right to transfer the Permits to the Buyer.

          (t) Books and Records. The minute books and other similar records of the Seller contain complete and accurate records of all votes taken at any meetings of the Seller's stockholder or its board of directors and of all written consents executed in lieu of the holding of any such meeting, in each case, required to be so reflected, recorded or taken under all applicable laws. The books and records of the Seller reflect in all material respects the Purchased Assets, liabilities, business, financial condition and results of operations of the Seller and have been maintained in accordance with good business and bookkeeping practices equivalent to those of other companies of comparable size, financial position and operating results. The books, records and accounts of the Seller (i) have been maintained in accordance with reasonable business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the Purchased Assets and properties of the Seller and (iii) accurately and fairly reflect the basis for the Seller financial statements.

          (u) Bank Accounts. Section 3.1(u) of the Seller Disclosure Schedule contains a complete and accurate list of each bank account of the Seller, including the account number, name of bank and each person authorized to make withdrawals from each such bank account.

          (v) Pending Transactions. As of the date of this Agreement, the Seller is not a party to or bound by any agreement, undertaking or commitment (i) to merge or consolidate with, or acquire all or substantially all of the property, assets or capital stock of any other corporation or Person or (ii) to sell, lease or exchange all or substantially all of Seller's property, any of the Purchased Assets or any capital stock to any Person other than the sale of the Purchased Assets to the Buyer pursuant to this Agreement.

          (w) Brokers or Finders. No agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee based upon a contract or other similar arrangement with the Seller in connection with the transactions contemplated by this Agreement.

          (x) Title to Assets. Other than intellectual property as to which the representations related to title are found in Section 3.1(aa) of the Seller Disclosure Schedule and except as provided in Section 3.1(x) of the Seller Disclosure Schedule, the Seller has good title to all of the Purchased Assets, free and clear of all liens, claims, pledges and encumbrances.

          (y) Contractual Obligations.

               (i) Section 3.1(y) of the Seller Disclosure Schedule is a list of all written contracts, agreements or other instruments (including all contracts for employment) to which the Seller is a party (all such contracts, agreements or other instrument, the "Contracts"). To the Knowledge of the Seller and the Seller Parent there are no oral contracts, agreements or other instruments to which the Seller is a party or which are binding on the Seller. Neither the Seller nor the Seller Parent (as applicable) has breached any representation, warranty or covenant contained in any of the Contracts, and neither the Seller nor the Seller Parent has received notice of any default with respect thereto, except for any breach which, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect on the Seller or the Purchased Assets. Neither the Seller nor the Seller Parent has any Knowledge that any other party to any Contract is in default or is claimed to be in default in complying with any provision thereof or has committed or permitted any event which, with notice or the passage of time or both, would constitute such a default, except for any default which, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect on the Seller or the Purchased Assets.

               (ii) Neither entry into this Agreement nor, subject to the obtaining of the Seller Required Governmental Consents, the consummation of the transactions contemplated hereby will cause any breach or default on the part of the Seller or the Seller Parent with respect to any of the Contracts, except for any breach or default which, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect on the Seller or the Purchased Assets.

          (z) Receivables. Section 3.1(z) of the Seller Disclosure Schedule accurately lists the amount and age of the Accounts Receivable of the Seller as of May 31, 2007. Each Account Receivable reflected on the balance sheet and each Account Receivable arising since the date thereof was generated in the Ordinary Course of Business and reflected a bona fide obligation for the payment of goods or services provided by the Seller. Other than returns, replacements or price adjustments related to customer dissatisfaction in the Ordinary Course of Business, there is no contest, claim, or right of set-off under any Contracts with any obligor of an Accounts Receivable relating to the amount and validity of such Accounts Receivable.

          (aa) Proprietary Rights. Except as set forth on Section 3.1(aa) of the Seller Disclosure Schedule, there are no other proprietary software licenses used by the Seller in the conduct of its business. The Seller has not received any notice or other claim from any person or entity asserting that any of its activities infringe or may infringe on any intellectual property rights of such person or entity.

          (bb) Real Property.

               (i) Owned Real Property. Section 3.1(bb) of the Seller Disclosure Schedule lists the property address of all Owned Real Property (other than easements for the Water Systems). Except as set forth thereon, with respect to each piece of Owned Real Property:

               (A) the Seller has good and marketable title to such Owned Real Property, free and clear of any lien;

               (B) there are no written leases, subleases, licenses or agreements granting to any party or parties (other than the Seller) the right of use or occupancy of any portion of such Owned Real Property; and

               (C) there are no outstanding options or rights of first refusal to purchase such Owned Real Property, or any portion thereof or interest therein;

               (ii) Leased Real Property. Section 3.1(bb) of the Seller Disclosure Schedules lists and describes briefly all real property licensed, leased or subleased to the Seller (collectively, the "REAL PROPERTY LEASES"). Except as set forth on Section 3.1(cc) of the Seller Disclosure Schedule, with respect to the Real Property Leases:

               (A) the Seller has not received notice of any breach or default by the Seller and the Seller has no Knowledge of any breach or default by the Seller with respect to any Real Property Lease. To the Knowledge of the Seller, each Real Property Lease is legal, valid, binding, enforceable, and in full force and effect;

               (B) to the Knowledge of the Seller, no party to any Real Property Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration of any Real Property Lease;

          (cc) Use of Purchased Assets; Condition of Tangible Assets. The Purchased Assets owned by the Seller constitute all Purchased Assets that are used by the Seller to conduct and operate the business as conducted by the Seller, except for the Excluded Assets, and shall be sufficient to permit the Buyer to conduct and operate the business as conducted by the Seller immediately preceding the Closing. Each tangible asset included in the Purchased Assets is in operating condition and repair (subject to normal wear and tear).

          (dd) Representations Complete. None of the representations or warranties made by the Seller or the Seller Parent herein or in any exhibit or schedule hereto, including the Seller Disclosure Schedule, or in any certificate or other document furnished by the Seller or the

Seller Parent to the Buyer at the Closing pursuant to this Agreement, contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     3.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. Except as set forth in the Disclosure Schedules prepared by the Buyer and attached hereto (the "BUYER DISCLOSURE SCHEDULE") (each of which disclosures shall be deemed to be representations and warranties made by the Buyer to the Seller under this
Article III), the Buyer represents and warrants to the Seller as follows:

          (a) Organization and Good Standing. The Buyer is an affiliate of a "holding company" (as defined in Section 16-47 of the Connecticut General Statutes by virtue of its control of a water company meeting the definition of a public service company as defined in Section 16-1 of the Connecticut General Statutes) and is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut.

          (b) Authorization of Agreement. The execution, delivery and performance of this Agreement by the Buyer, and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of the Buyer. This Agreement, when delivered, will be valid and legally binding upon the Buyer and enforceable in accordance with its respective terms.

          (c) Governmental Consents and Approvals. No consent, approval or authorization of any Governmental Entity is required with respect to the execution, delivery and performance of this Agreement by the Buyer and the purchase of the Purchased Assets contemplated hereby, except for the consents, approvals and authorizations of the Governmental Entities set forth in Section 3.2(c) of the Buyer Disclosure Schedule (the "BUYER REQUIRED GOVERNMENTAL CONSENTS").

          (d) Non-Governmental Consents and Approvals. No consent, approval or authorization of any other Person is required with respect to the execution, delivery and performance of this Agreement by the Buyer or the transactions contemplated hereby.

          (e) No Violation. Subject to the Buyer's obtaining of the Buyer Required Governmental Consents, the execution, delivery and performance of this Agreement by the Buyer will not violate any Contract, Law or Order applicable to the Buyer or the transactions contemplated herein.

          (f) Litigation. Except for Claims that would not reasonably be likely to adversely effect the Buyer's ability to consummate the transactions contemplated hereby, there are no claims, actions, suits, proceedings or investigations pending or, to the Buyer's Knowledge, threatened against the Buyer.

          (g) Brokers or Finders. No agent, broker, investment banker, financial advisor or other Person is or will be entitled to any broker's or finder's fee or any other similar commission or fee based upon a contract or other similar arrangement with the Buyer in connection with any of the transactions contemplated by this Agreement.

          3.3 SURVIVAL. The representations and warranties set forth in this
Article III shall survive the Closing for a period of twenty four (24) months. Notwithstanding the first sentence of this Section 3.3, the representations and warranties of the Seller in Section 3.1(a) regarding capitalization, Section 3.1(b) regarding organization and good standing, Section 3.1(c) regarding authorization of agreement shall survive indefinitely and the representations and the representations of the Seller and the Seller Parent in Section 3.1(k) with respect to Environmental Laws, and in Section 3.1(n) with respect to Taxes shall continue until the expiration of the applicable statutes of limitations. Notwithstanding the first sentence of this Section 3.3, the representations and warranties of the Buyer in Section 3.2(a) regarding organization and good standing and Section 3.1(b) regarding authorization of agreement shall survive indefinitely. Any claim for indemnification based on a breach of any representation or warranty set forth in this Article III shall be made by a Party in writing to the indemnifying Party on or before the expiration of the survival period or be forever barred if it is not made in writing by the expiration of such survival period.

                                   ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

     4.1 COVENANTS OF THE SELLER. During the period from the date of this Agreement and continuing until the earlier of the Closing or the termination of this Agreement, the Seller agrees that, except as expressly contemplated or permitted by this Agreement or as required by a Governmental Entity of competent jurisdiction (in which event written notice of any such requirement shall promptly be furnished to the Buyer):

          (a) Ordinary Course. The Seller shall carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as heretofore conducted; provided, however, that no action by the Seller Parent or the Seller with respect to matters specifically addressed by any other provision of this Section 4.1 shall be deemed a breach of this
Section 4.l(a) unless such action would constitute a breach of one or more of such other provisions.

          (b) Dividends; Changes in Share Capital. The Seller shall not: (i) declare, set aside or pay any dividends on or make other distributions in respect of the Stock, (ii) split, combine subdivide or reclassify the Stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, the shares of the Stock, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (iv) directly or indirectly repurchase, redeem or otherwise acquire any shares of the Stock.

          (c) Issuance of Securities. The Seller shall not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any additional shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing.

          (d) Governing Documents. Except to the extent required by the Seller to comply with its obligations hereunder or, following written notice to the Buyer, as may be required by Law or Order, the Seller and the Seller Parent shall not amend or propose to amend its certificate of incorporation, by-laws or other governing documents.

          (e) No Acquisitions. The Seller shall not acquire or agree to acquire by merging or consolidating with, or by purchasing an equity interest in or the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof.

          (f) No Dispositions. Other than dispositions of assets in the ordinary course of business consistent with past practice in frequency and amount, the Seller shall not sell, lease, transfer, encumber or otherwise dispose of, or agree to sell, lease, transfer, encumber or otherwise dispose of, any of its assets.

          (g) Investments; Indebtedness. The Seller shall not: (i) make any loans, advances or capital contributions to, or investments in, any other Person; (ii) pay, discharge or satisfy any claims, liabilities or obligations, other than payments, discharges or satisfactions incurred or committed to in the ordinary course of business consistent with past practice or reflected in the Seller's March 31, 2007 financial statements; or (iii) create, incur, assume or suffer to exist any indebtedness, guarantees, loans or advances not in existence as of the date of this Agreement.

          (h) Insurance. The Seller shall maintain adequate property and liability insurance coverage regarding the Purchased Assets and the business of the Seller until and including the Closing.

          (i) Preservation of the Business. The Seller will use its commercially reasonable efforts to preserve its business organization intact and to preserve the Seller's reputation and the good will of its suppliers, customers and others having business relations with the Seller.

          (j) Compensation and Employee Benefits. Except to the extent required by the Seller to comply with its obligations under contracts existing as of the date hereof and disclosed to the Buyer and except for increases in compensation in the Ordinary Course of Business which shall not exceed four percent (4%) in the aggregate, the Seller shall not make any changes in the amount or frequency of benefits and salaries paid to its employees and officers.

          (k) Regulatory Filings. The Seller shall inform the Buyer in writing reasonably in advance of the Seller's making a filing to implement any material changes in any rates or surcharges for water service or executing any agreement with respect thereto that is otherwise permitted under this Agreement and shall deliver to the Buyer a copy of each such filing or agreement. The Seller shall make all such filings (i) only in the ordinary course of business consistent with past practice or (ii) as required by a Governmental Entity.

          (l) Access to Information. Upon reasonable notice, the Seller shall afford to the officers, employees, accountants, counsel, financial advisors and other representatives of the Buyer reasonable access during normal business hours, during the period prior to the Closing, to the Seller's facilities, operations, officers, agents and accountants and its properties, books, contracts, commitments and records and, during such period, the Seller shall furnish promptly to the Buyer such information concerning the Seller's business and properties and the Seller Parent's personnel who devote the majority of their time to performing services in the Water Systems business as the Buyer may reasonably request; provided, however, that the Seller Parent may restrict the foregoing access to information pertaining to customers of the Seller and other information to the extent that any Law or Order of any Governmental Entity requires the Seller to restrict access to any properties or information and subject to the terms of the Mutual Non-Disclosure Agreement between Atlantis and Connecticut Water Service, Inc., the parent of the Buyer (the "NON-DISCLOSURE AGREEMENT").

          (m) Accounts Receivable and Accounts Payable. The Seller will collect its accounts receivable and pay its accounts payable in the Ordinary Course of Business. The Seller will not accelerate the collection of its accounts receivable or delay the payment of its accounts payable in a manner which is inconsistent with its past practices.

          (n) Schedule of Easements. Within ninety (90) days after the date of this Agreement, but in any event prior to the Closing, the Seller shall provide the Buyer with a list of each easement owned by the Seller with respect to the Water Systems and such list shall be added to Section 3.1(bb) of the Seller Disclosure Schedule.

          (o) No Material Adverse Effect. The Seller will not take any action or omit to take any action which has or would reasonably be expected to have a Material Adverse Effect on the Seller, the Purchased Assets or the business related thereto.

          (p) Payment of Accounts Payable. On or before the Closing Date, the Seller shall pay all accounts payable which the Seller receives more than thirty
(30) days before the Closing Date.

     4.2 COVENANTS OF THE BUYER. Provided the Buyer has received all information which it has requested from the Seller with respect to the employees of the Seller or the Seller Parent who devote the majority of their time to performing services in the Water Systems business of the Seller at least thirty (30) days before the Closing, the Buyer shall provide the Seller with written notice identifying at least ten (10) of such employees of the Seller or the Seller Parent which the Buyer intends to offer employment and the material terms of such employment offers. The Buyer shall offer such employees employment with the Buyer beginning on the date of the Closing for total compensation which is the same as or similar to the total compensation which they are paid by the Seller or the Seller Parent before the Closing. The Seller agrees not to interfere with the Buyer's employment offers to such designated employees and shall assist the Buyer in the process of selecting the employees to the extent requested by the Buyer.

     4.3 MUTUAL COVENANTS OF THE PARTIES.

          (a) Governmental Consents and Approvals. The Parties shall file a joint application with the DPUC to seek its approval of the sale of the Purchased Assets by the Seller to the Buyer pursuant to Section 16-43 of the Connecticut General Statutes (the "DPUC APPLICATION") as soon as practical, but in no event later than thirty (30) days following the date hereof. In addition, each Party shall promptly obtain its required consents, approvals and authorizations from any other Governmental Entity of the transactions contemplated by this Agreement and shall make all appropriate filings and submissions with each such Governmental Entity as may be necessary, proper or advisable under applicable Laws or Orders in respect of the transactions contemplated by this Agreement. Neither Party shall take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, impede or delay the obtaining of any required consents or approvals of the DPUC or other applicable Governmental Entity or otherwise impede or delay the consummation of the transactions contemplated by this Agreement.

          (b) Commercially Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each Party will use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Laws and Orders to consummate the purchase and sale of the Purchased Assets as soon as practicable after the date hereof, including, but not limited to, the obtaining any other necessary consents, approvals and authorizations.

          (c) Confidentiality. No Party shall announce, disclose or publicize the terms of this Agreement, or the transactions contemplated by this Agreement, the Merger Agreement or the Asset Purchase Agreement to any Person except: (i) to the extent required for any party to the Merger Agreement to obtain any required authorization to execute the Merger Agreement or to perform its obligations pursuant to the Merger Agreement; (ii) the accountants, attorneys and other advisors of such Party; (iii) the parties to the Merger Agreement and the parties to the Asset Purchase Agreement and their respective accountants, attorneys and other advisors; (iv) to the DPUC in connection with the DPUC Application; (v) as required to perform any obligation under this Agreement, provided such Party uses its commercially reasonable best efforts to inform the Person receiving such disclosure of the confidentiality of the terms of this Agreement and the transactions contemplated hereby; (vi) with the prior written consent of the other Party, which consent shall not be unreasonably conditioned, delayed or withheld; or (vii) as required by Law or Order, provided, however, that any Party which believes there is such a requirement shall promptly notify (provided such notification will not violate any Law or Order) the other Party in writing and shall do so prior to making such disclosure. The Buyer and the Seller shall also abide by the terms of the Nondisclosure Agreement.

     4.4 CONTROL OF THE SELLER'S BUSINESS. Nothing contained in this Agreement shall be deemed to give the Buyer, directly or indirectly, the right to control or direct the Seller's operations prior to the Closing.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

     5.1 CONDITIONS TO THE BUYER'S OBLIGATION. The obligation of the Buyer to close on the purchase of the Purchased Assets is subject to the fulfillment prior to the Closing of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties made by the Seller and the Seller Parent in Article III shall be true and correct in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification.

          (b) Performance. The Seller and the Seller Parent shall have performed and complied with the terms and conditions required by this Agreement to be performed or complied with by the Seller and the Seller Parent in all material respects as of the Closing.

          (c) No Injunctions or Restraints; Illegality. No federal, state or local Law, if any, shall have been adopted or promulgated, and no temporary restraining Order, preliminary or permanent injunction or other Order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the purchase or sale of the Purchased Assets illegal or otherwise prohibiting the consummation of such transactions.

          (d) The Merger. The Merger Agreement shall not have been terminated, and the closing of the Merger shall occur simultaneously with the Closing of the transactions contemplated herein.

          (e) The Asset Purchase. The Asset Purchase Agreement shall not have been terminated, and the closing of the purchase and sale of the Service Contracts shall occur simultaneously with the Closing of the transactions contemplated herein.

          (f) No Material Adverse Change. There shall not have been a Material Adverse Change to the Seller.

          (g) Governmental Consents and Approvals. The Seller Required Governmental Consents shall have been obtained prior to the Closing, and shall have become Final Orders. The Final Orders shall not, individually or in the aggregate, impose terms and/or conditions that could reasonably be expected to result in a Material Adverse Effect on the Buyer, the Seller or the Purchased Assets. "FINAL ORDER" for purposes of this Agreement means any action by the relevant Governmental Entity which has not been reversed, stayed, enjoined, set aside, annulled or suspended with respect to which any waiting period prescribed by any Law or Order before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to be satisfied before the consummation of such transactions prescribed by Law or Order have been satisfied.

     5.2 CONDITIONS TO THE SELLER'S OBLIGATION. The obligation of the Seller to close on the sale of the Purchased Assets is subject to the fulfillment prior to the Closing of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties made by the Buyer in Article III shall be true and correct in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification.

          (b) Performance. The Buyer shall have performed and complied with the terms and conditions required by this Agreement to be performed or complied with by the Buyer in all material respects as of the Closing.

          (c) No Injunctions or Restraints; Illegality. No federal, state or local Law, if any, shall have been adopted or promulgated, and no temporary restraining Order, preliminary or permanent injunction or other Order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, having the effect of making the purchase or sale of the Purchased Assets illegal or otherwise prohibiting consummation of such transactions.

          (d) The Merger. The Merger Agreement shall not have been terminated, and the closing of the Merger shall occur simultaneously with the Closing of the transactions contemplated herein.

          (e) The Asset Purchase. The Asset Purchase Agreement shall not have been terminated, and the closing of the purchase and sale of the Service Contracts shall occur simultaneously with the Closing of the transactions contemplated herein.

          (f) No Material Adverse Change. There shall not have been a Material Adverse Change to the Buyer.

          (g) Governmental Consents and Approvals. The Buyer Required Governmental Consents shall have been obtained prior to the Closing, and shall have become Final Orders. The Final Orders shall not, individually, or in the aggregate, impose terms and/or conditions that could reasonably be expected to result in a Material Adverse Effect on the Buyer, the Seller or the Purchased Assets.

          (h) Offers of Employment. The Buyer shall have offered employment to at least ten (10) employees of the Seller as provided in Section 4.2 of this Agreement.

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 INDEMNIFICATION OF THE BUYER. The Seller and the Seller Parent shall jointly and severally indemnify and hold the Buyer and its officers, directors, shareholders and employees harmless at all times against and in respect of all damages, losses, expenses, liabilities, penalties and other costs, including reasonable attorneys' fees, arising out of, relating to or resulting from the breach of any representation, warranty, covenant or other provision of this Agreement by the

Seller and/or the Seller Parent, including without limitation, obligations relating to the Retained Liabilities.

     6.2 INDEMNIFICATION OF THE SELLER. The Buyer shall indemnify and hold the Seller and its officers, directors, shareholders and employees harmless at all times against and in respect of all damages, losses, expenses, liabilities, penalties and other costs, including reasonable attorneys' fees, arising out of, relating to or resulting from the breach of any representation, warranty, covenant or other provision of this Agreement by the Buyer, including without limitation, obligations relating to the Assumed Liabilities and/or any breach of the Assignment and Assumption of Agreement.

     6.3 LIMITATIONS ON INDEMNIFICATION. Notwithstanding Section 6.1 and 6.2: a Party shall only be required to indemnify another Party if and to the extent the aggregate amount which is subject to indemnification exceeds Fifty Thousand Dollars ($50,000); and the aggregate amount of indemnification which a Party may obtain from any and all other Parties in the aggregate pursuant to this Agreement shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000). Notwithstanding the preceding sentence, any breach by the Seller of the representation regarding title to assets pursuant to Section 3.1 shall not be subject to either of the limitations stated in the preceding sentence. For purposes of determining the amount of indemnification which a party may obtain pursuant to this Section 6.3, any materiality or Material Adverse Effect qualification of a representation or warranty shall be disregarded.

     6.4 INDEMNIFICATION PROCEDURES FOR THIRD PARTY CLAIMS. If any claim or assertion of liability is made or asserted by a third party against a Party indemnified pursuant to this Agreement (the "INDEMNIFIED PARTY") which might give rise to a right to indemnification under this Agreement, the Indemnified Party shall with reasonable promptness give to each other Party with a potential indemnification obligation pursuant to this Agreement (the "INDEMNIFYING PARTY") written notice describing the claim or assertion of liability in reasonable detail and requesting that the Indemnifying Party defend the same, provided that any delay or failure of the Indemnifying Party to notify shall not relieve it from any liability which it may have to the Indemnified Party except to the extent of any prejudice resulting directly from such delay or failure. The Indemnifying Party shall, at the Indemnifying Party's expense, assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed to assume the defense of such claim or there is a conflict of interest which could prevent the Indemnifying Party's counsel from being able to adequately represent the Indemnified Party. The Indemnifying Party shall not be permitted to enter into any settlement or compromise with respect to such claim unless the Indemnified Party shall have been notified in writing of the proposed settlement or compromise and either: the Indemnified Party shall have consented in writing thereto, which consent shall not be unreasonably conditioned, delayed or withheld; or the proposed settlement or compromise shall only involve a payment of money by the Indemnifying Party and the Indemnifying Party obtains a general release of the Indemnified Party from the entity or person making the claim. The parties hereto will keep each other reasonably informed with respect to any such claim and will cooperate with each other in the defense of any such claim and the relevant records of each shall be available to the other with respect to such defense.

     6.5 INDEMNIFICATION PROCEDURES FOR NON-THIRD PARTY CLAIMS. If any Indemnified Party desires to make a claim for indemnification pursuant to this Agreement which does not involve a third party claim, the Indemnified Party shall with reasonable promptness give the Indemnifying Party written notice describing the claim or assertion of liability in reasonable detail, provided, that any delay or failure of the Indemnifying Party to notify shall not relieve it from any liability which it may have to the Indemnified Party except to the extent of any prejudice resulting directly from such delay or failure. The Indemnifying Party shall have thirty (30) days to remedy any such claim or assertion of liability.

                                   ARTICLE VII
                                   TERMINATION

     7.1 TERMINATION. This Agreement shall terminate:

          (a) upon the receipt of written notice from Atlantis to the Parties that the Merger Agreement or the Asset Purchase Agreement has been terminated in accordance with their respective terms;

          (b) by the Buyer if any condition set forth in Section 5.1 has not been satisfied as of the Closing Date and the Buyer has not waived such condition prior to the Closing Date;

          (c) by the Seller if any condition set forth in Section 5.2 has not been satisfied as of the Closing Date and the Seller has not waived such condition prior to the Closing Date;

          (d) by the mutual written agreement of the Buyer and the Seller;

          (e) at the option of the Buyer in the event there has been a Material Adverse Change to the Seller or to the Purchased Assets; or

          (f) at the option of the Seller in the event there has been a Material Adverse Change to the Buyer.

     7.2 TERMINATION NOTICE. A Party which believes there is a basis for terminating this Agreement pursuant to this Article 7 shall promptly send written notice to the other Party describing such basis for termination in reasonable detail. If such basis for termination is capable of being cured, the Parties shall use their commercially reasonable efforts to cure or remedy such basis for termination for thirty (30) days after the date of such notice before this Agreement shall be terminated.

     7.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Article VII, all further obligations of the Parties under this Agreement will terminate, except that the obligations of each Party to maintain the confidentiality of the terms of this Agreement pursuant to Section 4.3(c) and the Nondisclosure Agreement and the obligations of each Party to pay its own expenses and fees pursuant to Section 9.2 below will survive and continue after any such termination.

                                  ARTICLE VIII
                                   DEFINITIONS

     8.1 DEFINITIONS. As used in this Agreement:

          (a) "ACCOUNTS RECEIVABLE" means (1) all trade accounts receivable and other rights to payment from customers of the Seller, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of the Seller and (2) any claim, remedy or other right related to any of the foregoing.

          (b) "BENEFIT PLANS" means, with respect to the Seller, all "employee benefit plans," as defined in Section 3(3) of ERISA, all specified fringe benefit plans as defined in Section 6039D of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, all other employment, severance pay, salary continuation, bonus, incentive, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, change-in-control, supplemental unemployment, layoff, health, life insurance, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit, cafeteria, welfare, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds, or arrangements of any kind, and all other employee benefit plans, contracts, programs, funds, or arrangements (whether qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective) and any trust, escrow, or similar agreement related thereto, whether or not funded.

          (c) "CODE" means the Internal Revenue Code of 1986, as amended.

          (d) "INVENTORIES" means all inventories of the Seller, wherever located, including all finished goods, work in process, raw materials, spare parts and all other materials and supplies to be used or consumed by the Seller in the production of finished goods.

          (e) "GOVERNMENTAL ENTITY" means any supranational, national, state, municipal, local or foreign government, any court, tribunal, arbitrator, administrative agency, commission or other governmental official, authority or instrumentality, in each case whether domestic or foreign, any stock exchange or similar self-regulatory organization or any quasi-governmental or private body exercising any regulatory, Tax Authority or other governmental or quasi-governmental authority.

          (f) "KNOWLEDGE", "KNOWN" or works of similar import shall mean Knowledge of a particular fact or other matter if: (1) an individual is actually aware of that fact or matter; or (2) a prudent individual could be expected to discover or otherwise become aware of that fact or matter in the course of conducting a reasonably comprehensive investigation regarding the accuracy of any representation or warranty contained in this Agreement.

          (g) "LAW" means any law, statute, regulation, rule, ordinance, requirement, announcement or other binding action or requirement of a Governmental Entity.

          (h) "LIABILITY" and "LIABILITIES" means all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, asserted or unasserted, known or unknown, including those arising under any law, action or governmental order and those arising under any contract.

          (i) "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means, with respect to any Party, any change, circumstance, litigation, action, or effect that has caused, or would be reasonably likely to cause, a material adverse change in the property, business, financial condition or results of operations of such Party, or to the ability of such Party to consummate timely the transactions contemplated hereby; provided, however, that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions affecting the industry in which the Party operates except to the extent such conditions shall materially, adversely and disproportionately affect such Party,
(2) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (3) changes in GAAP, or (4) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby; and (b) any adverse change in or effect on the business of the Party that is cured by such Party before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated pursuant to Article VII hereof. Notwithstanding the generality of the foregoing, the imposition, directly or indirectly, of any term or condition in any Final Order, or in any other order, ruling, declaration or pronouncement issued by any Governmental Entity in connection with the transactions contemplated by this Agreement, that materially and adversely affects the rates or charges of the Buyer or the Seller, conclusively shall be deemed to constitute a Material Adverse Effect on the Buyer or the Seller, as applicable, for purposes of determining whether the condition set forth in Section 5.1(g) or Section 5.2(g) above has been satisfied or fulfilled.

          (j) "ORDER" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Entity or arbitrator.

          (k) "ORDINARY COURSE OF BUSINESS" means an action taken by a Person will be deemed to have been taken in the Ordinary Course of Business only if that action is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person.

          (l) "OWNED REAL PROPERTY" shall mean each item of real property owned by the Seller and all easements related thereto.

          (m) "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Securities Exchange Act of 1934).

          (n) "PURCHASED ASSETS" means all of the Seller's right, title and interest in and to all of the Seller's assets, tangible or intangible, of every kind and description including without limitation, the following (but excluding the Excluded Assets (as defined in Section 1.3)):

               (1) all Owned Real Property;

               (2) all Tangible Personal Property (as defined in this Article);

               (3) all of the intangible rights and property of the Seller, including all intellectual property, going concern value, goodwill, telephone, telecopy and e-mail addresses and listings;

               (4) all Inventories;

               (5) all Accounts Receivable;

               (6) all of the Seller's contracts with respect to the Water Systems, and all outstanding offers or solicitations made by or to the Seller to enter into any contract with respect to the Water Systems;

               (7) all governmental authorizations and all pending applications therefor or renewals thereof, in each case to the extent transferable to the Buyer;

               (8) all data and records related to the operations of the Seller, including client and customer lists and records, books and records relating to Taxes of the business and the Purchased Assets, referral sources, research and development reports and records, production reports and records, service and warranty records, equipment logs, operating guides and manuals, financial and accounting records, creative materials, advertising materials, promotional materials, studies, reports, correspondence and other similar documents and records; and

               (9) all claims of the Seller against third parties relating to the Purchased Assets relating to any period after the Closing, whether choate or inchoate, known or unknown, contingent or noncontingent.

          (o) "REAL PROPERTY" shall mean all Owned Real Property and Real Property Leases of the Seller.

          (p) "REAL PROPERTY LEASES" shall have the meaning ascribed to such term in 3.1(bb)(ii).

          (q) "SUBSIDIARY" means any corporation, association, business entity, partnership, limited liability company or other person of which the Seller, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries, (A) directly or indirectly owns or controls securities or other interests representing more than 50% of the voting power of such person, or (B) is entitled, by contract or otherwise, to elect, appoint or designate directors constituting a majority of the members of such person's board of directors or other governing body.

          (r) "TANGIBLE PERSONAL PROPERTY" means all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property (other than Inventories) of every kind owned or leased by the Seller (wherever located and whether or not carried on the Seller's books), together with any express or implied warranty of the seller, manufacturer or lessor of such Tangible Personal Property to the extent any such warranty may be transferred by the Seller to the Buyer without material cost to the Seller in obtaining the written consent of such seller, manufacturer or lessor if required. The term "tangible" as used herein is not intended to be construed by reference to the Uniform Commercial Code definition of the term "tangible;" thus, intellectual property is not included within Tangible Personal Property.

          (s) "TAX" or "TAXES" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, environmental, customs duties, capital stock, franchise, withholding, social security, unemployment, real property, personal property, sales, use, transfer, registration, or other kind of tax of any kind whatsoever, including any interest, penalty or addition thereto and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other person.

          (t) "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1 AMENDMENT. This Agreement may not be amended or modified orally, and no amendment or modification shall be valid unless in writing and signed by the Party against whom the same is sought to be enforced.

     9.2 EXPENSES. Whether or not the transactions contemplated by this Agreement is consummated, each Party shall pay the expenses and fees of its respective accountants, attorneys and other advisers incurred by such Party incident to the negotiation, execution and performance of this Agreement.

     9.3 BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns.

     9.4 ASSIGNABILITY. This Agreement shall not be assignable by either Party except upon the prior written consent of the other Party. Notwithstanding the preceding sentence, this Agreement may be assigned by a Party to any affiliate of such party; provided, however, that such Party shall continue to be jointly and severally liable for the performance of its obligations pursuant to this Agreement. This Agreement shall be expressly assumed by any successor or assign of the equitable interests or assets of the Seller or the Seller Parent.

     9.5 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties, their respective successors and permitted assigns other than the Parent which is an intended third party beneficiary of this Agreement and may make a claim against the Buyer for damages incurred by the Parent if the Buyer does not purchase the Purchased Assets in breach of the provisions of this Agreement or if the Buyer as defined in the Asset Purchase Agreement does not purchase the Service Contracts in breach of the provisions of the Asset Purchase Agreement. The Parent shall give the Buyer written notice of any such claim and the Buyer shall have thirty (30) days to cure such claim by purchasing the Purchased Assets.

     9.6 ENTIRE AGREEMENT. Except as provided herein, this Agreement and the Schedules attached hereto constitute the complete understanding of the Parties hereto with respect to the subject matter hereof, and shall supersede all other oral or written agreements, arrangements, representations and communications with respect to the subject matter hereof.

     9.7 WAIVER. Any delay by a Party in enforcing any right hereunder with respect to a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any such right and any waiver granted shall not operate as a waiver with respect to any subsequent breach.

     9.8 FURTHER ASSURANCES. On and after the Closing, each Party shall take such other action and execute such other documents as may be reasonably requested by the other Party from time to time to effectuate, facilitate or confirm the transfer of the Purchased Assets pursuant to this Agreement, to vest in the Buyer all right, title and interest in and to the Purchased Assets intended to be sold, assigned, transferred, conveyed and delivered pursuant to this Agreement and to assist the Buyer in effecting a smooth and orderly transition of the business and operations relating to the Purchased Assets.

     9.9 SPECIFIC ENFORCEMENT. There being no adequate remedy at law for a failure to purchase or sell the Purchased Assets when required under this Agreement, the Parties agree that this Agreement shall be specifically enforced against any Party who shall fail to purchase or sell the Purchased Assets when required under this Agreement, or against any party who shall otherwise act in contravention or in breach of this Agreement.

     9.10 HEADINGS. All sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any manner.

     9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

     9.12 NOTICES. Any notice required or which may be given under this Agreement shall be in writing and either delivered personally, sent by overnight courier or mailed by certified mail, return receipt requested, to the addressee. Such notice shall be deemed given when so delivered personally, or if sent by overnight courier, one (1) business day after the date so sent, or if mailed by certified mail, three (3) business days after the date of mailing. Notices shall be sent to the address of the addressee stated in this Agreement or to such other address as any addressee shall request by written notice.

     9.13 VENUE. Each party hereby designates the Connecticut Superior Courts or the United States District Courts for the District of Connecticut, as the exclusive courts of proper jurisdiction and venue of and for any and all lawsuits or other legal proceedings relating to this Agreement; hereby irrevocably consents to such designation, jurisdiction and venue; and hereby waives any objection or defense relating to jurisdiction or venue with respect to any lawsuit or other legal proceeding initiated in or transferred to the Connecticut Superior Courts or the United States District Courts for the District of Connecticut.

     9.14 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

     9.15 SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement.

                  [Remainder of page left intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first written above.

Witnessed By:                           The Buyer:

                                        The Connecticut Water Company

-------------------------------------


                                        By:
-------------------------------------       ------------------------------------
                                            Eric W. Thornburg
                                            President and CEO

Witnessed By:                           The Seller:

                                        Eastern Connecticut Regional
                                        Water Company, Inc.

-------------------------------------


                                        By:
-------------------------------------       ------------------------------------
                                            Betsy Henley-Cohn,
                                            Chairwoman and CEO

Witnessed By:                           The Seller Parent:

                                        Birmingham Utilities, Inc.

-------------------------------------


                                        By:
-------------------------------------       ------------------------------------
                                            Betsy Henley-Cohn,
                                            Chairwoman and CEO

                                    EXHIBIT B

                          H2O ASSET PURCHASE AGREEMENT

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made this 29th day of June, 2007, by and between NEW ENGLAND WATER UTILITY SERVICES, INC., a Connecticut corporation with its principal place of business at 93 West Main Street, Clinton, Connecticut 06413 (the "BUYER"); and BIRMINGHAM H2O SERVICES, INC., a Connecticut corporation with its principal place of business at 230 Beaver Street, Ansonia, Connecticut 06401 (the "SELLER") (individually a "PARTY" and collectively the "PARTIES").

                                   RECITALS:

     A. The South Central Connecticut Regional Water Authority, a public instrumentality and a political subdivision of the State of Connecticut ("PARENT"), RWA21, Ltd., a wholly-owned subsidiary of Parent ("MERGER SUB"), and BIW Limited, the sole shareholder of the Seller ("ATLANTIS"), have entered into an Agreement and Plan of Merger, dated June 29, 2007 (the "MERGER AGREEMENT"), which contemplates that Merger Sub will merge with and into Atlantis (the "MERGER").

     B. The Seller manages the operations of water systems owned by third parties (the "OWNERS") and located in Connecticut (the "WATER SYSTEMS") pursuant to the terms of certain service contracts between the Seller and the Owners (the "SERVICE CONTRACTS").

     C. The Merger Agreement provides that the Seller will sell its rights to the Service Contracts simultaneously with the closing of the Merger.

     D. The boards of directors of the Seller and Atlantis have authorized the sale of the Seller's rights to the Service Contracts to the Buyer and the board of directors of the Buyer has authorized the purchase of the Seller's rights to the Service Contracts upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1
                                PURCHASE AND SALE

1.1 RECITALS. The recitals are incorporated into this Agreement by reference.

1.2 PURCHASE AND SALE OF CONTRACT RIGHTS. The Seller hereby agrees to sell and the Buyer hereby agrees to purchase at the Closing (as defined in Section 2.1) each Service Contract and any and all books, records or other written materials of the Seller which are directly related to such Service Contracts.

1.3 ASSIGNMENT AND ASSUMPTION AGREEMENT. To effectuate the transfer of the Service Contracts from the Seller to the Buyer and the Buyer's assumption of the Service Contracts, the Buyer and the Seller shall enter into the Assignment and Assumption of Service Contracts in the form attached hereto as Exhibit 1.3 (the "ASSIGNMENT AND ASSUMPTION").

1.4 CONSENT TO ASSIGNMENT. To the extent that any Service Contract may not be assigned or conveyed without the prior written consent of the Owner or another third party, this Agreement shall not constitute an assignment or conveyance thereof absent such prior written consent. The Buyer and the Seller shall use their commercially reasonable best efforts to obtain all required consents necessary to assign and convey all of the Service Contracts to the Buyer at the Closing. In the event that all required consents have not been obtained as of the Closing, the Buyer and the Seller shall during the remaining term of each Service Contract for which such required consent is not obtained, continue to use their commercially reasonable best efforts to obtain such consent and shall enter into any reasonable and lawful arrangement designed for the Buyer to have the benefits and obligations after the Closing with respect to each such Service Contract until such consent is obtained or the end of the remaining term of such Service Contract.

1.5 EXCLUDED ASSETS. The Service Contracts shall not include cash, accounts receivable, equipment, furniture, motor vehicles, real property, books and records which are not directly related to the Service Contracts, the minute book or any other tangible personal property or intangible asset of the Seller.

1.6 RETAINED LIABILITIES. The Buyer shall not assume any liability, debt or obligation of the Seller arising from or relating to the Seller's performance of its obligations under the Service Contracts which are related to any period prior to the Closing, whether matured, unmatured, accrued, contingent or otherwise, including but not limited to: (i) any liability, debt or obligation to the Customers; (ii) any liability, debt or obligation under any agreement, contract or lease with affiliates of the Seller, banks, lenders, vendors or other third parties; (iii) any liability, debt or obligation to any employee of the Seller; (iv) any liability of the Seller to third parties, including any breach of contract, tort or product liability claim; or (v) any income, sales, payroll or other tax liability of the Seller or interest or penalties thereon. Each such liability, debt or obligation shall remain the sole responsibility of the Seller. For purposes of this Section, any liability to any Owner or other third party by reason of an alleged deficiency of any product sold or service rendered by the Seller or the Buyer under any Service Contract shall be deemed to arise on the date such product is sold or such service is rendered.

1.7 PURCHASE PRICE. In consideration of the sale of the Service Contracts, the Buyer shall pay to the Seller at the Closing the sum of Ten Thousand Dollars ($10,000) (the "PURCHASE PRICE") by certified or bank check or by wire transfer to an account designated by the Seller.

1.8 EASEMENT. On the Closing Date, the Seller shall grant to an affiliate designated by the Buyer, an easement (the "EASEMENT") for the purpose of installing pipes and other facilities under or on the land owned by the Seller located at 2935 Boston Post Road, Guilford, Connecticut 06437 (the "GUILFORD PROPERTY"); and the Buyer shall pay the Seller the fair market value of the Easement by certified or bank check or by wire transfer to an account designated by the Seller. The fair market value of the Easement shall be determined by two appraisers each hired separately by the Buyer and the Seller at their own expense (the "APPRAISERS") by determining the fair market value of the Guilford Property without the Easement as of the date of this Agreement and subtracting the fair market value of the Guilford Property with the Easement as of the date of this Agreement. The Buyer and the Seller shall engage the Appraisers to perform such appraisals within thirty (30) days after the date of this Agreement. In the event that the Appraisers cannot agree on the value of the Easement within sixty (60) days after the date of this Agreement, the Appraisers shall jointly select a third appraiser to determine the value of the Easement, which shall be no higher than the higher value determined by the Appraisers and no lower than the lower value determined by the Appraisers, and such value shall be conclusive and binding upon the parties. The cost of the services of the third appraiser shall be paid equally by the Buyer and the Seller.

                                    ARTICLE 2
                                     CLOSING

2.1 THE CLOSING. Subject to Article 5, the closing of the purchase and sale of the Service Contracts (the "CLOSING") shall take place at the offices of Wiggin & Dana LLP, One Century Tower, New Haven, Connecticut 06508, at such date and time as shall be determined by the Seller (the "CLOSING DATE"). The Closing shall be scheduled to occur and shall be effective simultaneously with the closing of the Merger and the closing of the purchase and sale of the assets (the "ASSETS") of Eastern Connecticut Regional Water Company, Inc. ("EWC"), a wholly-owned subsidiary of Birmingham Utilities, Inc., a wholly-owned subsidiary of Atlantis ("BUI"), to The Connecticut Water Company ("CWC") pursuant to an Asset Purchase Agreement, of even date, by and among EWC, CWC and BUI (the "ASSET PURCHASE AGREEMENT").

2.2 CLOSING DELIVERABLES OF THE SELLER. At the Closing, the Seller shall deliver to the Buyer the following:

     A. a certification executed by the Seller that the representations and warranties made by the Seller pursuant to this Agreement are true and accurate in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification;

     B. the Assignment and Assumption executed by the Seller;

     C. the books and records of the Seller which are directly related to the Service Contracts; and

     D. such other documents the Buyer may reasonably request in furtherance of the transactions contemplated hereby.

2.3 CLOSING DELIVERABLES OF THE BUYER. At the Closing, the Buyer shall deliver to the Seller the following:

     A. a certification executed by the Buyer that the representations and warranties made by the Buyer pursuant to this Agreement are true and accurate in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification;

     B. the consideration for the Service Contracts as provided in Section 1.7;

     C. the consideration for the Easement as provided in Section 1.8;

     D. the Assignment and Assumption executed by the Buyer; and

     E. such other documents the Seller may reasonably request in furtherance of the transactions contemplated hereby.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Buyer that:

     A. ORGANIZATION AND LEGAL EXISTENCE. The Seller is a corporation duly organized, validly existing and in legal existence under the laws of the State of Connecticut.

     B. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and all related agreements and other documents required to be delivered by the Seller hereunder, and the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action on the part of the Seller, and will not violate any law, government rule or regulation, or the certificate of incorporation or bylaws of the Seller, or result in a default under any agreement, contract or other document to which the Seller is a party or by which the Seller is bound. This Agreement and all related agreements and other documents required to be delivered by the Seller hereunder, when delivered, will be valid and legally binding upon the Seller and enforceable in accordance with their respective terms.

     C. TITLE TO THE SERVICE CONTRACTS. The Seller shall own the Service Contracts and have good and marketable title thereto, free and clear of any lien, mortgage, security interest, pledge, claim, charge and other encumbrance of any nature whatsoever, and no person or entity shall have any agreement, option or other right to purchase the Service Contracts from the Seller.

     D. GOVERNMENT CONSENTS AND APPROVALS. No consent, approval or authorization of any national, state, municipal or local government or any instrumentality, subdivision, court, administrative agency or commission or other authority thereof is required with respect to the execution, delivery and performance of this Agreement by the Seller and the transactions contemplated hereby.

     E. NON-GOVERNMENT CONSENTS AND APPROVALS. Except for the consent of the Owners with respect to the Service Contracts, no consent, approval or authorization of any other person is required with respect to the execution, delivery and performance of this Agreement by the Seller or the transactions contemplated hereby.

     F. SERVICE CONTRACTS. Exhibit 3.1F contains a list of each Service Contract. Each such Service Contract is in full force and effect, each such Service Contract is enforceable in accordance with its terms and the Seller is not in default under any Service Contract. Each Service Contract: (i) is a legal, valid, binding and enforceable agreement of the Seller, and each other party thereto, and is in full force and effect; (ii) each agreement will continue to be legal, valid, binding and enforceable as to the Seller and each other party thereto and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Seller nor any other party, is in breach or violation of, or default under, any such Service Contract, and no event has occurred, is pending or is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default, or otherwise give rise to a right to terminate with or without the giving or notice, passage of time or both, by the Seller or any other party under such Service Contract except for those breaches or defaults which, individually or in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect on the Seller or the Service Contracts.

     G. LITIGATION AND CLAIMS. The Seller is not a party to any pending, or to the knowledge of the Seller, threatened litigation, action or other proceeding, nor to the knowledge of the Seller, is there any basis for any such litigation, action or other proceeding. There is no existing court judgment, order or decree against the Seller. There are no claims, actions, suits, proceedings or investigations that would reasonably be likely to adversely affect the Buyer's ability to consummate the transactions contemplated hereby.

     H. NO BROKER. The Seller has not directly or indirectly employed, hired or retained, and no compensation or fee based upon a contract or other similar agreement with the Seller is payable to, any broker or finder in connection with the transactions contemplated by this Agreement.

     I. REPRESENTATIONS COMPLETE. None of the representations or warranties made by the Seller herein or in any exhibit or schedule hereto contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

3.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer hereby represents and warrants to the Seller that:

     A. ORGANIZATION AND LEGAL EXISTENCE. The Buyer is a corporation duly organized, validly existing and in legal existence under the laws of the State of Connecticut.

     B. AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement and all related agreements and other documents required to be delivered by the Buyer hereunder, and the transactions contemplated by this Agreement, have been duly and validly authorized by all necessary corporate action on the part of the Buyer and its sole shareholder, and will not violate any law, government rule or regulation, or the certificate of incorporation or bylaws of the Buyer, or result in a default under any agreement, contract or other document to which the Buyer is a party or by which the Buyer is bound. This Agreement and all related agreements and other documents required to be delivered by the Buyer hereunder, when delivered, will be valid and legally binding upon the Buyer and enforceable in accordance with their respective terms.

     C. NO BROKER. The Buyer has not directly or indirectly employed, hired or retained, and no compensation or fee based upon a contract or other similar agreement with the Buyer is payable to, any broker or finder in connection with the transactions contemplated by this Agreement.

3.3 SURVIVAL. The representations and warranties set forth in this Article 3 shall survive the Closing for a period of twenty-four (24) months. Any claim for indemnification based on a breach of any representation or warranty set forth in this Article 3 shall be made by a Party in writing to the indemnifying Party on or before the expiration of the twenty-four (24) month survival period or be forever barred if it is not made in writing by the expiration of such period. Notwithstanding the preceding sentences under this Section 3.3, the representations and warranties of the Seller in Section 3.1A regarding organization and legal existence and Section 3.1B regarding authorization of this Agreement and the representations and warranties of the Buyer in Section 3.2A regarding organization and legal existence and Section 3.2B regarding authorization of this Agreement shall continue until the expiration of the applicable statutes of limitations.

                                    ARTICLE 4
                       CONDUCT OF BUSINESS BEFORE CLOSING

4.1 CONDUCT OF BUSINESS BEFORE CLOSING. After the date hereof and prior to the Closing, the Seller covenants to the Buyer that:

     A. the Seller will perform its obligations under the Service Contracts in the ordinary and usual course of business, consistent with past practice; and

     B. the Seller shall not enter into an amendment to or an extension of any Service Contract, nor shall it enter into any new service contract to service any water system or provide water-related services to any person or entity in Connecticut without the prior written consent of the Buyer, which consent shall not be unreasonably conditioned, delayed or withheld.

4.2 ACCESS AND INFORMATION. After the date hereof and prior to the Closing, the Seller will furnish the Buyer with such information concerning the Service Contracts and the Water Systems as the Buyer may reasonably request, and shall promptly inform the Buyer regarding all material developments, transactions and proposals relating to the Service Contracts.

4.3 CONFIDENTIALITY. No Party shall announce, disclose or publicize the terms of this Agreement, the transactions contemplated by this Agreement, the Merger Agreement or the Asset Purchase Agreement to any person or entity except: (i) to the extent required for any party to the Merger Agreement to obtain any required authorization to execute the Merger Agreement or to perform its obligations pursuant to the Merger Agreement; (ii) the accountants, attorneys and other advisors of such Party; (iii) the parties to the Merger Agreement and the parties to the Asset Purchase Agreement and their respective accountants, attorneys and other advisors; (iv) as required to perform any obligation under this Agreement, including but not limited to requesting any required written consent from any Owner or other third party with respect to the assignment of any Service Contract, provided such Party uses its commercially reasonable best efforts to inform the person or entity receiving such disclosure of the confidentiality of the terms of this Agreement and the transactions contemplated by this Agreement; (v) with the prior written consent of the other Party, which consent shall not be unreasonably conditioned, delayed or withheld; or (vi) as required by law, provided, however, that a Party shall send at least ten (10) days' prior written notice to the other Party describing any such legal requirement before such disclosure. The Buyer and the Seller shall also abide by the terms of the Mutual Nondisclosure Agreement between Atlantis and Connecticut Water Service, Inc., an affiliate of the Buyer.

                                    ARTICLE 5
                              CONDITIONS TO CLOSING

5.1 CONDITIONS TO THE BUYER'S OBLIGATION. The obligation of the Buyer to close on the purchase of the Service Contracts is subject to the fulfillment prior to the Closing of each of the following conditions:

     A. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Seller in Article 3 shall be true and correct in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations and warranties which have a materiality qualification.

     B. PERFORMANCE. The Seller shall have performed and complied with the terms and conditions required by this Agreement to be performed or complied with by the Seller in all material respects as of the Closing.

     C. NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No federal, state or local law, if any, shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction shall be in effect, having the effect of making the purchase or sale of the Service Contracts illegal or otherwise prohibiting the consummation of such transactions.

     D. THE MERGER. The Merger Agreement shall not have been terminated, and the closing of the Merger shall occur simultaneously with the Closing of the transactions contemplated herein.

     E. THE ASSET PURCHASE. The Asset Purchase Agreement shall not have been terminated, and the closing of the purchase and sale of the Assets shall occur simultaneously with the Closing of the transactions contemplated herein.

5.2 CONDITIONS TO SELLER'S OBLIGATION. The obligation of the Seller to close on the sale of the Service Contracts is subject to the fulfillment prior to the Closing of each of the following conditions:

     A. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Buyer in Article 3 shall be true and correct in all material respects as of the Closing with respect to representations and warranties which do not have a materiality qualification and in all respects with respect to representations which have a materiality qualification.

     B. PERFORMANCE. The Buyer shall have performed and complied with the terms and conditions required by this Agreement to be performed or complied with by the Buyer in all material respects as of the Closing.

     C. NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No federal, state or local law, if any, shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other ordered issued by a court or other governmental entity of competent jurisdiction shall be in effect, having the effect of making the purchase or sale of the Service Contracts illegal or otherwise prohibiting the consummation of such transactions.

     D. THE MERGER. The Merger Agreement shall not have been terminated, and the closing of the Merger shall occur simultaneously with the Closing of the transactions contemplated herein.

     E. THE ASSET PURCHASE. The Asset Purchase Agreement shall not have been terminated, and the closing of the purchase and sale of the Assets shall occur simultaneously with the Closing of the transactions contemplated herein.

                                    ARTICLE 6
                                 INDEMNIFICATION

6.1 INDEMNIFICATION OF THE BUYER. The Seller shall indemnify and hold the Buyer and its officers, directors, shareholders and employees harmless at all times against and in respect of all damages, losses, expenses, liabilities, penalties and other costs, including reasonable attorneys' fees, arising out of, relating to or resulting from the breach of any representation, warranty, covenant or other provision of this Agreement by the Seller, including without limitation, obligations relating to the retained liabilities of the Seller set forth in
Section 1.6 hereof.

6.2 INDEMNIFICATION OF THE SELLER. The Buyer shall indemnify and hold the Seller and its officers, directors, shareholders and employees harmless at all times against and in respect of all damages, losses, expenses, liabilities, penalties and other costs, including reasonable attorneys' fees, arising out of, relating to or resulting from the breach of any representation, warranty, covenant or other provision of this Agreement by the Buyer, including without limitation, obligations relating to the Assignment and Assumption.

6.3 INDEMNIFICATION PROCEDURES FOR THIRD PARTY CLAIMS. If any claim or assertion of liability is made or asserted by a third party against a Party indemnified pursuant to this Agreement

(the "INDEMNIFIED PARTY") which might give rise to a right to indemnification under this Agreement, the Indemnified Party shall with reasonable promptness give to each other Party with a potential indemnification obligation pursuant to this Agreement (the "INDEMNIFYING PARTY") written notice describing the claim or assertion of liability in reasonable detail and requesting that the Indemnifying Party defend the same, provided that any delay or failure of the Indemnifying Party to notify shall not relieve it from any liability which it may have to the Indemnified Party except to the extent of any prejudice resulting directly from such delay or failure. The Indemnifying Party shall, at the Indemnifying Party's expense, assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed to assume the defense of such claim or there is a conflict of interest which could prevent the Indemnifying Party's counsel from being able to adequately represent the Indemnified Party. The Indemnifying Party shall not be permitted to enter into any settlement or compromise with respect to such claim unless the Indemnified Party shall have been notified in writing of the proposed settlement or compromise and either: the Indemnified Party shall have consented in writing thereto, which consent shall not be unreasonably conditioned, delayed or withheld; or the proposed settlement or compromise shall only involve a payment of money by the Indemnifying Party and the Indemnifying Party obtains a general release of the Indemnified Party from the entity or person making the claim. The parties hereto will keep each other reasonably informed with respect to any such claim and will cooperate with each other in the defense of any such claim and the relevant records of each shall be available to the other with respect to such defense.

6.4 INDEMNIFICATION PROCEDURES FOR NON-THIRD PARTY CLAIMS. If any Indemnified Party desires to make a claim for indemnification pursuant to this Agreement which does not involve a third party claim, the Indemnified Party shall with reasonable promptness give the Indemnifying Party written notice describing the claim or assertion of liability, provided, that any delay or failure of the Indemnifying Party to notify shall not relieve it from any liability which it may have to the Indemnified Party except to the extent of any prejudice resulting directly from such delay or failure. The Indemnifying Party shall have thirty (30) days to remedy any such claim or assertion of liability.

                                    ARTICLE 7
                                   TERMINATION

7.1 TERMINATION. This Agreement shall terminate:

     A. upon the receipt of written notice from Atlantis to the Parties that the Merger Agreement or the Asset Purchase Agreement has been terminated in accordance with their respective terms;

     B. by the Buyer if any condition set forth in Section 5.1 has not been satisfied as of the Closing Date and the Buyer has not waived such condition prior to the Closing Date;

     C. by the Seller if any condition set forth in Section 5.2 has not been satisfied as of the Closing Date and the Seller has not waived such condition prior to the Closing Date; or

     D. by the mutual written agreement of the Buyer and the Seller.

7.2 NOTICE OF TERMINATION. A Party which believes there is a basis for terminating this Agreement pursuant to this Article 7 shall promptly send written notice to the other Party describing such basis for termination in reasonable detail. If such basis for termination is capable of being cured, the Parties shall use their commercially reasonable efforts to cure or remedy such basis for termination for thirty (30) days after the date of such notice before this Agreement shall be terminated.

7.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this
Article 7, all further obligations of the Parties under this Agreement will terminate, except that the obligations of each Party to maintain the confidentiality of the terms of this Agreement pursuant to Section 4.3 and the obligations of each Party to pay its own expenses and fees pursuant to Section 8.1B below will survive and continue after any such termination.

                                    ARTICLE 8
                               GENERAL PROVISIONS

8.1 GENERAL PROVISIONS.

     A. AMENDMENT. This Agreement may not be amended or modified orally, and no amendment or modification shall be valid unless in writing and signed by the Party against whom the same is sought to be enforced.

     B. EXPENSES. Whether or not the transactions contemplated by this Agreement is consummated, each Party shall pay the expenses and fees of its respective accountants, attorneys and other advisers incurred by such Party incident to the negotiation, execution and performance of this Agreement.

     C. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

     D. ASSIGNABILITY. This Agreement shall not be assignable by either Party except upon the prior written consent of the other Party. Notwithstanding the preceding sentence, this Agreement may be assigned by a Party to any affiliate of such party; provided, however, that such Party shall continue to be jointly and severally responsible for the performance of its obligations pursuant to this Agreement. This Agreement shall be expressly assumed by any successor or assign of the equitable interests or assets of the Seller.

     E. NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties, their respective successors and permitted assigns other than the Parent which is an intended third party beneficiary of this Agreement and may make a claim against the Buyer for damages incurred by the Buyer if the Buyer does not purchase the Service Contracts in breach of the provisions of this Agreement or if the Buyer as defined in the Asset Purchase Agreement does not purchase the Purchased Assets in breach of the provisions of the Asset Purchase Agreement. The Parent shall give the Buyer written notice of any such claim and the Buyer shall have thirty (30) days to cure such claim by purchasing the Service Contracts.

     F. ENTIRE AGREEMENT. Except as expressly provided herein, this Agreement, the Exhibits hereto and the Assignment and Assumption of Agreement constitute the complete understanding of the parties hereto with respect to the subject matter hereof, and shall supersede all other oral or written agreements, arrangements, representations and communications with respect to the subject matter hereof.

     G. WAIVER. Any delay by any Party hereto in enforcing any right hereunder with respect to a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any such right and any waiver granted shall not operate as a waiver with respect to any subsequent breach.

     H. FURTHER ASSURANCES. On and after the Closing, each Party shall take such other action and execute such other documents as may be reasonably requested by the Buyer or the Seller from time to time to effectuate, facilitate or confirm the transfer of the Service Contracts pursuant to this Agreement and the Assignment and Assumption, and to vest in the Buyer all right, title and interest in and to the Service Contracts intended to be sold, assigned, transferred, conveyed and delivered pursuant to this Agreement and the Assignment and Assumption.

     I. HEADINGS. All sections and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement in any manner.

     J. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be one and the same instrument.

     K. NOTICES. Any notice required or which may be given under this Agreement shall be in writing and either delivered personally, sent by overnight courier or mailed by certified mail, return receipt requested, to the addressee. Such notice shall be deemed given when so delivered personally, or if sent by overnight courier, one (1) business day after the date so sent, or if mailed by certified mail, three (3) business days after the date of mailing. Notices shall be sent to the address of the addressee stated in this Agreement or to such other address as any addressee shall request by written notice.

     L. VENUE. Each party hereby designates the Connecticut Superior Courts or the United States District Courts for the District of Connecticut, as the exclusive courts of proper jurisdiction and venue of and for any and all lawsuits or other legal proceedings relating to this Agreement; hereby irrevocably consents to such designation, jurisdiction and venue; and hereby waives any objection or defense relating to jurisdiction or venue with respect to any lawsuit or other legal proceeding initiated in or transferred to the Connecticut Superior Courts or the United States District Courts for the District of Connecticut.

     M. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

     N. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement.

     O. SPECIFIC ENFORCEMENT. There being no adequate remedy at law for a failure to purchase or sell the Service Contracts when required under this Agreement, the Parties agree that this Agreement shall be specifically enforced against any Party who shall fail to purchase or sell the Service Contracts when required under this Agreement, or against any party who shall otherwise act in contravention or in breach of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first written above.


Witnessed By:                           The Buyer:

                                        New England Water Utility Services, Inc.

-------------------------------------


-------------------------------------   By:
                                            ------------------------------------
                                            Eric W. Thornburg
                                            President and CEO


Witnessed By:                           The Seller:

                                        Birmingham H2O Services, Inc.

-------------------------------------


-------------------------------------   By:
                                            ------------------------------------
                                            Betsy Henley-Cohn,
                                            Chairwoman and CEO

                                                                      APPENDIX B
                                                                      ----------

June 29, 2007

Board of Directors
BIW Limited
230 Beaver Street
Ansonia, CT   06401

Dear Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of BIW Limited (the "Company"), as a group, of the merger of a wholly-owned subsidiary (the "Merger Sub") of South Central Connecticut Regional Water Authority (the "Acquiror") with and into the Company (the "Transaction"). The terms of the Transaction are set forth in the Agreement and Plan of Merger (the "Agreement") between the Company and Acquiror dated June 29, 2007.

The Agreement provides that, subject to the terms, conditions and adjustments set forth therein, upon the effective time, the Company, Merger Sub and the Acquiror intend to effect a merger of Merger Sub with and into the Company. Upon consummation of the Transaction, Merger Sub will cease to exist and the Company shall continue as the surviving corporation and wholly owned subsidiary of the Acquiror. Each outstanding share of common stock, no par value, of the Company issued and outstanding immediately prior to the effective time of the Transaction will receive $23.75 per share (the "Consideration"). All Company indebtedness of approximately $17,500,000 will be assumed or paid off by the Acquiror. In addition, all outstanding options (60,000) to purchase such common stock shall be cancelled in exchange for cash to the extent the exercise price is less than $23.75 per share.

In connection with rendering our opinion, we performed the following activities:

1. Reviewed the Company's Annual Reports, Forms 10-K and related financial information for the fiscal years ended December 31, 2004, and December 31, 2005, December 31, 2006 and the Company's Form 10-Q and the related unaudited financial information for the quarterly period ended March 31, 2007;

2. Reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by the Company during the last three years, including proxy statements, Forms 8-K and registration statements;

Board of Directors
June 29, 2007
Page 2

3. Reviewed certain internal information relating to the business, furnished to us by the Company, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of the Company;

4. Conducted discussions with senior management and certain board members of the Company concerning its business and prospects, regulatory environment, as well as other matters that we believe are relevant to our inquiry;

5. Reviewed the historical market prices and trading activity for the Company's shares and compared them to that of certain publicly traded water companies which we deemed to be reasonably similar to the Company;

6. Compared the results of operations of the Company with that of certain public companies which we deemed to be reasonably similar to the Company;

7. Compared the proposed purchase price and financial terms of the transaction contemplated by the Agreement with the purchase price and financial terms of certain other mergers and acquisitions which we deemed to be relevant;

8. Analyzed the valuation of the Company's common shares using various methodologies which we deem appropriate.

9.   Reviewed a draft of the Agreement and Plan of Merger dated June 29, 2007;

10.  Reviewed the Certificate of Incorporation and Bylaws of the Company.

11. Reviewed such other financial information and analyses and performed such other investigations and took into account such other matters as we deemed appropriate, including our assessment of general economic, market, monetary and other conditions as they exist on the date hereof.

In preparing our opinion, we have relied on and assumed the accuracy and completeness of all information supplied or otherwise made available to us by the Company and we have not attempted independently to verify the same. We have further relied upon the assurances of management of the Company that they are not aware of any facts that would make any of such information inaccurate or misleading. We are not actuaries, lawyers or tax advisors and this opinion does not constitute actuarial, legal or tax advice. With respect to the financial forecasts furnished by the Company, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's management and

Board of Directors
June 29, 2007
Page 3

that such forecasts will be realized in the amounts and at the times contemplated thereby. We express no opinion with respect to such forecasts or assumptions on which they are based. We have not made or obtained nor assumed any responsibility for making or obtaining any evaluation or appraisal of the assets or liabilities of the Company.

In conducting our review and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including among others, the following: (i) the historical and current financial position and results of operations of the Company; (ii) the business prospects of the Company; (iii) the historical and current market for the Company's common stock, and for the equity securities of certain other companies that we believe to be comparable to the Company; and
(iv) the nature and terms of certain other acquisition transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and monetary conditions, as well as our experience in connection with similar transactions and securities valuation generally.

For purposes of rendering our opinion we have assumed in all respects material to our analyses, that the representations and warranties of each party contained in the Agreement are true and correct in all material respects, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents and approvals no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction.

Our opinion set forth below is directed to the Board of Directors of the Company and does not constitute a recommendation to any shareholder of the Company with respect to the approval of the transactions contemplated by the Agreement. You have not asked for our opinion and we do not express any opinion as to the fairness of the Transaction from a financial point of view to any individual shareholder or class of shareholders of the Company. This letter is for the information of the Board of Directors of the Company only in connection with its consideration of the Transaction and is not to be reproduced, summarized, quoted or referred to, in whole or in part, in any statement or other document prepared in connection with the transactions contemplated by the Agreement, nor shall this letter be used for any other purposes or publicly disclosed, without our prior written consent; provided, however, the Company

Board of Directors
June 29, 2007
Page 4

is authorized to include this letter in its entirety in the proxy materials contemplated by the Agreement.

This opinion speaks only as of the date hereof, based upon the terms and conditions of the Agreement and the facts and circumstances existing as of the date hereof. Subsequent events and developments, including a change in applicable law, facts or circumstances (including changes affecting our assumptions set forth above) and, in such event, this opinion should not be relied upon in the future. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and we assume no obligation to update, revise, reaffirm or withdraw our opinion as a result of any such subsequent event or development, the incorrectness of our assumptions set forth above or otherwise.

None of Carter Capital Corporation's employees has any present, prospective, direct, or indirect interest in the stock of the Company The compensation for this opinion is neither based nor contingent upon our conclusion regarding the value of the assets to be sold in connection with the Transaction.

Based upon and subject to the foregoing, it is our opinion as investment bankers, that as of the date hereof, the Consideration to be offered to the Company's shareholders pursuant to the Transaction is fair, from a financial point of view, to the shareholders of the Company.

Very Truly Yours,

CARTER CAPITAL CORPORATION


By: /s/ Michael Carter
    ------------------------------
      Michael Carter
Its:  Managing Director

                                                                      APPENDIX C
                                                                      ----------

                      CONNECTICUT BUSINESS CORPORATION ACT


                                    PART XIII
                                APPRAISAL RIGHTS

                                       (A)

                    RIGHT TO APPRAISAL AND PAYMENT FOR SHARES

      SEC. 33-855. DEFINITIONS. As used in sections 33-855 to 33-872, inclusive:

      (1) "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with another person or is a senior executive thereof. For purposes of subdivision (4) of subsection (b) of section 33-856, a person is deemed to be an affiliate of its senior executives.

      (2) "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

      (3) "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for purposes of sections 33-862 to 33-872, inclusive, includes the surviving entity in a merger.

      (4) "Fair value" means the value of the corporation's shares determined:
(A) Immediately before the effectuation of the corporate action to which the shareholder objects, (B) using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, and (C) without discounting for lack of marketability or minority status except, if appropriate, for amendments to the certificate of incorporation pursuant to subdivision (5) of subsection (a) of section 33-856.

      (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

      (6) "Preferred shares" means a class or series of shares whose holders have preference over any other class or series with respect to distributions.

      (7) "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

      (8) "Senior executive" means the chief executive officer, chief operating officer, chief financial officer and any individual in charge of a principal business unit or function.

      (9) "Shareholder" means both a record shareholder and a beneficial shareholder.

      SEC. 33-856. RIGHT TO APPRAISAL. (a) A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

      (1) Consummation of a merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 and the shareholder is entitled to vote on the merger, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remain outstanding after consummation of the merger, or (B) if the corporation is a subsidiary and the merger is governed by section 33-818;

      (2) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

      (3) Consummation of a disposition of assets pursuant to section 33-831 if the shareholder is entitled to vote on the disposition;

      (4) An amendment of the certificate of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created; or

      (5) Any other merger, share exchange, disposition of assets or amendment to the certificate of incorporation to the extent provided by the certificate of incorporation, the bylaws or a resolution of the board of directors.

      (b) Notwithstanding subsection (a) of this section, the availability of appraisal rights under subdivisions (1), (2), (3) and (4) of subsection (a) of this section shall be limited in accordance with the following provisions:

      (1) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is: (A) Listed on the New York Stock Exchange or the American Stock Exchange or designated as a National Market System security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or (B) not so listed or designated but has at least two thousand shareholders and the outstanding shares of such class or series has a market value of at least twenty million dollars, exclusive of the value of such shares held by its subsidiaries, senior executives, directors and beneficial shareholders owning more than ten per cent of such shares.

      (2) The applicability of subdivision (1) of this subsection shall be determined as of: (A) The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or (B) the day before the effective date of such corporate action if there is no meeting of shareholders.

      (3) Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subdivision (1) of this subsection at the time the corporate action becomes effective.

      (4) Subdivision (1) of this subsection shall not be applicable and appraisal rights shall be available pursuant to subsection (a) of this section for the holders of any class or series of shares where:

      (A) Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

      (i) Is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of twenty per cent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within one year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

      (ii) Directly or indirectly has, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of twenty-five per cent or more of the directors to the board of directors of the corporation; or

      (B) Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the one-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

      (i) Employment, consulting, retirement or similar benefits established separately and not as part of or in contemplation of the corporate action; or

      (ii) Employment, consulting, retirement or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in section 33-783; or

      (iii) In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

      (5) For the purposes of subdivision (4) of this subsection, "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided a member of a National Securities Exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

      (c) Notwithstanding any other provision of this section, the certificate of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the certificate of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within one year of that date if such action would otherwise afford appraisal rights.

      (d) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be the exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not the shareholder proceeds as provided in sections 33-855 to 33-872, inclusive.

      SEC. 33-857. ASSERTION OF RIGHTS BY NOMINEES AND BENEFICIAL OWNERS. (a) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

      (b) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:
(1) Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in subparagraph (B) of subdivision (2) of subsection (b) of section 33-862; and (2) does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

      SECS. 33-858 AND 33-859. Reserved for future use.


                                       (B)

                   PROCEDURE FOR EXERCISE OF APPRAISAL RIGHTS

      SEC. 33-860. NOTICE OF APPRAISAL RIGHTS. (a) If proposed corporate action described in subsection (a) of section 33-856 is to be submitted to a vote at a shareholders' meeting, the meeting notice shall state that the corporation has concluded that shareholders are, are not or may be entitled to assert appraisal rights under sections 33-855 to 33-872, inclusive. If the corporation concludes that appraisal rights are or may be available, a copy of sections 33-855 to 33-872, inclusive, must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

      (b) In a merger pursuant to section 33-818, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within ten days after the corporate action became effective and include the materials described in section 33-862.

      SEC. 33-861. NOTICE OF INTENT TO DEMAND PAYMENT. (a) If proposed corporate action requiring appraisal rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares: (1) Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment if the proposed action is effectuated, and (2) must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

      (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment under sections 33-855 to 33-872, inclusive.

      SEC. 33-862. APPRAISAL NOTICE AND FORM. (a) If proposed corporate action requiring appraisal rights under subsection (a) of section 33-856 becomes effective, the corporation must deliver a written appraisal notice and form required by subdivision (1) of subsection (b) of this section to all shareholders who satisfied the requirements of section 33-861. In the case of a merger under section 33-818, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

      (b) The appraisal notice shall be sent no earlier than the date the corporate action became effective and no later than ten days after such date and shall:

      (1) Supply a form that specifies the date of the first announcement to shareholders of the principal terms of the proposed corporate action and requires the shareholder asserting appraisal rights to certify (A) whether or not those shares for which appraisal rights are asserted were acquired before that date, and (B) that the shareholder did not vote for the transaction;

      (2) State:

      (A) Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph (B) of this subdivision;

      (B) A date by which the corporation must receive the form which date may not be fewer than forty nor more than sixty days after the date the appraisal notice and form under subsection (a) of this section are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date;

      (C) The corporation's estimate of the fair value of the shares;

      (D) That, if requested in writing, the corporation will provide, to the shareholder so requesting, within ten days after the date specified in subparagraph (B) of this subdivision, the number of shareholders who return the forms by the specified date and the total number of shares owned by them; and

      (E) The date by which the notice to withdraw under section 33-863 must be received, which date must be within twenty days after the date specified in subparagraph (B) of this subdivision; and

      (3) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

      SEC. 33-863. PERFECTION OF RIGHTS. RIGHT TO WITHDRAW. (a) A shareholder who receives notice pursuant to section 33-862 and who wishes to exercise appraisal rights must certify on the form sent by the corporation whether the beneficial owner of such shares acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to subdivision
(1) of subsection (b) of said section. If a shareholder fails to make this certification, the corporation may elect to treat the shareholder's shares as after-acquired shares under section 33-867. In addition, a shareholder who wishes to exercise appraisal rights must execute and return the form and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to subparagraph (B) of subdivision (2) of subsection (b) of section 33-862. Once a shareholder deposits the shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, the shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (b) of this section.

      (b) A shareholder who has complied with subsection (a) of this section may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to subparagraph (E) of subdivision (2) of subsection (b) of section 33-862. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

      (c) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit the shareholder's share certificates where required, each by the date set forth in the notice described in subsection (b) of section 33-862, shall not be entitled to payment under sections 33-855 to 33-872, inclusive.

      SEC. 33-864. SHARE RESTRICTIONS. Section 33-864 is repealed, effective October 1, 2001.

      SEC. 33-865. PAYMENT. (a) Except as provided in section 33-867, within thirty days after the form required by subparagraph (B) of subdivision (2) of subsection (b) of section 33-862 is due the corporation shall pay in cash to those shareholders who complied with subsection (a) of section 33-863 the amount the corporation estimates to be the fair value of their shares, plus interest.

      (b) The payment to each shareholder pursuant to subsection (a) of this section shall be accompanied by:

      (1) Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any;

      (2) A statement of the corporation's estimate of the fair value of the shares which estimate must equal or exceed the corporation's estimate given pursuant to subparagraph (C) of subdivision (2) of subsection (b) of section 33-862; and

      (3) A statement that shareholders described in subsection (a) of this section have the right to demand further payment under section 33-868 and that if any such shareholder does not do so within the time period specified therein, such shareholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under sections 33-855 to 33-872.

      SEC. 33-866. FAILURE TO TAKE ACTION. Section 33-866 is repealed, effective October 1, 2001.

      SEC. 33-867. AFTER-ACQUIRED SHARES. (a) A corporation may elect to withhold payment required by section 33-865 from any shareholder who did not certify that beneficial ownership of all of the shareholder's shares for which appraisal rights are asserted was acquired before the date set forth in the appraisal notice sent pursuant to subdivision (1) of subsection (b) of section 33-862.

      (b) If the corporation elected to withhold payment under subsection (a) of this section, it must, within thirty days after the form required by subparagraph (B) of subdivision (2) of subsection (b) of section 33-862 is due, notify all shareholders who are described in subsection (a) of this section:

      (1) Of the information required by subdivision (1) of subsection (b) of section 33-865;

      (2) Of the corporation's estimate of fair value pursuant to subdivision
(2) of subsection (b) of section 33-865;

      (3) That such shareholders may accept the corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand payment under section 33-868;

      (4) That those shareholders who wish to accept such offer must so notify the corporation of their acceptance of the corporation's offer within thirty days after receiving the offer; and

      (5) That those shareholders who do not satisfy the requirements for demanding payment under section 33-868 shall be deemed to have accepted the corporation's offer.

      (c) Within ten days after receiving the shareholder's acceptance pursuant to subsection (b) of this section, the corporation must pay in cash the amount it offered under subdivision (2) of subsection (b) of this section to each shareholder who agreed to accept the corporation's offer in full satisfaction of the shareholder's demand.

      (d) Within forty days after sending the notice described in subsection (b) of this section, the corporation must pay in cash the amount it offered to pay under subdivision (2) of subsection (b) of this section to each shareholder described in subdivision (5) of subsection (b) of this section.

      SEC. 33-868. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.
(a) A shareholder paid pursuant to section 33-865 who is dissatisfied with the amount of the payment must notify the corporation in writing of the shareholder's estimate of the fair value of the shares and demand payment of that estimate, plus interest, less any payment under section 33-865. A shareholder offered payment under section 33-867 who is dissatisfied with that offer must reject the offer and demand payment of the shareholder's stated estimate of the fair value of the shares plus interest.

      (b) A shareholder who fails to notify the corporation in writing of the shareholder's demand to be paid the shareholder's stated estimate of the fair value of the shares plus interest under subsection (a) of this section within thirty days after receiving the corporation's payment under section 33-865 or offer of payment under section 33-867 waives the right to demand payment under this section and shall be entitled only to the payment made under section 33-865 or the payment offered under section 33-867.

      SECS. 33-869 AND 33-870. Reserved for future use.

                                       (C)

                          JUDICIAL APPRAISAL OF SHARES

      SEC. 33-871. COURT ACTION. (a) If a shareholder makes demand for payment under section 33-868 which remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay in cash to each shareholder the amount the shareholder demanded pursuant to section 33-868 plus interest.

      (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none, its registered office in this state is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the principal office or registered office of the domestic corporation that merged with the foreign corporation was located at the time of the transaction.

      (c) The corporation shall make all shareholders, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them, or in any amendment to it. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

      (e) Each shareholder made a party to the proceeding is entitled to judgment (1) for the amount, if any, by which the court finds the fair value of the shareholder's shares, plus interest, exceeds the amount paid by the corporation to the shareholder for such shares, or (2) for the fair value, plus interest, of the shareholder's shares for which the corporation elected to withhold payment under section 33-867.

      SEC. 33-872. COURT COSTS AND COUNSEL FEES. (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

      (b) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

      (c) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

      (d) To the extent the corporation fails to make a required payment pursuant to section 33-865, 33-867 or 33-868, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees

                                   BIW LIMITED

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 26, 2007


     Betsy Henley-Cohn and John Tomac, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of BIW Limited held of record by the undersigned on August 9, 2007, at the Annual Meeting of Stockholders to be held at 2:00 p.m. on Wednesday, September 26, 2007, at John J. Sullivan's Restaurant, 557 Wakelee Avenue, Ansonia, Connecticut 06401 and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR PROPOSALS NO. 1, 2, 3 AND 4.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                                   BIW LIMITED

                               SEPTEMBER 26, 2007

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.



     Please detach along perforated line and mail in the envelope provided.
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1. Election of Directors
                                        Nominees:
[ ]  FOR ALL NOMINEES                   ( )   Mary Jane Burt
                                        ( )   James E. Cohen
[ ]  WITHHOLD AUTHORITY                 ( )   Betsy Henley-Cohn
     FOR ALL NOMINEES                   ( )   Juri Henley-Cohn
                                        ( )   Alvaro da Silva
[ ]  FOR ALL EXCEPT                     ( )   B. Lance Sauerteig
     (See instructions below)           ( )   Kenneth E. Schaible
                                        ( )   John S. Tomac

2. Approval of Appointment of Dworken, Hillman, LaMorte & Sterczala, P.C. as the Company's Independent Auditors:

              [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

3. Approval of Agreement and Plan of Merger dated June 29, 2007 among the South Central Connecticut Regional Water Authority, RWA21, Ltd. and the
     Company:

              [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

4. Approval of Adjournment of the Meeting, if necessary, to Solicit Additional Proxies with Respect to the Agreement and Plan of Merger if there are Insufficient Votes at the Time of the Annual Meeting to Approve the Agreement and Plan of Merger:

              [ ] FOR              [ ] AGAINST            [ ] ABSTAIN


DISCRETIONARY AUTHORITY IS HEREBY GRANTED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.
--------------------------------------------------------------------------------

INSTRUCTION:  To withhold authority to vote for any individual
------------
nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [ ]
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on [ ] the account may not be submitted via this method.
--------------------------------------------------------------------------------

Signature of Stockholder                             Date:
                         ---------------------------       ----------------
Signature of Stockholder                             Date:
                         ---------------------------       ----------------

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.